Exhibit 13.3

Item

1.	Raízen Combustíveis S.A. consolidated financial statements comprising the consolidated balance sheets as of March 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended March 31, 2015 and Independent Auditors’ Report.

2.	Raízen Energia S.A. consolidated financial statements comprising the consolidated balance sheets as of March 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended March 31, 2015 and Independent Auditors’ Report.

These financial statements of Raizen Combustíveis S.A. and Raizen Energia S.A. are being filed to comply with Rule 3-09 of Regulation S-X.

Raízen Combustíveis S.A.

RAÍZEN COMBUSTÍVEIS S.A.

Financial Statements as of March 31, 2015

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Independent Auditor's Report

To the Board of Directors and Shareholders

Raízen Combustíveis S.A.

We have audited the accompanying consolidated financial statements of Raízen Combustíveis S.A. and its subsidiaries, which comprise the consolidated balance sheets as of March 31, 2015 and March 31, 2014, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended March 31, 2015.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

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Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Raízen Combustíveis S.A. and its subsidiaries at March 31, 2015 and March 31, 2014, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2015, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Campinas, Brazil

June 22, 2015

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Auditores Independentes

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RAÍZEN COMBUSTÍVEIS S.A.

Consolidated balance sheet

March 31, 2015 and 2014

In thousands of Brazilian Reais

	Note	2015	2014
Assets
Current assets
Cash and cash equivalents	3	232,943	566,606
Restricted cash	4	57,313	52,779
Trade accounts receivable, net	5	1,273,536	1,190,832
Derivative financial instruments	25	115,899	23,888
Inventories	6	1,079,085	941,982
Related parties	9	334,847	257,813
Recoverable taxes	7	167,834	145,407
Recoverable income tax and social contribution		14,372	9,596
Prepaid expenses	8	4,632	24,963
Dividends receivable	10	-	3,450
Other receivables		27,522	39,656
		3,307,983	3,256,972

Non-current assets
Trade accounts receivable	5	298,254	229,069
Related parties	9	1,963,546	435,188
Prepaid expenses	8	7,236	9,927
Recoverable taxes	7	316,468	236,356
Deferred income tax and social contribution	16	26,864	34,084
Judicial deposits	18	70,998	83,391
Other receivables		413	2,228
Investments in associates	10	258,977	255,711
Property, plant and equipment	11	1,881,818	1,815,442
Intangibles	12	2,360,112	2,073,909

		7,184,686	5,175,305

Total assets		10,492,669	8,432,277

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RAÍZEN COMBUSTÍVEIS S.A.

Consolidated balance sheet

March 31, 2015 and 2014

In thousands of Brazilian Reais

	Note	2015	2014
Liabilities and shareholders’ equity
Current liabilities
Trade accounts payable	13	761,295	776,224
Short-term debt and current portion of long-term debt	14	8,685	803,106
Derivative financial instruments	25	19,919	724
Wages and salaries payable		103,558	86,164
Taxes payable	15	85,182	75,300
Income tax and social contribution		12,871	3,866
Deferred revenue	17	46,740	49,660
Dividends and interest on own capital payable	20.b	83,957	221,479
Related parties	9	803,459	174,596
Bonus payable		42,274	24,383
Other obligations		197,436	170,160

		2,165,376	2,385,662
Non-current liabilities
Long-term debt	14	1,484,265	12,102
Derivative financial instruments	25	-	773
Taxes payable	15	5,981	4,862
Provision for tax, civil and labor risks	18	530,551	457,155
Deferred revenue	17	262,943	306,093
Deferred income tax and social contribution	16	198,486	17,012
Related parties	9	1,214,304	847,921
Other obligations		26,048	63,339
		3,722,578	1,709,257
Total liabilities		5,887,954	4,094,919

Shareholders’ equity	20
Capital	20.a	3,194,918	3,069,328
Capital reserves		719,664	721,693
Other comprehensive income	20.c	(585)	(175)
Retained earnings	20.b and 20.e	538,557	435,635
Equity attributable to controlling shareholders		4,452,554	4,226,481
Equity attributable to non-controlling interest		152,161	110,877
Total shareholders’ equity		4,604,715	4,337,358

Total liabilities and shareholders’ equity		10,492,669	8,432,277

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RAÍZEN COMBUSTÍVEIS S.A.

Consolidated statement of income

Years ended March 31, 2015, 2014 and 2013

In thousands of Brazilian Reais, except for earnings per share which is presented in R$

	Note	2015	2014	2013

Continuing operations
Net sales	21	56,784,481	50,591,526	43,532,232
Cost of sales	22	(53,853,650)	(48,005,216)	(41,199,019)
Gross profit		2,930,831	2,586,310	2,333,213

Operating income (expenses)
Selling expenses	22	(1,110,930)	(1,015,036)	(953,696)
General and administrative expenses	22	(382,395)	(391,039)	(361,616)
Other operating income, net	24	398,813	460,577	314,223
		(1,094,512)	(945,498)	(1,001,089)

Operating income		1,836,319	1,640,812	1,332,124

Financial income
Finance expenses	23	(161,750)	(83,462)	(79,227)
Finance revenues	23	124,328	86,737	116,530
Foreign exchange, net	23	(277,513)	(148,537)	(93,839)
Derivatives, net	23	202,017	46,723	(2,096)

		(112,918)	(98,539)	(58,632)

Income before the result of equity method		1,723,401	1,542,273	1,273,492

Income from equity method	10	13,696	10,080	-

Income before taxes		1,737,097	1,552,353	1,273,492

Current tax	16	(323,240)	(375,827)	(284,774)
Deferred tax	16	(173,284)	(88,941)	(87,160)
		(496,524)	(464,768)	(371,934)
Net income		1,240,573	1,087,585	901,558

Attributable to:
Controlling shareholders		1,202,294	1,063,546	877,716
Non-controlling shareholders		38,279	24,039	23,842
		1,240,573	1,087,585	901,558

Earnings per share (Basic and diluted)	20.f	0.34	0.27	0.22

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RAÍZEN COMBUSTÍVEIS S.A.

Consolidated statement of comprehensive income

Years ended March 31, 2015, 2014 and 2013

In thousands of Brazilian Reais

	2015	2014	2013

Net income	1,240,573	1,087,585	901,558

Other comprehensive income Items that will not be reclassified to profit or loss
Actuarial losses on post-employment benefit plans	(636)	(265)	-
Deferred taxes on adjustments	216	90	-
	(420)	(175)	-

Total comprehensive income	1,240,153	1,087,410	901,558

Attributable to:
Controlling shareholders	1,201,884	1,063,371	877,716
Non-controlling shareholders	38,269	24,039	23,842

	1,240,153	1,087,410	901,558

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RAÍZEN COMBUSTÍVEIS S.A.

Consolidated statement of changes in shareholders’ equity

Years ended March 31, 2015, 2014 and 2013

In thousands of Brazilian ReaisCapital reserves

	Attributable to controlling shareholders
			Capital reserves	Retained earnings
	Capital stock	Capital reserve	Special Law 8200/91	Profit retention	Legal reserve	Accumulated profits (loss)	Total	Attributable to non-controlling shareholders	Total shareholders’ equity

Balances on March 31, 2012	2,625,795	740,768	16,677	360,053	39,920	—	3,783,213	51,371	3,834,584
Comprehensive income for the fiscal year
Net income	—	—	—	—	—	877,716	877,716	23,842	901,558
Total comprehensive income for the fiscal year	—	—	—	—	—	877,716	877,716	23,842	901,558
Contributions of (distributions to) shareholders
Capital increase	107,260	—	—	—	—	—	107,260	4,907	112,167
Reversal of provision of share-based compensation	—	—	—	—	—	—	—	(1,221)	(1,221)
Partial realization of the reserve	—	—	(3,575)	—	—	3,575	—	—	—
Transfer to the legal reserve	—	—	—	—	43,886	(43,886)	—	—	—
Dividends paid and interest on own capital paid in advance	—	—	—	(181,741)	—	(400,000)	(581,741)	(16,453)	(598,194)
Dividends to shareholders of preferred shares	148,412	15,783	—	—	—	(143,560)	(10,931)	—	(10,931)
Transfer to reserves	—	—	—	293,845	—	(293,845)	—	—	—
Total of contributions (distributions to) shareholders	255,672	(15,783)	(3,575)	112,104	43,886	(877,716)	(485,412)	(12,767)	(498,179)
Transactions with shareholders
Acquisition of interest in Mime	—	—	—	—	—	—	—	36,109	36,109
Premium paid on acquisition of non-controlling interest in Mime	—	(12,607)	—	—	—	—	(12,607)	(3,308)	(15,915)
Total of transactions with shareholders	—	(12,607)	—	—	—	—	(12,607)	32,801	20,194
Balances on March 31, 2013	2,881,467	712,378	13,102	472,157	83,806	—	4,162,910	95,247	4,258,157

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RAÍZEN COMBUSTÍVEIS S.A.

Consolidated statement of changes in shareholders’ equity

Years ended March 31, 2015, 2014 and 2013

In thousands of Brazilian Reais

		Attributable to controlling shareholders
			Capital reserves			Retained earnings
	Note	Capital stock	Capital reserve	Special Law 8200/91	Other comprehensive income	Profit retention	Legal reserve	Accumulated profits (loss)	Total	Attributable to non-controlling shareholders	Total shareholders’ equity

Balances on March 31, 2013		2,881,467	712,378	13,102	—	472,157	83,806	—	4,162,910	95,247	4,258,157
Comprehensive income for the fiscal year
Net income		—	—	—	—	—	—	1,063,546	1,063,546	24,039	1,087,585
Actuarial losses		—	—	—	(175)	—	—	—	(175)	—	(175)
Total comprehensive income		—	—	—	(175)	—	—	1,063,546	1,063,371	24,039	1,087, 410
Contributions of (distributions to) shareholders
Partial realization of reserve		—	—	(5,289)	—	—	—	5,289	—	—	—
Reversal of mandatory minimum dividends		—	—	—	—	596		—	596	3,624	4,220
Dividends paid and interest on own capital paid in advance	20.b and 20.e	—	—	—	—	(458,898)	—	(543,000)	(1,001,898)	(7,992)	(1,009,890)
Dividends to shareholders of preferred shares	20.a and 20.b	187,861	—	—	—	—	—	(187,861)	—	(2,539)	(2,539)
Transfers to reserves		—	1,502	—	—	284,796	53,178	(337,974)	1,502	(1,502)	—
Total of contributions (distributions to) shareholders		187,861	1,502	(5,289)	—	(173.506)	53,178	(1,063,546)	(999,800)	(8,409)	(1,008,209)
Balances on March 31, 2014		3,069,328	713,880	7,813	(175)	298,651	136,984	—	4,226,481	110,877	4,337,358

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RAÍZEN COMBUSTÍVEIS S.A.

Consolidated statement of changes in shareholders’ equity

Years ended March 31, 2015, 2014 and 2013

In thousands of Brazilian Reais

		Attributable to controlling shareholders
			Capital reserves			Retained earnings
	Note	Capital stock	Capital reserve	Special Law 8200/91	Other comprehensive income	Profit retention	Legal reserve	Accumulated profits (loss)	Total	Attributable to non-controlling shareholders	Total shareholders’ equity

Balances on March 31, 2014		3,069,328	713,880	7,813	(175)	298,651	136,984	—	4,226,481	110,877	4,337,358
Comprehensive income for the fiscal year
Net income		—	—	—	—	—	—	1,202,294	1,202,294	38,279	1,240,573
Actuarial losses			—	—	(410)	—	—	—	(410)	(10)	(420)
Total comprehensive income		—	—	—	(410)	—	—	1,202,294	1,201,884	38,269	1,240,153
Contributions of (distributions to) shareholders
Capital increase		—	—	—	—	—	—	—	—	9,956	9,956
Partial realization of reserve		—	—	(3,553)	—	—	—	3,553	—	—	—
Dividends and interest on own capital paid in advance	20.b and 20.e	—	—	—	—	(246,682)		(729,860)	(976,542)	(9,544)	(986,086)
Dividends to shareholders of preferred shares	20.a and 20.b	125,590	—	—	—	(51,969)	—	(74,412)	(791)	—	(791)
Transfer to reserves		—	1,524	—	—	341,460	60,113	(401,575)	1,522	2,603	4,125
Total of contributions (distributions to) to shareholders		125,590	1,524	(3,553)	—	42,809	60,113	(1,202,294)	(975,811)	3,015	(972,796)
Balances on March 31, 2015		3,194,918	715,404	4,260	(585)	341,460	197,097	—	4,452,554	152,161	4,604,715

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RAÍZEN COMBUSTÍVEIS S.A.

Consolidated statement of cash flows

Years ended March 31, 2015, 2014 and 2013

In thousands of Brazilian Reais

	2015	2014	2013

Operating activities:
Income before taxes	1,737,097	1,552,353	1,273,492
Adjustments:
Depreciation and amortization (Notes 11 and 12)	473,040	441,667	421,073
Equity in income of associates (Note 10)	(13,696)	(10,080)	—
Gain on disposal of property, plant and equipment (Note 24)	(121,956)	(196,471)	(63,187)
Bargain purchase in business combination	—	—	(17,267)
Net of provision for doubtful accounts	6,635	3,258	(844)
Constitution of provision for tax, labor and civil risks	2,636	8,134	5,128
Interest, monetary and exchange variation, net	330,607	165,836	93,261
Derivative financial instruments – change in fair value	(95,979)	(22,392)	—
Amortization of deferred revenue	(49,115)	(48,028)	(53,872)
Amortization of prepaid expenses	57,864	43,590	42,742
Others	4,814	6,294	9,911
Changes in operating assets and liabilities:
Restricted cash	(4,535)	(21,924)	(30,855)
Trade accounts receivable (include related parties)	2,920	267,859	112,848
Financial instruments	22,391	(19,722)	—
Inventories	(111,052)	(36,587)	(174,614)
Taxes and contributions – Recoverable	(94,346)	(53,691)	62,332
Advances to suppliers	5,323	1,470	(1,061)
Judicial deposits	20,315	(33,363)	(2,867)
Wages and salaries payable	15,659	8,361	13,777
Taxes and social contributions payable	(117,060)	(157,199)	(107,205)
Deferred revenue	3,046	1,028	13,500
Trade accounts payable (include related parties)	(60,696)	36,090	131,645
Provision for tax, labor and civil risks	(4,024)	(883)	(3,979)
Other obligations	(25,752)	12,782	(37,027)
Other assets and liabilities, net	(19,172)	(64,958)	4,175
Income tax and social contribution paid	(213,584)	(281,927)	(234,333)

Net cash provided by operating activities	1,751,380	1,601,497	1,456,773

Investing activities:
Addition to property, plant and equipment and intangible assets (Notes 11 and 12)	(732,687)	(722,565)	(697,459)
Acquisitions of new business, net of acquired cash (Notes 10.d and 27.i)	(177,744)	(250,000)	(16,214)
Proceeds received from the sale of property, plant and equipment	206,899	340,150	219,746
Dividends received	13,880	919	—

Net cash used in investing activities	(689,652)	(631,496)	(493,927)

Financing activities:
New loans and financing	1,494,133	103,713	—
Payment of principal of loans and financing	(1,208,676)	(104,281)	(110,674)
Interest paid of loans and financing	(59,224)	(78,602)	(67.112)
Dividends and interest on own capital paid	(1,214,073)	(1,098,439)	(905,073)
Capital payment	—	—	180,367
Capital payment by non-controlling shareholders	1,200	—	4,907
Related parties	(408,751)	657,985	15,591

Net cash used in financing activities	(1,395,391)	(519,624)	(881,994)

Net (decrease)/increase in cash and cash equivalents	(333,663)	450,377	80,852
At the beginning of year	566,606	116,229	35,377

At the end of year (Note 3)	232,943	566,606	116,229

Supplementary information of cash flows:
Investments transactions which do not involve cash
Provision (reversal) for removal of fuel storage tanks	3,951	25,651	4,031
Interest capitalization on property, plant and equipment (Notes 11 and 23)	(9,685)	(21,441)	(21,132)
Tax credits on property, plant and equipment	13,886	10,822	(3,339)
Exclusive rights on Fuel supply	(31,903)	7,462	14,355
	(23,751)	22.494	(6,085)
Financial transactions which do not involve cash
Capital contribution by minority shareholders with dividend	1,556	—	—
Capital contribution by minority shareholders to pay	7,200	—	—
Dividends and interest on own capital payable (Note 20.d)	(83,957)	(221,479)	(147,182)
	(75,201)	(221,479)	(147,182)

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RAÍZEN COMBUSTÍVEIS S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

1.	Operations

Raízen Combustíveis S.A. (the “Company” or “Raízen Combustíveis”) is a privately owned company headquartered in the city of Rio de Janeiro, state of Rio de Janeiro, Brazil. The Company is jointly controlled indirectly by Royal Dutch Shell (“Shell”) and Cosan S.A. Indústria e Comércio (“Cosan”).

The Company’s main activities are: (i) the distribution and sale of oil and ethanol byproducts and other hydrocarbon fluids and their byproducts, mainly Shell branded, (ii) the sale of natural gas and acting as sales representative for the sale of lubricants in gas stations, (iii) the purchase and sale of products and goods for sale in convenience stores, (iv) the import and export of the aforementioned products and (v) investing in other companies.

The consolidated financial statements were approved by the Company’s Board of Directors on June 22, 2015.

2.	Significant accounting policies

2.1	Basis of preparation

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

(a)	Measurement basis

The consolidated financial statements has been prepared using historical costs as a basis, except, when applicable, for the valuation of certain assets and liabilities, such as financial instruments derivatives and non-derivatives, which are measured at fair value.

(b)	Functional currency and presentation currency

The consolidated financial statements are presented in Brazilian Reais, which is the Company's functional currency. The financial statements of each subsidiary included in consolidation and those used as the bases for valuing investments using the equity accounting method are prepared using the functional currency of each company. For the subsidiaries located abroad, assets and liabilities have been translated into Brazilian Reais using the exchange rate as at the balance sheet date, while the income has been translated using the monthly rate. The effects of this currency translation are recorded in the shareholders' equity as other comprehensive income.

(c)	Judgments, estimates and significant accounting assumptions

In preparing these consolidated financial statements, management has made judgments, estimates and assumptions that affect the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income and expenses.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.

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RAÍZEN COMBUSTÍVEIS S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

If there is a significant change in the facts or circumstances on which the estimates and assumptions used are based, this may have a material impact on the Company’s results and financial condition.

The significant accounting estimates and assumptions are as follows:

Income tax, social contribution and other taxes payable

The Company is subject to income tax in all countries in which it operates. Significant judgment is required in determining the provision for income taxes in these various countries.

In many operations, the final tax determination is uncertain. The Company also recognizes provisions to cover certain situations where it is likely that additional taxes are owed. When the final outcome of these matters is different from the initially estimated and recorded values, these differences affect assets and current tax liabilities and deferred in the period in which the determination is made.

Deferred income tax and social contribution

The deferred income tax and social contribution are recognized for all unused tax losses, to the extent that it is probable that taxable income available to allow the use of these tax losses. Significant Management judgment is required to determine the value of the income tax and deferred social contribution, which can be recognized based upon the likely timing and level of future taxable profits together with future tax planning strategies.

The taxes on income deferred assets and liabilities are presented net in the balance sheet only when there is a legal right and the intention to offset them upon the calculation of current taxes, usually related to the same legal entity and the same taxation authority. For details of deferred taxes, see Note 16.

Property, plant and equipment and intangible assets, including goodwill

The accounting treatment of the fixed assets and intangible assets includes the use of estimates to determine the useful life period for the purposes of their depreciation and amortization, in addition to their fair value at the acquisition date, in particular for assets acquired in business combinations. The Company makes the analysis of recoverable amount, in order to identify potential goodwill impairments.

The determination of the recoverable amount of the cash-generating unit to which goodwill has been allocated also includes the use of assumptions and estimates, and requires a significant degree of judgment.

Provision for tax, civil, labor and environmental claims

The Company and its subsidiaries recognized a provision for probable losses for tax, civil, labor and environmental claims. The assessment of probability of loss includes assessing the available evidence, the hierarchy of laws, available case law, recent court decisions and their relevance in the legal system, as well as the evaluation of outside counsel. These provisions are reviewed and adjusted to take into account changes in circumstances, such as applicable statutes of limitation, conclusions of tax audits or additional exposures identified based on new matters or court decisions.

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RAÍZEN COMBUSTÍVEIS S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Provision for the removal of storage tanks

Future spending for the removal of fuel storage tanks is estimated and recorded as part of the cost of these assets and a corresponding provision is made for these expenses, the expenses are presented as property, plant and equipment and the provision is presented as non-current or current liabilities. Estimates of these expenses are recorded considering the present value of these obligations, discounted at a risk-free interest rate.

Fair value of financial instruments

When the fair value of financial assets and financial liabilities in the balance sheet cannot be obtained from active markets, it is determined using valuation techniques, including the discounted cash flow method. Data for these methods are based on those used in the market, if possible; however, when not possible, a certain level of judgment is required to determine the fair value. Judgment includes considerations on the data used, such as, for example, liquidity risk, credit risk, and volatility. Changes in the assumptions related to these factors could affect the fair value of financial instruments. For more details on financial instruments, see Note 25.

2.2.	Basis of Consolidation

The consolidated financial statements include the financial statements of Raízen Combustíveis and its subsidiaries for the years ended March 31, 2015 and 2014. The subsidiaries are listed below:

	2015		2014
	Direct	Indirect	Direct	Indirect

Blueway Trading Importação e Exportação S.A.	100%	-	100%	-
Raízen Fuels Finance Limited	100%	-	100%	-
Raízen Mime Combustíveis S.A.	76%	-	76%	-
Petróleo Sabbá S.A.	80%	-	80%	-
Sampras Participações Ltda. (“Sampras”)	100%	-	100%	-
Saturno Investimentos Imobiliários Ltda. (1)	100%	-	-	-
Sabor Raíz Alimentação S.A. (2)	-	60%	-	-
(1)	Company incorporated on December 18, 2014 (Note 28.ii).

(2)	Company subsidiary of Sampras, incorporated on July 18, 2014.

The subsidiaries are fully consolidated as from the date that control commences and continue to be consolidated until the date that control ceases. The financial statements of the subsidiaries are prepared for the same period of the Company, using consistent accounting policies. The balances kept among consolidated companies, revenues, expenses and unrealized gains and losses from transactions among consolidated companies are fully eliminated.

A change in the participation in a subsidiary that does not result in loss of control is booked as a transaction between shareholders in shareholders’ equity.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

The Company uses the acquisition method to account for the business combinations. The consideration transferred for the acquisition of a subsidiary is the fair value of the transferred assets, liabilities incurred and equity instruments issued by the Company. The consideration transferred includes the fair value of assets and liabilities resulting from a contingent consideration arrangement, when applicable. Costs related to the acquisition are recorded in the income statement as incurred. The acquired identifiable assets and liabilities (including contingent) assumed in a business combination are measured initially at their fair values at the acquisition date.

The Company recognizes non-controlling interest in the acquire either at fair value as the proportionate share of non-controlling interest in the fair value of net assets acquired. The measurement of non-controlling interest is determined for each acquisition.

The excess of the consideration transferred and the fair value at the acquisition date of any previous equity interest in the acquiree over the fair value of the Company's share of the identifiable net assets acquired is recorded as goodwill. Where applicable, the acquisitions that the Company attributes fair value to non-controlling interests, the determination of goodwill also includes the value of any non-controlling interest in the acquisition and the goodwill is determined considering the participation of the Company and non-controlling interests. When the consideration transferred is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the statement of income.

The adjustments are made when necessary to align the accounting policies with those of the Company.

2.3.	Summary of the significant accounting practices

The accounting practices described below have been applied consistently to the years presented in the consolidated financial statements.

(a)	Revenue recognition

Revenue is recognized when the significant risks and rewards of ownership have been transferred to the customer, collection is probable, the associated costs and possible return of goods can be reliably estimated, there is no continuing managerial involvement with the goods, and the amount of revenue can be measured reliably. Revenue is measured net of returns, trade discounts, volume rebates, and taxes.

Goods or services for which revenue is deferred are recorded as liability under prepaid expenses, and are recorded as revenues through delivery of goods or services rendered.

The revenue is presented net of taxes (Tax on the Circulation of Goods and Services [ICMS], Employees’ Profit Participation Program [PIS], Tax for Social Security Financing [COFINS]), of returns, abatements and discounts, amortizations related to exclusive rights of supply.

The revenue earned from rental and storage includes fuel station rentals and fuel storage to counterparts in the terminals of the Company, recognized on an accrual basis, under Other operating income, net (Note 24).

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(b)	Transactions in foreign currency

Transactions in foreign currency are initially recognized by Company entities at the functional currency rate ruling on the transaction date or on the valuation dates, when the items are revalued.

Monetary assets and liabilities denominated in foreign currency are converted into Brazilian currency using the exchange rate ruling on the date of the respective balance sheets, and exchange gains or losses resulting from the settlement of these transactions and conversion at the exchange rates ruling at the end of the year are recognized in the statement of income, under Financial Income.

Non-monetary items measured by historic cost in foreign currency are converted at the conversion rate on the initial date of the transaction. Non-monetary items measured by fair value in foreign currency are converted using the exchange rate effective on the date when the fair value was determined.

(c)	Financial instruments - Initial recognition and subsequent measurement

(i)	Financial assets

Initial recognition and measurement

Financial assets are classified in the following categories: measured at fair value through profit or loss, held to maturity, available for sale, loans and receivables. The Company determines the classification of its financial assets at initial recognition.

Financial assets are initially recognized at fair value plus, in the case of investments not designated as being at fair value through profit or loss, the transaction costs directly attributable to the acquisition of financial assets.

Financial assets include cash and cash equivalents, restricted cash, trade accounts receivable, related parties and derivative financial instruments

Subsequent measurement

The subsequent measurement of financial assets depends on their classification, which may be as follows:

Financial assets at fair value through profit or loss

Financial assets measured at fair value through profit or loss include financial assets maintained for negotiation and assets designated at initial recognition at fair value through profit or loss. They are classified as held for trading if they are originated for the purpose of sale or repurchase in the short term. Derivatives are measured at fair value through profit or loss, except for those designated as hedge instruments. Interest, inflation adjustments, exchange variations and variations resulting from valuation at fair value are recognized on the statement of income as finance income.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. After initial measurement, those financial assets are recorded at amortized cost using the effective interest method (effective interest rate), less impairment loss. The amortized cost is calculated taking into account any discount or premium in the acquisition and taxes or costs incurred. The amortization of the effective interest method is included in financial revenues or the expenses line in the statement of income.

Held-to-maturity financial assets

This includes those non-derivative financial assets with fixed payments or determinable payments with defined maturity for which the Company has a firm intent and ability to maintain until the maturity date. Interest, inflation adjustments, exchange variations, less impairment losses, where applicable, are recognized in the statement of income when incurred in the financial income.

Available-for-sale financial assets

Available for sale financial assets are non-derivative financial assets that are designated in this category on initial recognition or not classified in any of above categories. They are presented as non-current assets, unless the Company intends to settle the investment in the 12 months after the balance date.

Derecognition (write-off)

A financial asset is derecognized when: (i) the right for receiving cash flows from assets expires; and, (ii) The Company has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay up the cash flows received in full, without significant delay, to a third party under a transfer agreement; and (a) the Company substantially transfers all the risks and benefits of the asset or (b) the Company does not substantially transfer all the risks and benefits relating to the asset, but transfers control over it.

Impairment of financial assets

The Company reviews on the balance sheet dates if there is any objective evidence that the financial assets or group of financial assets would not be recoverable. A financial asset or group of financial assets is considered to be impaired if, and only if, there is objective evidence that its value are unrecoverable as the result of one or more events that have taken place since the asset was first recognized (a “loss event”) and this loss event affects the estimated future cash flow of the financial assets, or group of financial assets, to an extent that can be reasonably estimated.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

The criteria that the Company follows to determine whether there is objective evidence of impairment loss include: (i) significant financial difficulty of the issuer or obligor; (ii) a breach of contract, such as a default or delinquency in interest or principal payments; (iii) the Company, for economic or legal reasons connected with the financial difficulties of the borrower, extends a concession to the borrower that a creditor would not normally consider; (iv) it becomes likely that the borrower will declare bankruptcy or file for some other type of financial reorganization; (v) the disappearance of an active market for a financial asset due to financial problems; or (vi) observable data indicating that there is a measurable reduction in estimated future cash flows from a portfolio of financial assets, dating from the initial recognition of such assets, even if the reduction cannot yet be identified in respect of individual financial assets in the portfolio, including: (a) adverse changes in the payment situation of borrowers of loans contained in the portfolio; and (b) country-wide or local economic conditions which are correlated with defaults on assets in the portfolio.

If in a subsequent period the amount of the loss due to impairment reduces, and the reduction can be objectively related to an event that occurred after the impairment was recognized (such as improvement in the credit rating of the debtor), the reversal of such loss recognized previously will be recognized in the statement of income.

(ii)	Financial liabilities

Initial recognition and measurement

Financial liabilities are classified as financial liabilities at fair value through profit or loss, loans and financing, or derivatives representing an effective hedging instrument, as the case may be. The Company determines the classification of its financial assets at initial recognition.

Financial liabilities are recognized initially at fair value and, in the case of loans and financing, are adjusted by the directly related transaction costs.

The Company’s financial liabilities include loans and financing, derivative financial instruments, trade account payables and related parties.

Subsequent measurement

Subsequent measurement of financial liabilities depends on their classification, which may be as follows:

Financial assets at fair value through profit or loss

These include financial liabilities usually traded before maturity, liabilities designated at initial recognition at fair value through profit or loss and derivatives, except for those designated as hedge instruments. Interest, inflation adjustments, exchange variations and variations resulting from valuation at fair value, when applicable, are recognized in the statement of income when incurred.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Amortized cost

After initial recognition, interest-bearing borrowings and financing are subsequently measured at amortized cost, using the effective interest method. Gains and losses are recognized in the income statement when liabilities are derecognized, as well as during the amortization process under the effective interest method.

Derecognition (write-off)

A financial liability is derecognized when the obligation is revoked, cancelled or expired.

(iii)	Offset of financial instruments – net presentation

Financial assets and liabilities are presented net in the balance sheet if, and only if, there is a current and enforceable legal right to settle the amounts recognized, and if there is an intention to offset them, or to realize the asset and settle the liability simultaneously.

(iv)	Fair value of financial instruments

The fair value of financial instruments actively traded in organized financial markets is determined on the basis of the purchase price quoted on the market at the close of business on the balance sheet date, without deducting transaction costs.

Fair value of financial instruments to which there is no active market is determined using valuation techniques. These techniques may include the use of recent market transactions (at arm’s length); reference to the current fair value of another similar instrument; a discounted cash flow analysis, or other valuation models.

For an analysis of the fair value of financial instruments and more details on how they are calculated, see Note 25.

(d)	Cash and cash equivalents

Cash and cash equivalents include cash, bank deposits and other fully liquidity short-term investments, with original maturities of up to three months from issue, readily convertible into a known amount of cash and with an insignificant risk of changes in their fair value.

(e)	Trade accounts receivable

Trade accounts receivables correspond to the amounts receivable due from sale of goods or rendering of services in the regular course of Company’s activities. If the due date for payment is one year or less, the accounts receivable are classified as current assets. Otherwise they are presented as non-current assets.

Trade accounts receivable are recognized initially at fair value and subsequently measured at amortized cost, using the effective interest rate method, less provision for doubtful accounts.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(f)	Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on the weighted average cost principle. The net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion plus any costs necessary to conclude the sale. Provisions for obsolescence, adjustments to net realizable value items are recorded when necessary.

(g)	Prepaid expenses

Prepaid expenses are accounted for at the amount effectively paid and are recognized in income to the extent their benefits are obtained or when there is no expectation of recovery of the amount paid.

(h)	Investment in associates

Investments in entities in which the Company does not detain control, but on which it exercises significant influence, are accounted for by the equity method. Based on the equity method, investments are recognized initially at cost, which includes transaction costs. Subsequent to initial recognition, the consolidated financial statements include the Company’s share of the profit or loss and OCI of equity-accounted investees, until the date on which significant influence or joint control ceases.

After the application of the equity method, the Company determines if it is necessary to recognize loss of recoverable value added on investment. The Company determines, at each reporting date, if there is objective evidence that the investment in the associate suffered impairment loss. If that is the case, the Company calculates the amount of impairment as the difference among recoverable amount of the investment and the book value and recognizes the amount in the statement of income.

When there is a loss of significant influence over an associate, the Company immediately remeasures the investment at fair value.

Unrealized gains on transactions between the Company and its associates are eliminated to the extent of the Company's interest. Unrealized losses are also eliminated unless the transaction provides evidence of a loss (impairment) of the transferred asset. The accounting policies of associates have been changed when necessary to ensure consistency with the policies adopted by the Company.

(i)	Property, plant and equipment

Property, plant and equipment items are measured by their historical cost of acquisition or of construction, after deduction of accumulated depreciation and losses due to impairment, when applicable.

The cost includes expenditure that is directly attributable to the acquisition of an asset. The costs of assets constructed by the entity itself include the material and direct labor costs, any other costs incurred to put the asset in place and condition needed to operate as intended by the Company, and cost of borrowings over qualified assets. The cost of borrowings related to proceeds raised for constructions in progress are capitalized until these projects are concluded.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Land is not depreciated. As at March 31, 2015, depreciation of other assets was calculated according to the useful life of each asset. The weighted average rates of annual depreciation are presented below:

	Useful lives	Average annual rate

Buildings and improvements	25.00 years	4.00%
Machinery, equipment and installations	15.48 years	6.46%
Vehicles	16.72 years	5.98%
Furniture, fixtures and computer equipment	8.49 years	11.78%
Others	10.00 years	10.00%

Useful lives and residual values are reviewed, and adjusted if appropriate, at the end of each reporting period.

As mentioned at Note 2.1.c the subsequent expenditure relating to the removal of fuel storage tanks and to the analysis of potential soil contamination are estimated and accounted for as part of the costs of these assets (property, plant and equipment) against the provision that will cover this expenditure (non-current or current liabilities).

Repairs and maintenance are charged to income during the period they are incurred. The cost of any renovation to increase the useful life of an asset is included in the carrying amount of the asset if it is probable that future economic benefits after the renewal exceed the performance standard initially evaluated for the existing asset and these benefits will flow to the Company. Major renovations are depreciated over the remaining useful life of the related asset.

The gains or losses from disposals are determined as the difference between the proceeds and the net carrying value and are recognized in Other operating income, net in the statement of income.

(j)	Intangibles

(i)	Goodwill

Goodwill is represented by the positive difference between the amount paid and/or payable on acquisition of a business and the fair value of the acquired assets and liabilities. Goodwill on acquisition of subsidiaries is accounted for as Intangible. In the case of determination of negative goodwill, the amount is accounted for as a gain in profit or loss for the year of the acquisition date.

The goodwill is maintained at its cost, after deduction of any related impairment. The goodwill is tested on an annual basis for impairment. For testing purposes the recoverable amount, goodwill acquired in a combination of businesses is, from the acquisition date, allocated to the cash-generating units of the Company that are expected to benefit from the synergies of the combination, irrespective of when other assets or liabilities of the target are assigned to those cash generating units.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(ii)	Intangible assets with defined useful lives

Intangible assets with definite useful lives are measured by the cost after deduction of accumulated amortization and of losses due to impairment loss, when applicable.

As at March 31, 2015 and 2014, annual amortization rates of intangible assets were as follows:

	Useful lives	Average annual rate

Software licenses	5.00 years	20.00%
Trademarks	10.00 years	10.00%
Contractual relationship with customers (a)	25.00 years	4.00%
Exclusive rights of supply (b)	8.33 years	12.00%
Others	10.00 years	10.00%

(a)	Contractual relationships with customers

Contractual relationships with customers, acquired in a business combination, are recognized at fair value on the acquisition date. Contractual relationships with customers have a finite useful life and are measured at cost less accumulated amortization. Amortization is calculated on a straight-line basis over the expected life of the relationship with the customer.

(b)	Rights of exclusivity of supplier

Refers to bonuses granted to certain customers (Note 12) and are contingent on the terms and performance to be achieved by the customers, in particular the demand for volumes set forth in supply agreements. To the extent that contractual conditions are met, the asset are amortized and recognized in income, in the line item Sales returns and rebates (Note 21).

(k)	Impairment of non-financial assets

The Company annually assesses whether there are indicators of impairment of an asset or a cash generating unit. If these impairment indicators are identified, the Company estimates the recoverable amount of the asset. The recoverable amount of an asset is the higher of: (a) its fair value less costs to sell; and (b) its value in use. The value in use is equivalent to discounted cash flows (before taxes) arising from the continuing use of the asset until the end of its useful life.

Regardless of the existence of indicators of impairment, the goodwill and intangible assets with indefinite useful life, when applicable, are tested for impairment at least once a year.

When the carrying amount of an asset exceeds its recoverable value, the impairment loss is recognized in the income statement.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

l)	Borrowing costs

Borrowing costs related to the acquisition, construction or production of an asset which necessarily requires a significant period of time to be concluded for the purposes of use or sale, are capitalized as part of the cost of the corresponding asset. Borrowing costs include interest and other costs incurred by an entity related to the borrowings. Borrowings costs that are not capitalized as part of the cost of qualified assets is recognized in the statement of income.

m)	Provisions

Provision is recorded when: (i) the Company has a current and present obligation as a result of the events that have already occurred; (ii) it is probable that an outflow of resources will be necessary to settle the obligation; and (iii) the value can be reliably estimated.

n)	Employee benefits

The Company has a defined contribution plan and defined benefits plan to provide a supplementary private pension for all of its employees. The Company has no legal or constructive liability for the payment of additional contributions in the event that the fund does not hold sufficient assets to pay all the benefits due.

The Company recognizes a liability and a profit sharing expense on the basis of a system that takes considers pre-assigned targets for its employees into account a number of factors that are determined based on actuarial calculations that use certain assumptions to determine the cost (income) net for pension plans.

The actuarial gains and losses arising from adjustments and changes in actuarial assumptions are recorded directly in equity as other comprehensive income when they occur.

The past costs of services are immediately recognized in income.

The Company records a liability when it is contractually liable, or when there is a precedent that has created a constructive obligation.

o)	Deferred taxes

Expenses of income tax and social contribution for the year include current and deferred taxes. Income tax and social contribution are recognized in the statement of income, except to the extent that it is related to items recognized directly in shareholders’ equity or in the comprehensive income. In this case, the tax is also recognized in shareholders’ equity or comprehensive income.

The expenses of income tax and social contribution are calculated based on tax laws issued or substantially issued on the date of balance sheet in the countries where Company and its subsidiaries act and generate taxable profits. The Company periodically evaluates positions taken in income tax returns with respect to situations in which applicable tax regulation is subject to interpretation; and it defines provision, when applicable, based on the payment of the estimated amounts to tax authorities.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

The taxation on net profit comprises income tax and social contribution. Income tax is levied at the rate of 15%, plus a 10% surcharge on any income that exceeds R$ 240 in a period of 12 months, while the social contribution is levied at the rate of 9%, on taxable income recognized on an accrual basis.

On an overall basis, the Company is thus subject to a theoretical income tax rate of 34%.

Deferred income tax and social contribution relating to tax losses, negative bases for social contributions and temporary differences, are presented net in the balance sheet when there is a legal right and the intention to offset them when current taxes are calculated, and when they are generally related to the same legal entity and the same tax authority. Therefore, deferred tax assets and liabilities relating to different entities, or in different countries, are generally shown separately and not as a net amount. Deferred tax is calculated on the basis of rates forecast for the time it is payable and it is reviewed annually.

Tax credits are recognized only to the extent it is likely that a taxable basis will exist against which temporary differences may be used.

Advances or amounts subject to offsetting are reported in current and non-current assets, in accordance with their estimated realization.

p)	Business Combinations

Business combinations are accounted for using the acquisition method when control is transferred to the Company. The cost of an acquisition is the sum of the consideration paid, measured at fair value on the acquisition date, and the amount of any non-controlling interests in the acquiree. For each business combination, the Company recognizes any non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquirer’s net assets. Costs directly attributable to the acquisition are expensed as incurred.

When acquiring a business, management evaluates the assets acquired and the liabilities assumed in order to classify and allocate them pursuant to the terms of the agreement, economic circumstances and the conditions at the acquisition date.

Goodwill is initially measured as the excess of the consideration paid over the fair value of the net assets acquired. If the consideration is lower than the fair value of the net assets acquired, the difference is recognized as a gain in profit or loss.

Subsequent to initial recognition, goodwill is measured at cost, net of any accumulated impairment losses. For purposes of impairment testing, goodwill acquired in a business combination, is allocated at the acquisition date to each of the Company’s cash generating units expected to benefit from the synergies of the business combination, regardless of whether other assets or liabilities of the acquiree are attributed to these units.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

q)	Environmental matters

The Company mitigates the risks associated with environmental matters by way of operating procedures and controls and investments in pollution control equipment and systems. The Company recognized a provision for environmental losses to the extent that environmental recovery of the damage caused is necessary.

r)	Capital and shareholders’ compensation

Capital corresponds to the value obtained in the issuance of common and preferred shares. Additional costs directly attributable to the issuance of shares are recognized as a deduction from equity, net of taxes effects.

Class A preferred shares, like common shares, entitle the holder to one vote on resolutions at the Company general meetings, and to a fixed annual dividend of R$ 0.01 (one cent).

Class B and C preferred comprise shares issued by the Company intended as reimbursement for assets, represented mainly by tax benefits, contributed by the shareholders Cosan and Shell, to the extent they are used by the Company.

The declaration of dividends and interest on shareholders’ equity made by the Company’s Management, to the extent of the mandatory minimum dividend, is recorded in current liabilities, as it represents a legal obligation provided for in the Company’s bylaws. Dividends that exceed the mandatory minimum dividend, declared by management before the reporting date, not yet approved by the shareholders, is recorded as an additional dividend proposed in shareholders’ equity.

For financial statement presentation purposes, interest on shareholders’ equity is recorded as an allocation of income directly in shareholders’ equity.

2.4.	Adoption of new IFRS and IFRIC Interpretations (International Financial Reporting Interpretations Committee) applicable to the consolidated financial statements.

New accounting pronouncements of the IASB and interpretations of the IFRIC have been published and/or revised. The most relevant of these for the Company are the following:

IFRS 9 - Financial Instruments - Classification and Measurement

IFRS 9 deals with the classification, measurement and recognition of financial assets and liabilities.

IFRS 9 was issued in November 2009 and October 2010, and substitutes parts of IAS 39 relating to the classification and measurement of financial instruments, taking effect from January 1, 2018. The IFRS 9 requires that financial assets be classified in two categories: measured at fair value and measured at amortized cost. The category is determined at the time of initial recognition. The classification depends on the entity's business model and the contractual characteristics of the cash flow of the financial instruments. The standard maintains most of the requirements of IAS 39 in respect of financial liabilities. The main change is that in cases where the fair value option is adopted for financial liabilities, the portion of change in fair value that is due to the credit risk of the entity itself is registered in other comprehensive income instead of in the statement of income, except when this results in an accounting mismatch. The Company believes that this standard will not produce significant impacts on the quarterly financial information and the Company's annual financial statements because no financial liability was identified at fair value that could be affected by the Company's credit risk.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

IFRS 15 – Revenue from Contracts with Customers

On May 28, 2014, IFRS 15 – Revenue from Contracts with Customers was issued, which determines a comprehensive model of revenue accounting from contracts with customers and replace the current revenue recognition guidance, which is currently in various norms and interpretations within IFRS. The fundamental principle of this statement is for the entity to recognize revenue reflecting the transfer of goods or services, measurement of the values that the entity expects to be entitled in exchange for those goods or services.

Application of this new standard is mandatory for annual reporting periods starting from January 1, 2017. Earlier application is permitted. Management believes that this standard will not produce significant effects on the Company's consolidated financial statements.

IFRIC 21 – Levies

In May 2013, the IASB issued IFRIC 21, which provides guidance on when an entity should recognize a liability for a levy in accordance with laws and/or regulations in its financial statements, except for income taxes. The obligation should only be recognized when the event that triggers such obligation occurs. IFRIC 21 is effective for fiscal years ending on or after January 1, 2014. The adoption of the IFRIC 21 had no material effect on the amounts reported.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

3.	Cash and cash equivalents

	2015	2014

Cash and banks accounts	90,828	290,804
Cash in foreign currency (1)	3	198,097
Investments funds (2)	142,112	77,705
	142,112	77,705
	232,943	566,606

In Brazil	227,314	364,186
Abroad	5,629	202,420
	232,943	566,606
(1)	The amounts pending closing exchange are resources available for immediate redemption without material change in value and refer basically to receipts of funds in foreign currency from customers located abroad and the related party RESA by the contract credit assignment. In this operation the money is free for use of the Company and without expectation of material change in its value. During the year ended March 31, 2015, the Company made the closing exchange with financial institutions of the outstanding balance of the previous year.

(2)	Correspond to highly liquid investments in fixed-income instruments of top tier banks. The investments are managed by quotas with daily incomes, available for immediate redemption without expectation of significant value change. On March 31, 2015, the average return on the funds was 99.9% of the CDI (100.9% in 2014).

4.	Restricted cash

Derivatives deposits refer to margin calls by counterparties in connection with derivatives instrument operations. On March 31, 2015 and 2014, the margin balance on derivative transactions totals R$ 57,313 and R$ 52,779, respectively.

5.	Trade accounts receivable

	2015	2014
Accounts receivable in Brazil	1,318,095	1,204,755
Accounts receivable abroad	1,104	2,943
Customer financing (i)	407,311	363,472
(-) Allowance for doubtful accounts	(154,720)	(151,269)
	1,571,790	1,419,901

Current	1,273,536	1,190,832

Non-current	298,254	229,069
(i)	Customer financing refers to installment payments of past-due debts, sales of properties, and financing with the primary purpose of implementing or modernizing gas stations, using collateral, pledges and guarantees. Financial charges and repayment terms are set forth in agreements and defined based on the financial and economic analysis of each transaction.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

The Company does not hold securities as guarantee of trade accounts receivable.

The maximum exposure to credit risk as of the reporting date is the carrying value of each class of trade account receivables mentioned above.

Set out below is a breakdown of the maturities of trade accounts receivable:

	2015	2014

Not yet due	1,423,894	1,306,201
Overdue:
Up to 30 days	48,375	34,046
From 31 to 90 days	28,640	22,615
Over 90 days	225,601	208,308
	302,616	264,969
	1,726,510	1,571,170

The Company has guarantees, such as pledges and credit letters, on amounts overdue and not provided.

The roll-forward of allowance for doubtful accounts is presented below:

As of March 31, 2012	(156,892)
Provision	(28,132)
Reversal (1)	28,976
As of March 31, 2013	(156,048)
Provision	(13,570)
Reversal (1)	18,349
As of March 31, 2014	(151,269)
Provision	(23,695)
Reversal (1)	20,244

As of March 31, 2015	(154,720)

(1)	Reversals are accounted for when receivables are written off as losses or paid.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

6.	Inventories

	2015	2014

Diesel	448,194	335,168
Gasoline	424,085	383,656
Jet fuel (Jet A-1)	76,229	105,555
Hydrated ethanol	102,441	103,810
Others	31,760	14,202
Provision for obsolescence	(3,624)	(409)
	1,079,085	941,982

The cost of the inventories recognized in Cost of Sales is in the amount of R$ 53,853,650 in 2015 (R$ 48,005,216 in 2014 and R$ 41,199,019 in 2013).

The roll-forward of the provision for obsolescence is presented below:

As of March 31, 2012	(1,285)
Provision	(2,529)
Reversal	1,678
As of March 31, 2013	(2,136)
Provision	(1,938)
Reversal	3,665
As of March 31, 2014	(409)
Provision	(3,215)
As of March 31, 2015	(3,624)

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

7.	Recoverable taxes

	2015	2014

ICMS Reimbursement (a)	341,773	233,430
Recoverable ICMS (b)	146,936	157,321
ICMS credits derived from the acquisition of property, plant and equipment	24,430	21,241
Others	17,031	14,475
Provision for tax losses (c)	(45,868)	(44,704)
	484,302	381,763

Current	167,834	145,407
Non-current	316,468	236,356

(a)	ICMS reimbursements

ICMS reimbursements comes from interstate oil by product distribution activities, were the tax burden in the destination state is lower than that withheld by the supplier, as set forth Agreement 110/07.

The reimbursements are received in cash after the claims are processed by State governments.

(b)	ICMS

In order to utilize ICMS credit balances, the Company is internally assessing certain activities, in particular the logistic review of transactions with changes in supply centers. Additionally, there are requests for special regimes before the given state tax authorities, requests for authorization for transfer of balances between branches in the same state and analysis of sale of credits to third parties. The balance of recoverable ICMS included in these financial statements reflects the amount the Group expects to realize, less the allowance for losses on credits Management does not expect to realize.

(c)	Provision for tax losses

Provision comprises credit balances and ICMS refunds. The Company annually tests tax credits for impairment and verifies the need to recognize a provision.

The roll-forward of the provision for losses are presented below:

As of March 31, 2012	(33,000)
Provision	(11,704)
As of March 31, 2013 and 2014	(44,704)
Provision	(1,164)
As of March 31, 2015	(45,868)

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

8.	Prepaid expenses

	2015	2014

Rent	5,747	7,546
Various advisory	1,979	2,055
Insurance premiums	1,506	900
Taxes and fees	1,204	884
Advertising and publicity	704	19,214
Other	728	4,291
	11,868	34,890

Current	4,632	24,963
Non-current	7,236	9,927

9.	Related parties

(a)	Summary of balances and transactions with related parties

	2015	2014

Assets
Raízen Energia S.A. and its subsidiaries (1)	1,600,380	56,777
Shell Brazil Holding B.V. (2)	519,289	473,998
Shell Aviation Limited (3)	97,682	111,676
Shell Brasil Petróleo Ltda. (4)	39,755	20,630
Cosan S.A. Indústria e Comércio (5)	15,976	13,059
Other	25,311	16,861
Total assets	2,298,393	693,001
Current assets	334,847	257,813

Non-current assets	1,963,546	435,188

	2015	2014

Liabilities
Raízen Cayman Limited (1)	1,644,502	536,668
Shell Brazil Holding B.V. (2)	204,132	419,895
Shell Western Supply and Trading (6)	109,318	-
Shell Brasil Petróleo Ltda. (4)	53,384	30,675
Cosan S.A. Indústria e Comércio (5)	154	30,312
Other	6,273	4,967
Total liabilities	2,017,763	1,022,517
Current liabilities	803,459	174,596

Non-current liabilities	1,214,304	847,921

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(1)	Raízen Energia S.A. and its subsidiaries (“RESA”)

The term RESA refers to financial and commercial transactions with Raízen Energia S.A., mainly, with its subsidiaries, Raízen Tarumã Ltda., Raízen Caarapó Açúcar e Álcool Ltda., Raízen Paraguaçu Açúcar e Álcool Ltda., Raízen Araraquara Açúcar e Álcool Ltda., Raízen Centroeste Açúcar e Álcool and Raízen Cayman Ltd.

The amount recorded as current assets corresponds mainly to: (i) funds transferred by the subsidiaries of RCSA to RESA in the amount of R$ 131,739 (R$ 53,160 in 2014); (ii) interest on export prepayment contracts (“PPE”) , with final maturity in 2019, 2021 and 2022, in the amount of R$ 2,423, net of recovery funding costs; (iii) commercial operations of sale of diesel in the amount of R$ 2,459 (R$ 3,441 in 2014); and (iv) issuance of credit notes in the amount of R$ 1,004 (R$ 176 in 2014).

The amount recorded as non-current assets refers to PPE contracts.

•	Between April 7 and June 16, 2014, RCSA, through its subsidiary Raízen Fuels Finance Ltd. ("Raízen Fuels"), granted PPEs to RESA in the amount of R$ 1,104,779, net of cost recovery capture, equivalent to US $ 350 million, to be paid on March 29, 2019, subject to interest of 1.55% per annum plus quarterly Libor rate, resulting in an average effective interest rate of 1.80% per annum;

•	On October 15, 2014, a PPE contract was issued from Raízen Fuels to RESA, in the amount R$ 225,135, net of cost recovery capture, equivalent to € 66 million, to be paid on October 15, 2021. The contract is subject to interest of 3.09% per annum; and

•	On January 20, 2015, a new PPE contract was issued from Raízen Fuels to RESA, in the amount of R$ 132,841, net of cost recovery capture, equivalent to € 40 million, to be paid on January 20, 2022 . The contract is subject to interest of 2.21% per annum plus quarterly Euro + Libor (“Euribor”) rate, resulting in an effective average interest rate of 2.27% per annum.

The amount recorded as current liabilities refers mainly to: (i) funds received by the management of financial resources of RESA by the RCSA, in the amount of R$ 619,406 (zero in 2014); (ii) commercial operations purchase and sale of products in the amount of R$ 9,478 (R$ 23,721 in 2014); (iii) interest on PPEs contracts in the amount of R$ 814 (R$ 430 in 2014); and (iv) various provisions and apportionment of shared costs in the amount of R$ 721 (R$ 16,918 in 2014).

The amount recorded as non-current liabilities refers to PPEs contracts.

•	On March 28, 2011, RCSA borrowed a PPE with Raízen Cayman Ltd. ("Raízen Cayman"), a subsidiary of RESA, in the amount of US $ 219 million, maturing on December 7, 2015. On March 30, 2015, an amendment was signed that changed the maturity date to April 27, 2020 and renegotiated interest to quarterly Libor plus interest of 1.50% per annum, resulting in an effective average interest rate of 1.77 % per annum in addition to the exchange rate of the US dollar. On March 31, 2015, the principal amount is R$ 694,929 (R$ 495,597 in 2014), spent liquid uptake; and

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

•	In addition, on April 8, 2014, RCSA raised a new PPE with Raízen Cayman in the amount of US$ 100 million, with final maturity on March, 2018 and 2019. The PPE is subject to the US dollar currency exchange and quarterly Libor plus annual interest of 1.55%, resulting in an effective interest rate of 1.80% per annum. On March 31, 2015, the principal amount is R$ 319,154, net of funding expenditure.

(2)	Shell Brazil Holding B.V. (“SBHBV”)

The balance recorded as current assets corresponds to reimbursements receivable from shareholders, as set forth in the framework agreement, comprises the following: (i) reimbursement of provision for judicial claims in the amount of R$ 12,533 (R$ 13,103 in 2014) (Note 18); (ii) reimbursement of expenditure on bank guarantees in connection with lawsuits originated before the RCSA formation, in the amount of R$ 14,663 (R$ 15,473 in 20134); (iii) reimbursement of expenditure relating to Security, Health and Environment (“SSMA”) of R$ 2,859 (R$ 3,207 in 2014); (iv) reimbursement of court deposits of R$ 14,772 (R$ 11,822 in 2014); (v) reimbursement of expenditure on contingencies of R$ 6,174 (R$ 4,347 in 2014); (vi) reimbursement of expenditure on attorneys’ fees and court costs of R$ 5,501 (R$ 7,162 in 2014); and (vii) other reimbursable expenditure of R$ 4,138 (R$ 655 in 2014).

The amount recorded as non-current assets refers mainly to the provisions for judicial claims contributed by Shell Brazil Holding B.V. to the organization of RCSA, which should be fully reimbursed to the Company, when effectively paid, in the amount of R$ 458,648 (R$ 418,229 in 2014) (Note 18).

The balance recorded as current liabilities refers mainly to: (i) provision for losses relating to deposits made due to legal contingencies in the amount of R$ 864 (R$ 676 in 2014) (Nota 18); e, (ii) other reimbursable expenditure in the amount of R$ 6,030 (R$ 9,582 in 2014). In July, 2014, the Company repaid the amount of tax benefits to be reimbursed to SBHBV, in the amount of R$ 95,235.

The balance recorded as non-current liabilities refers mainly to: (i) provision for losses relating to court deposits made due to legal contingencies of R$ 17,946 (R$ 28,390 in 2014) (Note 18); and (ii) reimbursement of court deposits relating to the period before the formation of RCSA that were not part of the net assets contributed, and court deposits of shareholders responsibility, paid after the formation of RCSA and to be reimbursed to SBHBV, in the amount of R$ 30,490 (R$ 41,873 in 2014) (Note 18).

Preferred shares payable – SBHBV

In addition, the preferred shares payable which are recorded as non-current liabilities refer to the amount of tax benefits to be reimbursed to SBHBV, when effectively utilized by RCSA, in the amount of R$ 148,802 (R$ 244,139 on March 31, 2014), determined by the balances of tax losses and negative basis of social contribution (“NOL”) and tax benefit on goodwill amortization. The method of payment will be by distributing RCSA unique dividends to holders of Class C preferred shares (Note 21.a). Currently, only the SBHBV holds such class of share.

(3)	Shell Aviation Limited

The amount of R$ 97,682 (R$ 111,676 in 2014) recorded as current assets refers mainly to the sale of fuel in Brazil by RCSA for use in the aircraft of foreign airlines comprising the customer portfolio of Shell Aviation.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(4)	Shell Brasil Petróleo Ltda. (“SBPL”)

The amount recorded as current assets corresponds mainly to: (i) liabilities contributed in the formation of RCSA by SBPL, which should be fully reimbursed to the Company, when effectively paid, arising from provisions for judicial claims in the amount of R$ 3,366 (R$ 2,299 in 2014) (Note 18); (ii) expenditure on commercial operations in the amount of R$ 2,297 (R$ 4,348 in 2014); and (iii) others expenditure in the amount of R$ 905 (R$ 536 in 2014).

The amount recorded as non-current assets refers to liabilities contributed by SBPL to RCSA which should be fully reimbursed to the Company, when effectively paid, arising from provisions for judicial claims in the amount of R$ 33,187 (R$ 13,447 in 2014) (Note 18).

The amount recorded as current liabilities corresponds mainly to: (i) tax credits in the amount of R$ 6,270 (R$ 6,270 in 2014), which will be reimbursed to SBPL when effectively used by the Company; (ii) return of commission on sales of lubricants of R$ 42,858 (R$ 16,187 in 2014) which was received in advance; (iii) services provided by employees of SBPL of R$ 1,106 (R$ 727 in 2014); and (iv) other commercial operations of R$ 166 (R$ 257 in 2014).

The amount of R$ 2,984 (R$ 7,234 in 2014), recorded as non-current liabilities refers to court deposits existing before RCSA, which were not an integral part of the net assets transferred of the fuel distribution business and court deposits incumbent upon the shareholders paid after the RCSA organization, which should be reimbursed to SBPL when effectively realized (Note 18).

(5)	Cosan S.A. Indústria e Comércio S.A.

The amount recorded as current assets refers mainly to: (i) reimbursement of expenditure relating to Security, Health and Environment (“SSMA”) in the amount of R$ 12,042 (R$ 9,479 in 2014); (ii) reimbursement of expenditure on payroll in the amount of R$ 2,096 in 2014; (iii) reimbursement of expenditure on judicial claims in the amount of R$ 947 in 2014); and (iv) issuance of debit notes in the amount of R$ 531 (R$ 537 in 2014).

The amount of R$ 154 (R$ 59 in 2014), recorded as current liabilities corresponds to a reimbursement of various expenditure made through debt notes.

Preferred shares payable – Cosan

The amount recorded in non-current liabilities referred to the amount of tax benefits to be paid to Cosan, when effectively utilized by RCSA, whose nature and form of payment was identical to the preferred shares due to SBHBV. During the year ended March 31, 2015, the RCSA made the payment through the distribution of unique dividends to holders of Class B preferred shares, in the amount of R$ 30,253, only Cosan is the holder of this class of share.

(6)	Shell Western Supply and Trading

On March 31, 2015, the amount payable of R$ 109,318 recorded as current liabilities corresponds to purchase of diesel by the subsidiary Blueway Trading Importadora e Exportadora S.A..

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RAÍZEN COMBUSTÍVEIS S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(b)	Transactions with related parties

	2015	2014	2013
Product sales
Shell Aviation Limited	1,227,690	1,226,670	1,425,289
Raízen Energia S.A. and its subsidiaries	417,109	413,646	358,531
Grupo Agricopel	395,371	382,670	-
Other	51,154	-	-
	2,091,324	2,022,986	1,783,820

Purchase of goods
Raízen Energia S.A. and its subsidiaries	(1,138,591)	(1,534,355)	(562,765)
Shell Western	(109,318)	-	-
Grupo Agricopel	(32,911)	(19,657)	(216,227)
	(1,280,820)	(1,554,012)	(778,992)

Finance income and costs (1)
Raízen Energia S.A. and its subsidiaries	(3,008)	(33,362)	7,834
	(3,008)	(33,362)	7,834

Revenue of services (2)
Shell Brasil Petróleo Ltda. (i)	2,285	27,092	28,934
Shell Aviation Limited	-	195	-
	2,285	27,287	28,934

Expenses of services (3)
Raízen Energia S.A and its subsidiaries (i)	(125,767)	(116,568)	(104,195)
Shell Brasil Petróleo (ii)	(3,859)	(8,923)	(11,973)
Shell International Petroleum (ii)	(3,743)	(3,229)	-
Shell Aviation Limited (ii)	(222)	-	(15,162)
Others	(1,011)	-	-
	(134,602)	(128,720)	(131,330)

	675,179	334,179	910,266

(1)	Net financial expenses correspond to interest and exchange variation of PPEs raised and granted to RESA, as well as income earned in the funds management agreement between the companies.

(2)	Refer to (i) the commission on sales of lubricants to Shell and (ii) expenditure on the sharing of corporate, management and operating costs retrieved from related parties.

(3)	Refers to (i) expenditure on the sharing of corporate, management and operating costs with RESA and (ii) expenditure on technical support, billing and collection process of maintaining, commissions on the sale of JET and secondees with Shell.

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RAÍZEN COMBUSTÍVEIS S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(c)	Officers and members of the board of directors

The total remuneration and benefits paid to management key personnel, including the directors, officers, and members of the executive committee, is as follows:

	2015	2014	2013
Salaries	42,226	37,743	34,858

Bonuses and other variable compensation	31,488	31,803	27,635

Total compensation	73,714	69,546	62,493

The Company shares its corporate, managerial and operating structure and costs with its related party Raízen Energia S.A. (“RESA”). Key management personnel are mostly comprised of RESA’s employees and such costs are charged to the Company by debit note. During the year ended March 31, 2015, the Company reimbursed (“RESA”) for such services for R$ 55,555 (R$ 54,868 and R$ 41,706 in 2014 and 2013, respectively).

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Reais, unless otherwise indicated)

10.	Investments

(a)	Investment analysis

						Investments		Equity accounting
	Country	Business	Quantity of shares/quotas of investee	Quantity of shares/quotas of investing company	Percentage of interest	2015	2014	2015	2014	2013 and 2012

Carrying value
Sistema de Tecnologia de Pagamento (“STP”) (1)	Brazil	Payment system	22,297,600	2,229,760	10%	74,541	71,275	13,696	10,080	-
Subtotal						74,541	71,275	13,696	10,080	-

Goodwill on investment
Sistema de Tecnologia de Pagamento						184,436	184,436	-	-	-

Total investment						258,977	255,711	13,696	10,080	-

(1)	On March 31, 2015, includes fair value of intangible assets, net of deferred tax, in the amount of R$ 47,284 in 2015 (R$ 53,605 in 2014). In the year ended March 31, 2015, the amortization of the fair value of intangible assets, net of deferred tax effect, classified as equity income in the amount of R$ 6,320 (zero in 2014).

(b)	Roll-forward of investments in associate

The roll-forward of investments in associates is as follows:

Balance as of March 31, 2013 and 2012

Additions to investment	11,959
Fair value on intangible assets	81,219
Deferred taxes on fair value of intangible assets	(27,614)
Goodwill on investment	184,436
Equity accounting	10,080
Dividends receivable	(4,369)
Balance as of March 31, 2014	255,711

Equity accounting	13,696
Dividends receivable	(10,430)
Balance on March 31, 2015	258,977

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Reais, unless otherwise indicated)

(c)	Summarized financial information in subsidiaries and associates

(i)	The summary financial information of the Company’s subsidiaries are as follows:

•	As of March 31, 2015

	Petróleo Sabbá S.A. (1)	Raízen Fuels Finance Limited	Raízen Mime Combustíveis S.A. (1)	Blueway Trading Imp. e Exportação Ltda.	Sampras Participações Ltda.	Sabor Raiz Alimentação Ltda.	Saturno Investimentos Imobiliários Ltda.

Assets	796,808	1,469,411	345,574	135,911	285,049	21,708	188,559
Liabilities	(348,691)	(1,480,810)	(119,947)	(132,972)	(10,979)	(736)	(25,260)
Shareholder’s equity	448,117	(11,399)	225,627	2,939	274,070	20,972	163,299

Net Sales	4,811,198	—	2,647,242	278,572	—	—	7,750
Net income (loss)	99,878	(14,808)	76,310	1,031	14,124	(28)	2,253
Cash Flow
Net cash from operating activities	74,425	—	67,411	—	—	—	—
Net cash used in investing activities	(62,241)	—	(11,537)	—	—	—	—
Net cash provided by financing activities	(4,051)	—	(31,227)	—	—	—	—
Net increase in cash and cash equivalents	8,133	—	24,647	—	—	—	—
Cash and equivalents at beginning of year	57,797	—	62,000	—	—	—	—
Cash and equivalents at end of year	65,930	—	86,647	—	—	—	—

•	As of March 31, 2014

	Petróleo Sabbá S.A. (1)	Raízen Fuels Finance Limited	Raízen Mime Combustíveis S.A. (1)	Blueway Trading Imp. e Exportação Ltda.	Sampras Participações Ltda.

Assets	657,183	808,495	280,793	2,116	260,080
Liabilities	(285,191)	(800,771)	(128,801)	(208)	—
Shareholders’ equity	371,992	7,724	151,992	1,908	260,080

Net Sales	4,116,801	—	2,076,727	—	—
Net profit (loss)	53,412	(3,670)	55,652	(153)	10,080
Cash Flow
Net cash from operating activities	86,696	—	58,734	—	—
Net cash used in investing activities	(66,596)	—	(6,354)	—	—
Net cash provided by financing activities	24,945	—	(2,705)	—	—
Net increase in cash and cash equivalents	45,045	—	49,675	—	—
Cash and equivalents at beginning of year	12,752	—	12,325	—	—
Cash and equivalents at end of year	57,797	—	62,000	—	—

(ii)	The summary of financial information of the Company’s associate (STP) are as follows:

	2015	2014

Assets	1,197,732	960,034
Liabilities	(925,164)	(783,330)
Shareholder’s Equity	272,568	176,704

Net sales	671,749	299,855
Net income	200,164	100,801

The definition of significant influence in STP was given by the Company's right to elect key people in the Management, as well as the right to decide on strategic and operational issues relevant in STP.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Reais, unless otherwise indicated)

(d)	Acquisition of shares in associates

(i)	Acquisition of Serviços e Tecnologia de Pagamentos S.A. (“STP”)

On October 3, 2013, the Company concluded the acquisition of a 10% of common shares of STP for the amount of R$ 250,000, paid in cash. The STP and Raízen Combustíveis are developing a new fuel charge system to be implemented in RCSA fuel stations.

The allocation of purchase price was concluded by Management according to the appraisal report made by an independent specialized company at the base date of March 31, 2014, based on the fair value of the purchased assets and assumed liabilities, as below:

Line items	Total
Intangible assets (a)	81,219
Other net assets	11,959
Deferred taxes	(27,614)
65,564
Consideration transferred, net of cash received	250,000
Goodwill	184,436

The fair value of the assets acquired and liabilities assumed is categorized within level 3.

The intangible assets will be amortized according to the useful lives as described below:

Intangible	Useful lives	Total
Exclusive agreements	60 months	1,457
Customer relationships	147 months	53,715
Trademarks	183 months	26,047
		81,219

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Reais, unless otherwise indicated)

11.	Property, plant and equipment

	Lands	Buildings and improvements	Machinery, equipment and installations	Vehicles	Furniture, fixtures and computer equipment	Works in progress	Others	Total
Cost
As of March 31, 2012	846,966	241,996	1,205,692	85,112	71,054	278,564	—	2,729,384

Additions	—	—	21,281	—	—	297,085	—	318,366
Disposals	(50,212)	(15,151)	(226,438)	(7,819)	(10,045)	—	—	(309,665)
Business combination	(3,193)	792	(84,923)	—	423	3,495	—	(83,406)
Transfers	11,460	16,068	248,583	14,459	9,988	(320,414)	13,313	(6,543)
Reversal of amounts contributed	(10,295)	—	—	—	—	—	—	(10,295)
As of March 31, 2013	794,726	243,705	1,164,195	91,752	71,420	258,730	13,313	2,637,841

Additions	—	—	681	—	—	304,216	—	304,897
Disposals	(103,475)	(18,045)	(105,420)	(2,910)	(7,942)	—	—	(237,792)
Transfers between cost and depreciation	—	25	665	—	—	—	—	690
Transfers (1)	3,756	16,040	180,762	21,227	306	(255,148)	—	(33,057)
As of March 31, 2014	695,007	241,725	1,240,883	110,069	63,784	307,798	13,313	2,672,579
Additions			8,347		65	236,209	—	244,621
Disposals	(49,389)	(15,273)	(127,445)	(7,150)	(13,321)	—	—	(212,578)
Business combination (2)	62	478	27,120	—	—	—	—	27,660
Reversal of amounts contributed (3)	(4,574)	—	—	—	—	—	—	(4,574)
Transfers between cost and depreciation	—	—	(18,306)	—	—	—	—	(18,306)
Transfers (1)	7,313	17,625	195,647	4,943	7,306	(232,272)	—	(438)
As of March 31, 2015	648,419	244,555	1,325,246	107,862	57,834	311,735	13,313	2,708,964

Depreciation
As of March 31, 2012	—	(108,349)	(653,865)	(48,455)	(46,326)	—	—	(856,995)

Depreciation expense	—	(5,780)	(89,450)	(6,124)	(7,371)	—	(607)	(109,332)
Disposals	—	8,484	133,628	7,776	8,137	—	—	158,025
Transfers	—	—	(2,745)	—	—	—	2,202	(543)
As of March 31, 2013	—	(105,645)	(612,432)	(46,803)	(45,560)	—	1,595	(808,845)

Depreciation expense	—	(10,746)	(115,093)	(7,426)	(6,740)	—	(1,820)	(141,825)
Disposals	—	11,489	73,160	2,832	6,632	—	—	94,113
Transfers between cost and depreciation	—	(25)	(665)	—	—	—	—	(690)
Transfers (1)	—	—	—		110	—	—	110
As of March 31, 2014	—	(104,927)	(655,030)	(51,397)	(45,558)	—	(225)	(857,137)
Depreciation expenses	—	(6,874)	(94,995)	(7,788)	(5,071)	—	(1,820)	(116,548)
Disposals	—	10,388	99,073	7,084	11,110	—	—	127,655
Transfers between cost and depreciation	—	—	18,306	—	—	—	—	18,306
Transfers (1)	—	(287)	1,431	(3)	(563)	—	—	578
As of March 31, 2015	—	(101,700)	(631,215)	(52,104)	(40,082)	—	(2,045)	(827,146)

Net carrying value
As of March 31, 2015	648,419	142,855	694,031	55,758	17,752	311,735	11,268	1,881,818
As of March 31, 2014	695,007	136,798	585,853	58,672	18,226	307,798	13,088	1,815,442
As of March 31, 2013	794,726	138,060	551,763	44,949	25,860	258,730	14,908	1,828,996

(1) On March 31, 2015, included transfer for software costs as intangible assets in the amount of R$ 3,302 (R$ 32,947 in 2014), and reclassification of prepaid expenses to property, plant and equipment costs in the amount of R$ 3,442; (2) Acquisition of Latina (Note 28.i); and (3) Reversal of the amounts contributed relating to business combination with CCL.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Reais, unless otherwise indicated)

Constructions in progress

As of March 31, 2015, the balance of construction in progress in the amount of R$ 311,735 (R$ 307,798 in 2014) comprised: (i) construction of new fuel distribution terminals and upgrades of existing ones; (ii) capital expenditure in Shell branded gas stations such as replacing fuel pumps, steps for compliance with environmental standards, brand and signage upgrades, refurbishment of convenience stores and new fixtures and fittings; (iii) capital expenditure at large customers (B2B) such as the construction of fuel pumps and equipment; and (iv) capital expenditure at airports where the Company has fuel distribution terminals such as, fuel distribution vehicles, fire hoses and other infrastructure at new airport terminals and the upgrade of infrastructure at existing airport terminals.

Capitalization of borrowing costs

During the year ended March 2015, the Company capitalized borrowing costs in the amount of R$ 9,685 (R$ 21,441 and R$ 21,132 in 2014 and 2013, respectively). The weighted average interest rate utilized to determine the capitalized interest was 4.14% in 2015 (9.19% and 8.58% in 2014 and 2013, respectively).

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

12. Intangibles

	Software licenses	Trademarks	Contractual relationship with customers	Rights of exclusivity of supplier	Goodwill in business combinations	Others	Total
Cost
As of March 31, 2012	115,448	589,572	311,463	973,713	283,145	130,761	2,404,102
Additions	—	—	—	385,178	—	—	385,178
Business combination	—	4,823	55,325	3,197	61,922	—	125,267
Disposals	(3,664)	—	—	—	—	—	(3,664)
Transfers between cost and amortization	—	—	—	—	—	(97,510)	(97,510)
Measurement period adjustment	—	—	—	—	21,702		21,702
Transfers	7,086	—	—	(26,355)	(890)		(20,159)
As of March 31, 2013	118,870	594,395	366,788	1,335,733	365,879	33,251	2,814,916
Additions	5,593	—	—	389,581	—	—	395,174
Disposals	(25,689)	(64,533)	(47,386)	—	—	(4,332)	(141,940)
Transfers between cost and amortization	37,742	—	—	—	—	(21,917)	15,825
Transfers (1)	32,947	—	—	(15,521)		—	17,426
As of March 31, 2014	169,463	529,862	319,402	1,709,793	365,879	7,002	3,101,401
Additions	4,682	—	—	507,135	—	—	511,817
Business combination (2)	—	7,301	43,432	3,073	70,432	—	124,238
Reversal of contributed amounts (3)	—	—	—	—	3,274	—	3,274
Disposals	(1,907)	(4,822)	—	(13,074)	—	—	(19,803)
Transfers (1)	3,880	—	—	—	—	—	3,880
As of March 31, 2015	176,118	532,341	362,834	2,206,927	439,585	7,002	3,724,807

Amortization
As of March 31, 2012	(91,072)	(68,946)	(53,087)	(302,979)	—	(122,195)	(638,279)
Amortization during the year	(6,966)	(96,220)	(17,785)	(188,380)	—	(2,390)	(311,741)
Disposals	3,568	(4,823)	—	—	—	—	(1,255)
Transfers between cost and amortization	—	—	—	—	—	97,510	97,510
As of March 31, 2013	(94,470)	(169,989)	(70,872)	(491,359)	—	(27,075)	(853,765)

Amortization during the year	(11,615)	(52,504)	(15,152)	(218,980)		(1,591)	(299,842)
Disposals	25,689	64,533	47,386			4,332	141,940
Transfers between cost and amortization	(37,742)	—	—	—	—	21,917	(15,825)
As of March 31, 2014	(118,138)	(157,960)	(38,638)	(710,339)		(2,417)	(1,027,492)
Amortization during the year	(14,242)	(56,676)	(18,752)	(266,043)	—	(779)	(356,492)
Disposals	1,889	4,824	—	13,074	—	—	19,787
Transfers (1)	(578)	—	—	85	—	—	(498)
As of March 31, 2015	(131,072)	(209,812)	(57,390)	(963,223)	—	(3,196)	(1,364,695)

Net carrying value
As of March 31, 2015	45,046	322,529	305,444	1,243,704	439,585	3,806	2,360,112
As of March 31, 2014	51,325	371,902	280,764	999,454	365,879	4,585	2,073,909
As of March 31, 2013	24,400	424,406	295,916	844,374	365,879	6,176	1,961,151

(1)	On March 31, 2015, included Transfer from property, plant and equipment in the amount of R$ 3,302 (R$ 32,947 in 2014) and transfer of providing exclusive rights cost in the amount of R$ 80 ((R$ 15,521) in 2014) for accounts receivable; (2) Acquisition of Latina (Note 28.i); and (3)Reversal of contributed amounts that refers to business combination with CCL.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Goodwill

As of March 31, 2015 and 2014, the balance of goodwill is as follows:

Description	2015	2014

In the business combination with “CCL” (i)	348,103	344,829
In the acquisition of Latina (Note 28.i)	70,432	—
Others	21,050	21,050
	439,585	365,879
(i)	Refers to Cosan's contribution to the Company of net assets of its fuel distribution business on June 1, 2011, in exchange for 589,448,062 shares of the Company. This contribution was treated as a business combination, as the Company issued shares in exchange for those assets.

Analysis of impairment of cash generating units containing goodwill

As described in Note 2.3 k, the Company reviews property, plant and equipment for impairment at least once a year.

The Company tests goodwill for impairment at least annually (Note 2.3 k).

Long-lived non-financial assets that are not subject to amortization are reviewed whenever there are indicators that their carrying amount might be impaired.

The Company uses the value-in-use method to determine the recoverable amount, which is based on projected discounted cash flows expected from cash-generating units determined by the Company based on the budgets that take into consideration the assumptions related to the cash-generating units, whose business management of the Company takes into consideration an integrated distribution network, comprising one single cash-generating unit using available market information and past performance.

Discounted cash flows have been prepared over a period of five years and taken to perpetuity without considering the actual growth rate. Cash flows arising from the continuing use of the underlying assets are adjusted by specific risks and use a pre-tax discount rate.

The discount rate corresponds to a pre-tax rate estimated at 8.5%.

The key assumptions used were: prices based on market expectation, estimated growth rates for the business line and extrapolations of growth rates based on the growth of the Gross Domestic Product (PIB). All future cash flow was discounted using a rate that reflects specific risks related to the material assets in each cash-generating unit.

On the basis of the annual tests, no impairment loss was recognized in the years ended March 31, 2015 or 2014. Determination of the recoverability of assets depends on certain key assumptions, as described above. These assumptions are influenced by market and technological and economic conditions existing at the time of the test, and so it is impossible to ascertain whether impairment losses will occur in the future or, if they do, whether they will be material.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Reais, unless otherwise indicated)

13.	Trade accounts payable

	2015	2014

Oil suppliers	208,246	170,619
Ethanol suppliers	450,439	401,226
Other and services suppliers	102,610	204,379

	761,295	776,224
14.	Loans and financing

	Maturity	Currency	Weighted average interest rate (% p.a.) (1)	2015	2014

Classification of debts by currency
Denominated in Brazilian Reais				12,139	14,904
Denominated in Dollars				1,495,816	801,456
				1,507,955	816,360

Debt arrangements (2):
BNDES	Jan/2021	URTJLP (*)	7.6% (7.2% in 2014)	12,093	14,550
Senior notes due 2014	—	Dollar (US$)	—	—	801,456
Term Loan Agreement	Mar/2019	US$ + Libor	1.7%	1,127,023	—
Schuldschein	Oct/2021	EUR	2.9%	230,413	—
Schuldschein	Jan/2022	EUR + Libor	2.1%	138,380	—
Others	—	Reais (R$)	—	46	354
				1,507,955	816,360

Transaction costs:
Term Loan Agreement				(7,517)	—
Schuldschein				(7,488)	—
Senior Notes Due 2014				—	(1.152)
				(15,005)	(1,152)

				1,492,950	815,208

Current				8,685	803,106
Non-current				1,484,265	12,102

(*)Reference Unit to adjusted Long-Term Interest Rate (“URTJLP”)

(1) The effective annual interest rate corresponds to the contractual rate plus any directly attributable transaction costs.

(2) Loans and financing are generally guaranteed by the Company. In some cases, those loans and financing have additional guarantees from the Company’s subsidiaries or shareholders.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Reais, unless otherwise indicated)

The maturities of amounts payable in the long-term debt are as follows:

	2015	2014

13 to 24 months	2,710	2,756
25 to 36 months	558,130	2,710
37 to 48 months	560,891	2,710
49 to 60 months	1,167	2,481
61 to 72 months	278	1,167
73 to 84 months	361,089	278
	1,484,265	12,102

BNDES

In December 2013, the Company entered into a loan related to the BNDES program to support the sugar and alcohol sector in the amount of R$ 15,000, with fixed interest rate of 2.05% per annum and indexed to the URTJLP, weighted average interest rate of 7.55% per annum, maturing in January 2021.

Term Loan Agreement

On April 8, 2014, the Company entered into a syndicated loan, with several banking institutions, in the amount of US$ 350 million. The contract is subject to foreign variation of the US dollar plus annual fixed interest rate of 1.4% and quarterly Libor, resulting in an average effective interest rate of 1.65% per annum, final maturity in March 2018 and 2019.

Senior Notes Due 2014

On May 9, 2014, the Company fully repaid this debt through its subsidiary Raízen Fuels Finance Limited, in the amount of US$ 350 million of principal plus US$ 16,084 million of interest, equivalent to the total amount of R$ 819,514 in that date.

Schuldschein

In October 2014, the Company entered a financing through its subsidiary Raízen Fuels Finance Limited in the amount of € 66 million, with a fixed interest rate of 2.88% per annum, maturity on October 15, 2021.

Additionally, in January 2015, the Company entered a new financing through its subsidiary Raízen Fuels Finance Limited in the amount of € 40 million, with a fixed interest rate of 2% per annum and quarterly Euribor interest, resulting in an average effective interest rate of 2.06% per annum, maturity on January 20, 2022.

Covenants

The Company and its subsidiaries are not subject to financial covenants. The Company and its subsidiaries are subject only to certain restrictive covenants in some of its loans and financing, such as cross-default and negative pledge. The Company is in compliance with all its covenants as of March 31, 2015.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Reais, unless otherwise indicated)

Fair value

As of March 31, 2015 and 2014, the consolidated carrying values and fair values of loans and financing are as follows:

	Carrying value		Fair Value
	2015	2014	2015	2014

Senior notes Due 2014	—	801,456	—	825,476
Other loans and financing	1,492,950	13,752	1,492,950	13,752
	1,492,950	815,208	1,492,950	839,228

The fair value of the Senior Notes Due 2014 is based on prices quoted on the reporting date (Note 25.g).

The fair value of other loans and financing is close to their amortized cost.

15.	Taxes payable

	2015	2014

ICMS	75,699	59,481
Municipal Tax on Services (“ISS”)	3,614	3,888
Installment payments – Refis IV	6,560	5,302
Others	5,290	11,491
	91,163	80,162

Current	85,182	75,300
Non-current	5,981	4,862

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Reais, unless otherwise indicated)

16.	Income and social contribution taxes

(a)	Effective income tax and social contribution rate reconciliation

	2015	2014	2013

Income before taxes	1,737,097	1,552,353	1,273,492
Nominal tax rate (34%)	(590,613)	(527,800)	(432,987)
Reconciling items:
Interest on own capital	64,615	62,220	61,025
Deferred tax liability reversal in corporate restructuring (Note 28.ii)	24,502	—	—
Equity interest in income of associates	4,657	3,427	—
Tax incentive	2,333	1,996	2,129
Non-deductible donations and contributions expenses	(3,612)	(2,948)	(3,444)
Others	1,594	(1,663)	1,343
Income tax and social contribution benefit (expenses) ( current and deferred tax)	(496,524)	(464,768)	(371,934)
Effective rate	28.6%	29.9%	29.2%

(b)	Deferred income tax and social contribution - assets and liabilities

				2015	2014
	Base	IRPJ 25%	CSLL 9%	Total	Total
Assets (liabilities)
Tax losses:
Tax loss carryforwards (corporate income tax)	324,644	81,161	—	81,161	147,543
Social contribution tax losses	396,156	—	35,654	35,654	59,754
Temporary differences:
Foreign exchange variance	33	8	3	11	131,585
Provision for rights of exclusivity of supply	428,724	107,181	38,585	145,766	112,868
Other effects	362,406	90,601	33,723	124,324	96,360
Others – Business combination	3,915	979	352	1,331	1,342
Total deferred tax – assets (Note 16.d)		279,930	108,317	388,247	549,452

Tax goodwill amortized	(846,006)	(211,502)	(76,140)	(287,642)	(257,391)
Fair value of property, plant and equipment – Business combination	(420,138)	(105,035)	(37,812)	(142,847)	(175,606)
Fair value of intangible assets – Business combination	(308,574)	(77,144)	(27,771)	(104,915)	(95,458)
Derivatives	(71,958)	(17,990)	(6,475)	(24,465)	(3,925)
Total deferred tax – liabilities		(411,671)	(148,198)	(559,869)	(532,380)
Total deferred taxes		(131,741)	(39,881)	(171,622)	17,072

Deferred assets				26,864	34,084
Deferred liabilities				(198,486)	(17,012)
Total deferred taxes				(171,622)	17,072

(c)	Roll-forward of deferred tax is as follows:

	2015	2014	2013

Balance at beginning of year	17,072	105,923	190,649
Expenses in statement of income from continuing operations	(173,284)	(88,941)	(87,160)
Deferred taxes on comprehensive income	216	90	—
Taxes credited directly to equity (1)	—	—	31,900
Taxes debited directly to equity (2)	—	—	(15,783)
Deferred taxes on business combination (Latina and Mime)	(16,926)	—	(23,581)
Others	1,300	—	9,898
Balance at the end of the fiscal year	(171,622)	17,072	105,923
(1)	Refers to the fair value adjustment of the business combination (CCL).

(2)	Refers to the adjustment of balance of final loss contributed by Shell to the Company’s organization.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(d)	Estimated time of realization

Deferred tax arising from temporary differences will be realized as they are settled or realized. Tax loss carryforwards do not expire; however, the use of prior-year accumulated losses is limited to 30% of annual taxable income. The period of the settlement or realization of such differences would not be reliably estimated and is tied to several factors that are not under the control of the Management.

On March 31, 2015, the Company has the following expected realization of the deferred tax assets:

2016	209,524
2017	14,003
2018	14,003
2019	14,003
2020	51,683
After 2020	85,031
Total	388,247

On March 31, 2015, the Blueway Trading Import & Export Ltd. had balances of tax losses and negative basis of social contribution in the amount of R$ 11,441 (R$ 654 and R$ 499 on March 31, 2014 and 2013, respectively), for which there was no recognition of deferred tax assets, given its expected recovery is not considered probable.

17.	Deferred revenue

	2015	2014

Sales Commission (a)	253,760	294,910
Loyalty - cards (b)	52,333	54,333
Others	3,590	6,510
	309,683	355,753

Current	46,740	49,660
Non-current	262,943	306,093

(a)	Refers to the receipt in advance in the amount of R$ 411,502 from Shell, relating to the sales commissions of lubricants at Shell’s gas stations, over a period of ten years, as set forth in the lubricant sales representation agreement.

(b)	Advances received in the amount of R$ 60,000 in connection with the establishment of business partnerships for the exploration of the customer base over a period of 30 years.

The amortization of the advanced revenue is recorded in the income of the year under Other operating income, net (Note 24).

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

18.	Provision for tax, civil and labor claims

During the formation of the RCSA, it was agreed that Shell should reimburse the Company for the settlement of lawsuits in progress prior to the formation, when effectively settled by the courts. On March 31, 2015 and 2014, the balances of claims to be reimbursed and those which are non-reimbursable are as follows:

	2015			2014
Description	Non-reimbursable claims	Reimbursable claims (a)	Total	Non-reimbursable claims	Reimbursable claims (a)	Total
Tax	12,978	248,523	261,501	1,965	216,017	217,982
Civil	2,879	189,195	192,074	2,628	143,175	145,803
Labor	5,098	23,918	29,016	4,532	37,281	41,813
Environmental	1,861	46,099	47,960	952	50,605	51,557
	22,816	507,735	530,551	10,077	447,078	457,155

(a) See Note 9.

Also, during the formation of RCSA, it was agreed that the Company should reimburse Shell the amount of judicial deposits made before its organization, when effectively received. On March 31, 2015 and 2014, the balance of refundable and non-refundable deposits is as follows:

	2015			2014
	Non-refundable court deposits	Refundable court deposits (a)	Total	Non-refundable court deposits	Refundable court deposits (a)	Total
Tax	14,815	28,050	42,865	2,830	41,677	44,507
Civil	3,521	13,974	17,495	2,329	17,527	19,856
Labor	378	10,260	10,638	59	18,969	19,028
	18,714	52,284	70,998	5,218	78,173	83,391
(a)	See Note 9.

(i)	Non-reimbursable claims

	Tax	Civil	Labor	Environmental	Total
As of March 31, 2014	1,965	2,628	4,532	952	10,077
Provisioned during the year (1)	1,000	819	2,750	1,454	6,023
Write-offs/reversals (1)	(140)	(966)	(2,075)	(206)	(3,387)
Payments	(2,765)	(38)	(867)	(354)	(4,024)
Business combinations (Note 28.i)	10,649	—	—	—	10,649
Interest (2)	2,269	436	758	15	3,478
As of March 31, 2015	12,978	2,879	5,098	1,861	22,816
(1)	Recorded in the consolidated statement of income under Taxes on sales and general and administrative expenses.

(2)	Recorded in the consolidated statement of income under Financial income.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(ii)	Reimbursable claims (1)

	Tax	Civil	Labor	Environmental	Total
As of March 31, 2014	216,017	143,175	37,281	50,605	447,078
Provisioned during the year	168,659	40,299	7,582	15,413	231,953
Write-offs/reversals(2)	(85,137)	(3,467)	(21,763)	(12,419)	(122,786)
Payments	(75,550)	(17,476)	(3,086)	(8,916)	(105,028)
Interest	24,534	26,664	3,904	1,416	56,518
As of March 31, 2015	248,523	189,195	23,918	46,099	507,735
(1)	The changes do not affect the consolidated statement of income.

(2)	Substantially includes write-off relating to government incentive to ethanol producers.

(iii)	Total claims

	Tax	Civil	Labor	Environmental	Total

As of March 31, 2014	217,982	145,803	41,813	51,557	457,155

Provisioned during the year	169,659	41,118	10,332	16,867	237,976
Write-offs/reversals	(85,277)	(4,433)	(23,838)	(12,625)	(126,173)
Payments	(78,315)	(17,514)	(3,953)	(9,270)	(109,052)
Business combination (Note 28.i)	10,649	—	—	—	10,649
Interest	26,803	27,100	4,662	1,431	59,996
As of March 31, 2015	261,501	192,074	29,016	47,960	530,551

Contingencies for probable losses

(a) Tax

The main tax claims as of March 31, 2015 and 2014, are as follows:

	Non- Reimbursable claims		Reimbursable claims		Total
Description	2015	2014	2015	2014	2015	2014

IPI (i)	—	—	80,781	900	80,781	900
IRPJ and CSLL (ii)	—	—	62,746	—	62,746	—
PIS and COFINS (iii)	—	—	33,394	1,939	33,394	1,939
Attorney fees (iv)	1,751	1,167	35,437	53,466	37,188	54,633
ICMS (v)	11,227	798	33,325	158,142	44,552	158,940
CIDE and Others (vi)	—	—	2,840	1,570	2,840	1,570
	12,978	1,965	248,523	216,017	261,501	217,982

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(i)	IPI

The amount accrued as IPI tax credits is represented by: (a) tax assessment received relating to the imported goods; and (b) claims of compensation resulting from the inputs used in immune outputs.

(ii)	IRPJ and CSLL

These are assessment notices relating to various compensation (Perdcomp), referring to the IPI tax credits used to offset income tax and social contribution. These compensations are no longer approved under the issuance of the tax assessment, which failed to recognize the credits under the grounds that, from January 2008 to September 2010, (i) the RCSA would have ceased to highlight and collect IPI due to the 8% rate in certain transactions classified in the Tabela de Incidência do Imposto sobre Produtos Industrializados - TIPI, and (ii) the RCSA would have ceased to reverse IPI tax credits for inputs used in the manufacturing of certain products classified under TIPI , considering that the output operations of such products are not taxed. The controversy items firstly from a disagreement as to the classification of products such as oil products, and secondly from a negative of the authorities to recognize the right to maintenance of the IPI credits in operations with immune or untaxed outputs.

(iii)	PIS and COFINS

The amount accrued as PIS and COFINS credits is represented by: (a) contribution the years 1997-1999 regarding the company incorporation; and (b) compensation related to the IPI tax credits used to offset the PIS and COFINS arising from inputs used in immune outputs.

(iv)	Attorney fees

The Company hires law firms to defend its civil, tax and labor claims. Some agreements set forth the attorneys’ compensation based on a percentage of the amounts related to favorable outcomes. The Company accrues the amounts payable to law firms with respect to claims whose likelihood of loss is assessed as possible or remote. The amount currently accrued fully refers to claims whose financial liability is Shell responsibility since they are originated in a period prior to the Company’s organization and, therefore, are reimbursable.

(v)	ICMS

The amount accrued as ICMS credits consists of: (a) tax assessments received which, despite the defense submitted at the administrative and judicial level, the Company’s legal counsel believes that the loss is probable, and the Company will be required to make the payment; and (b) credits recoverable and financial charges on matters for which Management has an interpretation different from the tax authorities.

(vi)	Contribution for Intervention in the Economic Domain - CIDE

The Company accrued the CIDE on services in exploration and production of oil and natural gas made before the formation of Raízen, on March 31, 2015 in the amount of R$ 171,129. The amounts due were deposited in court in the same amount. The Company will be fully reimbursed by Shell in the case of effectively collect the CIDE tax authorities. Therefore, both balances are presented net in these financial statements.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(b)	Civil and labor

The main claims are related to contractual, real estate and credit recovery matters, involving contractual breaches, ownership of Company’s properties and recovery of amounts not paid by customers.

The Company is also party to various labor claims filed by former employees and employees of outsourced service providers who require the payment of overtime, night shift premium and hazardous duty premium, job readmittance, deductions from payroll such as confederation dues, union dues, etc.

(c)	Environmental

The main environmental claims are related to environmental remediation activities to be performed in gas stations, distribution units, airports and customer distribution centers, including removal of the contaminated material, treatment of the area, laboratory analyses and post-remediation monitoring.

Contingencies classified as a risk of possible loss

(a)	Tax

The main tax judicial claims whose likelihood of unfavorable outcome is rated as possible, and as a consequence, no provision for lawsuits was recorded in the financial statements, as follows:

	Non-Reimbursable claims		Reimbursable claims		Total
Description	2015	2014	2015	2014	2015	2014
ICMS (i)	102,134	31,847	1,875,303	1,825,228	1,977,437	1,857,075
PIS and COFINS (ii)	36	35	1,086,105	1,060,438	1,086,141	1,060,473
IPI (ii)	-	-	50,741	130,816	50,741	130,816
IRPJ and CSLL (ii)	-	-	397,481	306,444	397,481	306,444
Others	582	543	8,397	13,034	8,979	13,577
	102,752	32,425	3,418,027	3,335,960	3,520,779	3,368,385

If the Company recognizes a reimbursable claim due to a change in the likelihood of loss, or for any other reason, they will also account for the same amount as a receivable from shareholders; therefore, there will not any impact on the consolidated statement of income. If a non-reimbursable claim is recognized, the Company will account for an expense in the consolidated statement of income.

The main contingences are described below:

(i)	ICMS

Refers to various tax assessments notices in connection with the following matters: (i) non-reversal of ICMS credits, (ii) non-reversal in full of ICMS-ST credits, (iii) payment of ICMS-ST on interstate sales to industrial customers and (iv) non-performance of accessory obligations.

(ii)	PIS, COFINS, IPI, IRPJ and CSLL

The main contingences refers to tax assessment notices in connection with the offset of credits arising from the semi-annual PIS system as well as offsets of federal taxes (IRPJ, CSLL, PIS, COFINS and IRRF) not approved by the Receita Federal.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(b)	Civil and labor

On March 31, 2015 and 2014, the main civil and labor claims whose likelihood of loss is possible and therefore no provision for Judicial Demands was recognized in the financial statements , are highlighted below:

	Non-reimbursable claims		Reimbursable claims
Description	2015	2014	2015	2014
Civil	60,739	11,459	696,563	595,134
Labor	655	1,565	31,133	54,767
	61,394	13,024	727,696	649,901

19.	Commitments

Purchases

The Company enters into agreements with third parties, which are related to the purchase of fuel to secure a portion of its future sales.

The amounts of the purchase commitments of ethanol, diesel, gasoline, jet fuel and biodiesel, in cubic meters, on the date of the financial statements are set forth below:

2016	9,983,568
2017	911,623
Fiscal year ended in March 31, 2015	10,895,191
Fiscal year ended in March 31, 2014	10,617,401

The Company also entered into agreements for services of railway, highway and waterway transportation in order to transport fuel between supply centers and distributors. The amount to be paid by the Company is set based on the price defined in the agreement.

Crop purchase commitments, in metric meters, on March 31, 2015 are set forth below:

2016	470,191
Fiscal year ended in March 31, 2015	470,191
Fiscal year ended in March 31, 2014	1,792,365

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Storage services

The Company enters into agreements with third parties for fuel storage service in certain regions due to logistics strategies.

Crop storage services commitments, in cubic meters, on the reporting date are set out below:

2016	1,396,928
2017	957,650
2018	284,526
2019	248,400
After 2020	366,300
Fiscal year ended in March 31, 2015	3,253,804
Fiscal year ended in March 31, 2014	2,205,679

This non-financial information has not been audited by independent auditors.

20.	Shareholders’ equity

(a) Capital stock

On December 26, 2013, the shareholder Cosan transferred to Cosan Investimentos e Participações S.A. (“CIP”) all 1,651,584,242 ordinary shares that held, with usufruct reserve to Cosan until October 1, 2021, on all political rights, right to receive interest on own capital and the right to receive dividends linked to such shares, decided by the Company as at April 30, 2014, based on profits until March 31, 2014.

On March 31, 2015 and 2014, the Company’s capital is R$ 3,343,720. The line item appears deducted from the balance of redeemable preferred shares in the amount of R$ 148,802 (R$ 274,392 in 2014), totaling R$ 3,194,918 (R$ 3,069,328 in 2014).

The capital stock on March 31, 2015, totally subscribed and paid is represented as follows:

			Shareholders (shares in units)
	Shell	CIP	Cosan	Total in 2015	Total in 2014

Common shares	1,651,584,242	1,651,584,242	—	3,303,168,484	3,303,168,484
Preferred shares Class A	1	—	—	1	1
Preferred shares Class B	—	—	93,648,276	93,648,276	93,648,276
Preferred shares Class C	262,784,501	—	—	262,784,501	262,884,501
Preferred shares Class D (1)	100,000	—	—	100,000	—
Total	1,914,468,744	1,651,584,242	93,648,276	3,659,701,262	3,659,701,262

(1)	On January 21, 2015, the Extraordinary General Meeting approved the conversion of 100,000 preferred shares Class C into preferred shares Class D, all owned by Shell.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Redeemable preferred shares

The tax benefits arising from the use of NOL generated by Shell before the RCSA’s organization, as well as the tax benefits arising from the tax amortization of goodwill relating to Cosan’s contribution, and tax benefits arising from the utilization of PIS and COFINS contributed by Fix Investimentos Ltda. (investor company of the controlled Raízen Mime Combustíveis S.A.) are to be reimbursed to shareholders to the extent that the Company uses them to reduce the amount of taxes payable.

In order to compensate shareholders through the payment of dividends of the tax benefits used by the Company during each calendar year, the Company issued Class A preferred shares to Fix, Class B to Cosan, and Class C and D preferred shares to Shell in order to pay them through the payment of dividends in the amount of the tax benefit used by the Company in the fiscal year following to January to December of each year. On March 31, 2015 the dividends declared for remuneration of the shareholders.

On March 31, 2015, 2014 and 2013, the balance and the changes of preferred shares payable to the shareholders (Note 9) are as follow:

	Class A	Class B	Class C	Total

Balance on March 31, 2012	—	140,328	470,337	610,665
Revision of initial balance of tax benefits to be reimbursed	—	10,931	(15,783)	(4,852)
Transfer to dividends payable relating to tax benefits used during the period from January, 2012 to December, 2012	—	(60,503)	(83,057)	(143,560)
Balance on March 31, 2013	—	90,756	371,497	462,253
Obligation to Fix Investimentos Ltda regarding to tax benefits to repay recognized on April 29, 2013	4,551	—	—	4,551
Payment to Fix Investments relating to tax benefits realized to the period of January, 2012 to December, 2012, paid on May 2, 2013	(578)	—	—	(578)
Payment to Fix Investments relating to tax benefits realized on March 27, 2014	(3,538)	—	—	(3,538)
Transfer to dividends payable relating to tax benefits used during the period from April, 2013 to March, 2014	—	(60,503)	(127,358)	(187,861)
Balance on March 31, 2014	435	30,253	244,139	274,827

Payment to Cosan and Shell relating to tax benefits used during the period from April 2013 to March 2015, paid on July 28, 2014	—	(15,126)	(36,842	(51,968)
Payment to Fix Investments relating to tax benefits realized on October 22, 2014	(97)	—	—	(97)
Compensation of tax benefits through Refis, on October 22, 2014	(338)	—	—	(338)
Transfer to dividends payable relating to tax benefits used during the period from April, 2014 to March, 2015	—	(15,127)	(58,495)	(73,622)
Balance on March 31, 2015	—	—	148,802	148,802

Class B and C of preferred shares deduct the balance of Capital.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(b)	Dividends and interest on own capital

Pursuant to the Company’s bylaws, the amounts of the legal reserve and dividends to the year ended March 31, 2015 and 2014 were determined as follows:

	2015	2014	2013
Net income	1,202,294	1,063,546	877,716
(-) Transfer to legal reserve – 5%	(60,113)	(53,178)	(43,886)
Calculation basis for dividend distribution	1,142,181	1,010,368	833,830

Common stock
Mandatory minimum dividend of 1% on net income	11,422	10,104	8,338
(-) Interest on own capital	(190,500)	(183,000)	(173,000)
(-) Dividends paid in advance	(539,360)	(360,000)	(227,000)

Remaining interest on own capital	—	19,550	—

Preferred shares	74,412	187,861	143,560

Total dividends payable:
Total parent company	74,412	207,411	143,560
Dividends payable to non-controlling shareholders	9,545	14,068	3,622
Total	83,957	221,479	147,182

At the Extraordinary General Meeting held on July 28, 2014, the shareholders of RCSA deliberated and approved the declaration of dividends to the holders of ordinary shares in proportion to the shares held by them, in the amount of R$ 246,104, fully paid on October 31, 2014.

Additionally, at the same Extraordinary General Meeting, the shareholders of RCSA deliberated and approved the declaration of additional dividends to those provisioned on March 31, 2014, to holders of preferred shares B and C, in the amount of R$ 52,548, totaling R$ 240,409. Dividends were paid to the shareholders, Cosan and Shell, in the amount of R$ 75,630 and R$ 164,779, respectively, fully paid on July 28, 2014. On March 31, 2015, the accrued dividends, substantially of the same nature, was of R$ 74,412.

At the Extraordinary General Meeting held on October 16, 2014, the shareholders of RCSA deliberated and approved the declaration of interest on own capital calculated for the period between February 1 and September 30, 2014 and interim dividends for the period between April 1 and September 30, 2014, in the amount of R$ 109,500 and R$ 220,360, respectively, individually credited at the rate of 50% for each shareholder. Therefore, the net amount of interest on own capital and interim dividends payable is R$ 313,435, full paid on October 31, 2014.

Additionally, on October 31, 2014, the RCSA paid the remaining balance of interest on own capital of the year ended March 31, 2014, in the net amount of R$ 19,550.

At the Extraordinary General Meeting held on December 19, 2014, the shareholders of RCSA deliberated and approved the declaration of interim dividends for the period between April 1 to November 30, 2014 to the holders of ordinary shares in proportion to the shares held by them, in the amount of R$ 200,000, which R$ 100,000 was paid to Cosan on December 31, 2014 and R$ 100,000 paid to Shell on January 7, 2015.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

At the Extraordinary General Meeting held on December 31, 2014, the shareholders of RCSA deliberated and approved the declaration of interest on own capital calculated for the period between October 1 and December 31, 2014, in the amount of R$ 45,000, individually credited at the rate of 50% for each shareholder. Therefore, the net amount payable is R$ 38,250, full paid on March 18, 2015.

At the Extraordinary General Meeting held on March 16, 2015, the shareholders of RCSA deliberated and approved the declaration of interim dividends for the period between April 1, 2014 to January 31, 2015 to the holders of ordinary shares in proportion to the shares held by them, amounting to R$ 119,000, full paid on March 18, 2015.

At the Extraordinary General Meeting held on March 16, 2015, the RCSA shareholders deliberated and approved the declaration of interest on own capital calculated for the period between January 1 and February 28, 2015, in the amount of R$ 36,000, individually credited at the rate of 50% for each shareholder. Therefore, the net amount payable is R$ 30,600, fully paid on March 18, 2015.

(c)	Valuation adjustment – Actuarial liability

Refers to gains and losses arising from the provision for payment of post-employment benefits. This component is recognized in other comprehensive income, but will never be reclassified to profit or loss in subsequent periods.

(d)	Legal reserve

On March 31, 2015 and 2014, the Company allocated of 5% of the net profit to legal reserve, as described in Note 20 (b), pursuant to Company bylaws and in compliance with Brazilian Corporate Law.

(e)	Profit retention reserve

The remaining balance of net income for the year, after allocations for the establishment of the legal reserve, was allocated to Reserve for retention of earnings until its final allocation is approved by the Annual General Meeting. Based on the Company's shareholder agreement, up to 80% of net income may be allocated to this statutory reserve for operations and new investments and projects, and shall not exceed the percentage of 80 % of the share capital.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(f)	Earnings per share

The basic and diluted earnings per share are calculated by dividing the profit attributable to shareholders by the weighted average number of common shares outstanding during the year.

The table below shows the income and share data used in the calculation of the earnings per basic and diluted share for the year ended March 31, 2015, 2014 and 2013 (in thousands, except per share amount):

Basic and diluted

	2015	2014	2013
Numerator
Net profit	1,202,294	1,063,546	1,063,546
Income available to preferred shareholders	(74,412)	(187,861)	(143,560)
Income available to common shareholders	1,127,882	875,685	734,156
Denominator:
Weighted average number of common shares (in thousands)	3,303,168	3,303,168	3,303,168
Basic and diluted earnings per common share (dollars per share)	0.34	0.27	0.22

The Company has no outstanding common shares that may cause dilution or debt convertible into common shares. Therefore, the basic and diluted earnings per share are equivalents.

21.	Net sales

	2015	2014	2013

Gross sales	58,792,859	52,569,840	45,452,355
Sales taxes	(1,186,161)	(1,091,192)	(1,256,495)
Sales returns and rebates (1)	(822,217)	(887,122)	(663,628)
Net sales	56,784,481	50,591,526	43,532,232
(1)	On March 31, 2015, includes the amortization of contractual relationships with customers and supply exclusivity rights of R$ 266,043 (R$ 218,980 in 2014 and R$ 188,380 in 2013).

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

22.	Expense by nature

The consolidated statement of income is presented by function. The reconciliation of statement of income as presented and the expenses by nature for the years ended March 31, 2015, 2014 and 2013 is as follows:

(a)	Expenses by nature

	2015	2014	2013

Fuel - resale	53,853,650	48,005,216	41,199,019
Personnel expenses	428,681	404,963	309,029
Depreciation and amortization (1)	206,998	222,688	232,693
Freight	277,667	254,693	220,119
Commercial expenses	212,916	151,727	135,631
Contract labor	96,563	103,097	91,162
Logistics expenses	92,278	92,377	79,906
Rentals	60,397	58,350	56,612
Telecommunications	13,939	12,753	23,139
Maintenance material	11,914	8,336	7,788
Other expenses	91,972	97,091	159,233
	55,346,975	49,411,291	42,514,331
(1)	The amortization relating to rights of exclusivity of supply are accounted for as Sales returns and rebates (Note 21).

(b)	Classified as:

	2015	2014	2013

Cost of sales	53,853,650	48,005,216	41,199,019
Selling expenses	1,110,930	1,015,036	953,696
General and administrative expenses	382,395	391,039	361,616
	55,346,975	49,411,291	42,514,331

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

23.	Financial income (expenses), net

	2015	2014	2013
Finance expenses
Interest	(162,612)	(98,704)	(90,130)
Monetary variation	(24)	(316)	(161)
Adjustment to present value – customers	—	—	(4,300)
Others	(8,799)	(5,883)	(5,768)
	(171,435)	(104,903)	(100,359)
Amounts capitalized on qualifying assets (Note 11)	9,685	21,441	21,132
	(161,750)	(83,462)	(79,227)
Finance revenues
Interest	105,309	78,130	108,833
Monetary variation	—	343	1,005
Income from financial investments	18,181	8,263	6,691
Others	838	1	1
	124,328	86,737	116,530

Foreign exchange, net	(277,513)	(148,537)	(93,839)

Derivatives, net	202,017	46,723	(2,096)
	(112,918)	(98,539)	(58,632)

24.	Other operating income, net

	2015	2014	2013

Rentals and storage	129,349	117,606	109,748
Gain on sale of property, plant and equipment (1)	121,956	196,471	63,188
Royalties revenue	52,533	49,099	42,297
Merchandising	43,834	41,076	35.360
Commission on sales of lubricants and cards, net (Note 17)	42,988	48,607	49,199
Revenue from store licenses	16,913	16,193	13,352
Revenue from commission on sales of aviation fuel	1,247	2,352	3,882
Bargain purchase gain in the business combination	—	—	17,267
Other expenses, net	(10,007)	(10,827)	(20,070)
	398,813	460,577	314,223

(1)	Mostly relates to the gain on the sale of land to owners of the gas stations which occupy them. This is not part of the ordinary business activities of the Company.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

25.	Financial instruments

(a)	Overview

In the normal course of its business, the Company is exposed to the following risks arising from financial instruments:

•	interest rate risk

•	currency risk

•	credit risk

•	liquidity risk

This note provides information about the exposure of each of the aforementioned risks, as well as to the objectives, practices and processes used to measure and manage them. Additionally, this note provides information regarding the Company’s management of capital.

(b)	Risk management framework

The Company has specific policies treasury and trading that define a direction for risk management.

To monitor the activities and assurance of compliance with the policies, the Company has the Risk Committee that meets weekly to analyze the foreign exchange market behavior and decide on the hedging positions in order to reduce the adverse effects of changes in exchange rate.

The Company and its subsidiaries are exposed to market risks, the main ones are (i) the volatility of the exchange rate; and (ii) the volatility of interest rates. The use of financial instruments for the purpose of protection is made through a risk exposure analysis for which the Management seeks coverage.

On March 31, 2015 and 2014, the fair values related to transactions involving derivative financial instruments for hedging purposes or other purposes were measured at fair value through observable factors such as quoted prices in the active markets or discounted cash flows based on the curves market, which are presented below:

	Notional		Fair Value
	2015	2014	2015	2014
Exchange rate risk
Foreign exchange forward	(929,792)	-	97,111	-
Interest swap	-	(813,891)	-	23,595
Futures contracts	(203,520)	369,025	(723)	(431)
	(1,133,312)	(444,866)	96,388	23,164
Interest rate risk
Future interest	710,000	-	(408)	-
Swap contracts	-	(495,597)	-	(773)
	710,000	(495,597)	(408)	(773)

Total	(423,312)	(940,463)	95,980	22,391
Total assets (current)			115,899	23,888

Total liabilities			(19,919)	(1,497)

Current			(19,919)	(724)
Non-current			-	(773)

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(c)	Currency risk

The Company is exposed to currency risk to the extent that there is a mismatch between the currencies in which sales, purchases and borrowings are denominated and the respective functional currencies of Company. The functional currency of Company is the Real (BRL). The currency in which these transactions are primarily denominated is the US dollar. The Company uses derivatives to manage cash flow risk arising from US dollar-denominated export revenues, net of other foreign currency-denominated cash flows. The table below shows the outstanding derivatives positions as at March 31, 2015 and 2014 used to hedge against currency risk:

Price risk: Outstanding Exchange Derivatives in 2015
Derivatives	Purchased/ Sold	Market	Contract	Maturity	Notional (in thousands of US$)	Notional (in thousands of R$)	Fair Value (in thousands of R$)

Futures	Purchased	BMF&Bovespa	Commercial Dollar	April, 15	(135,750)	(435.486)	(1.933)
Futures	Sold	BMF&Bovespa	Commercial Dollar	April, 15	165,750	531.726	2.362
Futures	Purchased	BMF&Bovespa	Commercial Dollar	May,15	126,559	406.000	2.303
Futures	Sold	BMF&Bovespa	DDI	January, 16	(220,000)	(705.760)	(3.455)
Sub-total of Futures					(63.441)	(203.520)	(723)

Forward	Purchased	OTC/Cetip	NDF	April, 15	(320,000)	(929.792)	97.111

Sub-total of interest of Forward					(320.000)	(929.792)	97,111
Total of exchange rate					(383.441)	(1.133.312)	96,388

Price risk: Outstanding Exchange Derivatives in 2014
Derivatives	Purchased/ Sold	Market	Contract	Maturity	Notional (in thousands of US$)	Notional (in thousands of R$)	Fair Value (in thousands of R$)

Futures	Sold	BM&FBovespa	Commercial Dollar	May, 2014	161,500	369,025	(431)
Subtotal of Futures Sold					161,500	369,025	(431)

Interest swap	Fixed Dollar/ CDI	BM&FBovespa	Commercial Dollar	April, 2014	(92,949)	(210,344)	5,131
Interest swap	Fixed Dollar/ CDI	BM&FBovespa	Commercial Dollar	May, 2014	(89,578)	(202,715)	5,798
Interest swap	Fixed Dollar/ CDI	BM&FBovespa	Commercial Dollar	June, 2014	(88,932)	(201,252)	6,174
Interest swap	Fixed Dollar/ CDI	BM&FBovespa	Commercial Dollar	July, 2014	(88,193)	(199,580)	6,492

Subtotal of interest swap					(359,652)	(813,891)	23,595
Total of exchange rate					(198,152)	(444,866)	23,164

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

On March 31, 2015 and 2014, the Company and its subsidiaries presented the following net balance sheet exposure to US Dollar variance in assets and liabilities denominated in US Dollars:

	2015		2014
	R$	US$ (in thousands)	R$	US$ (in thousands)

Cash and equivalents (Note 3)	5,629	1,755	202,420	89,448
Trade notes receivable - foreign (Note 5)	1,104	344	2,943	1,300
Related parties (Note 9)	438,645	136,735	(384,351)	(169,841)
Loans and financing (Note 14)	(1,495,816)	(466,277)	(801,456)	(354,156)
Derivatives (Note 25)	95,980	29,919	22,391	9,894
Others	(23,624)	(7,364)	(10,660)	(4,711)

Foreign exchange exposure, net	(978,082)	(304,888)	(968,713)	(428,066)

(d)	Interest rate risk

The Company monitors fluctuations in floating interest rates pegged to some debts and it makes use of derivatives to minimize these risks. The table below shows the outstanding derivative positions as at March 31, 2015 and 2014 used to hedge against the interest rate risk:

Price risk: Outstanding interest rate derivatives in 2015
Derivatives	Assets / Liabilities	Market	Maturity	Notional (in thousands of US$)	Notional (in thousands of R$)	Fair Value (in thousands of R$)

DI	Sold	BMF&Bovespa	Jan, 2016	(221,322)	(710,000)	(408)
Total interest – March 31, 2015				(221,322)	(710,000)	(408)

Price risk: Outstanding interest rate derivatives in 2014
Derivatives	Assets / Liabilities	Market	Maturity	Notional (in thousands of US$)	Notional (in thousands of R$)	Fair Value (in thousands of R$)

Interest swap	Swap Libor / Fixed	OTC	Dec, 2015	(219,000)	(495,597)	(773)
Total interest – March 31, 2014				(219,000)	(495,597)	(773)

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(e)	Credit risk

A significant portion of sales by the Company and its subsidiaries is to a selected group of best-in-class counterparts, i.e. trading companies, fuel distribution companies and large supermarket chains.

Credit risk is managed through specific rules of client acceptance, credit rating and setting of limits for customer exposure, including the requirement of a letter of credit from major banks and obtaining actual warranties on given credit, when applicable. Management believes that the risk of credit is substantially covered by the allowance for doubtful accounts.

The limits for individual risks are determined based on internal or external classifications according to the limits determined by the Company Management. The use of the credit limits is regularly monitored. No credit limits were exceeded during the period, and Management does not expect any losses from default by these counterparties in excess of the amount already provided.

The Company contracts currency swap derivatives with selected counterparties. Intercompany derivatives between Raízen Energia and Raízen Combustíveis were registered with Cetip through the intermediation of a brokerage company.

Guarantee margins – Derivative operations require an initial guarantee margin. Brokers with whom the Company operates on exchanges offer credit limits for these margins. On March 31, 2015, the total initial margin required is R$ 41,813 (R$ 14,823 in 2014) through Investment Fund Quotas in guarantee and R$ 15,500 (R$ 37,956 in 2014) in Bank Certificates of Deposit of prime banks (Note 4). The Company’s derivative transactions on the over-the-counter market do not require a guarantee margin.

The credit risk on cash and cash equivalents, bank deposits and investment funds (Note 3), is distributed among the main national and international banks rated by international risk rating agencies as investment grade.

(f)	Liquidity risk

Liquidity risk is the risk of the Company facing difficulties to perform obligations associated with its financial liabilities that are settled with spot cash payments or with another financial asset. The approach of the Company in the management of liquidity is to assure, to the maximum extent, that it always has sufficient liquidity to perform its obligations as they mature, under normal and stressful conditions, without causing losses that are unacceptable or have the risk of being detrimental to the Group’s reputation.

The table below shows the financial liabilities by maturity:

	2015					2014
	Up to 1 year	Up to 2 years	3 to 5 years	Over 5 years	Total	Total

Loans and financing (1)	(8,856)	(2,818)	(1,199,282)	(414,109)	(1,625,065)	(896,212)
Related parties (1)	(879,824)	-	(339,497)	(972,751)	(2,192,072)	(1,039,828)
	(888,680)	(2,818)	(1,538,779)	(1,386,860)	(3,817,137)	(1,936,040)

(1) Undiscounted contractual cash flows.

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RAÍZEN COMBUSTÍVEIS S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(g)	Fair value

Fair value of financial assets and liabilities is represented by the amount for which an instrument could be exchanged in a current transaction between willing parties, and not by way of forced sale or settlement. The following methods and assumptions were used to estimate fair value.

The fair value of cash and cash equivalents, trade receivables, other financial assets, trade payables to suppliers, due to/from related parties, and other short-term payables approximates their book values mainly due to the short-term maturity of these instruments. The fair value of other long-term assets and liabilities do not significantly differ from their book value.

The fair value of loans and financing mainly approximates their book values since these financial instruments are subject to floating interest rates (Note 14). The fair value of tradable Senior Notes is based on price quotations at the financial statements date. As at March 31, 2015, the fair value of Senior Notes maturing in 2014 (Note 14) corresponded to 103.0% of its face value.

The Company contracts derivative financial instruments with different counterparties, including financial institutions with credit ranking from investment grade. The assessed derivatives using assessment techniques upon data taken from the market mainly refer to swaps of interest rates, forward exchange and commodities contracts. The assessment techniques often applied include pricing models for forward contracts and swaps, for which calculations are made upon the current amount. The models incorporate different data, including those referring to the credit quality of the counterparties, the exchange rates at sight and long-term, the interest rates and the long-term rates.

The financial instruments categories are presented as follows:

		Book value		Fair value
	Classification	2015	2014	2015	2014
Financial assets
Cash and cash equivalents, except Financial investments (Note 3)	Loans and receivables	90,831	488,901	90,831	488,901
Financial investments (Note 3)	Fair value through profit or loss	142,112	77,705	142,112	77,705
Restricted cash (Note 4)	Loans and receivables	57,313	52,779	57,313	52,779
Trade accounts receivable (Note 5)	Loans and receivables	1,571,790	1,419,901	1,571,790	1,419,901
Related parties (Note 9)	Loans and receivables	2,298,393	864,130	2,298,393	864,130
Derivative financial instruments (Note 25.b)	Fair value through profit or loss	115,899	23,888	115,899	23,888
		4,276,338	2,927,304	4,276,338	2,927,304
Financial liabilities
Trade accounts payable (Note 13)	Amortized cost	(761,295)	(776,224)	(761,295)	(776,224)
Loans and financing (Note 14)	Amortized cost	(1,492,950)	(815,208)	(1,492,950)	(839,228)
Related parties (Note 9)	Amortized cost	(2,017,763)	(1,171,090)	(2,017,763)	(1,171,090)
Derivative financial instruments (Note 25.b)	Fair value through profit or loss	(19,919)	(1,497)	(19,919)	(1,497)
		(4,291,927)	(2,764,019)	(4,291,927)	(2,788,039)

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RAÍZEN COMBUSTÍVEIS S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Fair Value Hierarchy

The Group uses the following hierarchy to determine and disclose the fair value of financial instruments using the valuation technique:

•	Level 1 – quoted prices (not adjusted) in active markets for identical assets and liabilities;

•	Level 2 – other techniques for which all inputs with significant effects on the fair value are observable, either directly or indirectly; and

•	Level 3 – techniques that use inputs with significant effects on fair value not based on observable market input.

Assets and (liabilities) at fair value	Level 1	Level 2	Total
March 31, 2015
Cash and cash equivalents, except Financial investments (Note 3)	-	90,831	90,831
Financial investments (Note 3)	-	142,112	142,112
Restricted cash (Note 4)	-	57,313	57,313
Trade accounts receivable (Note 5)	-	1,571,790	1,571,790
Related parties (Note 9)	-	2,298,393	2,298,393
Derivative financial assets (Note 25.b)	4,666	111,233	115,899
Trade accounts payable (Note 13)	-	(761,295)	(761,295)
Loans and financing (Note 14)	-	(1,492,950)	(1,492,950)
Related parties (Note 9)	-	(2,017,763)	(2,017,763)
Derivative financial liabilities (Note 25.b)	(5,797)	(14,122)	(19,919)
Total	(1,131)	(14,458)	(15,589)

Assets and (liabilities) at fair value	Level 1	Level 2	Total
March 31, 2014
Cash and cash equivalents, except Financial investments (Note 3)	-	488,901	488,901
Financial investments (Note 3)	-	77,705	77,705
Restricted cash (Note 4)	-	52,779	52,779
Trade accounts receivable (Note 5)	-	1,419,901	1,419,901
Related parties (Note 9)	-	864,130	864,130
Derivative financial assets (Note 25.b)	294	23,594	23,888
Trade accounts payable (Note 13)	-	(776,224)	(776,224)
Loans and financing (Note 14)	-	(839,228)	(839,228)
Related parties (Note 9)	-	(1,171,090)	(1,171,090)
Derivative financial liabilities (Note 25.b)	(724)	(773)	(1,497)
Total	(430)	139,695	139,265

On March 31, 2015 and 2014, there were no transfers beween the aforementioned levels to determine the fair value of financial instruments.

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RAÍZEN COMBUSTÍVEIS S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(h)	Sensitivity analysis

Set out below is a sensitivity analysis of the fair value of financial instruments in accordance with the risk types considered relevant by the Company.

Assumptions for sensitivity analysis

For the sensitivity analysis, the Company adopted three scenarios, being one probable, and another two stressed scenarios that may affect the fair value of financial instruments of the Company. The probable scenario takes into account the future market of Dollar on March 31, 2015 and 2014 that determines the derivatives fair value on the specified date. The stressed scenarios were defined taking into consideration the adverse impacts of 25% and 50% on Dollar curves, which were considered as the basis for the probable scenario.

Sensitivity table

The sensitivity table of derivative variation of the Company in probable, possible and remote scenarios is presented below:

		Impacts on profit or loss 2015(*)
Interest rate risk	Risk Factor	Probable Scenario	Scenario +(25%)	Fair Value Balance	Scenario +(50%)	Fair Value Balance
Exchange rate derivatives
Futures Contracts:
Sales commitments	Decrease in the exchange rate R$/US$	(723)	71,415	70,691	142,830	142,106
Forward Contracts:
Sales commitments	Decrease in the exchange rate R$/US$	97,111	(111,904)	(14,793)	(223,808)	(126,697)

		96,388	(40,489)	55,898	(80,978)	15,409

Interest rate derivatives
Futures Contracts:
Sales commitments	Decrease in the interest rate	(408)	(11,670)	(12,078)	(23,340)	(23,748)

		Impacts on profit or loss 2014(*)
Interest rate risk	Risk Factor	Probable Scenario	Scenario +(25%)	Fair Value Balance	Scenario +(50%)	Fair Value Balance
Exchange rate derivatives
Futures Contracts:
Sales commitments	Decrease in the exchange rate R$/US$	(431)	92,256	91,826	184,512	184,082
Exchange swap:
Sales commitments	Decrease in the exchange rate R$/US$	23,595	(212,371)	(188,776)	(424,742)	(401,147)

		23,164	(120,115)	(96,950)	(240,230)	(217,065

Interest rate derivatives
Interest swap:
Sales commitments	Decrease in the interest rate	(773)	(1,675)	(2,448)	(3,350)	(4,123)
(*)	Projected result in up to 12 months from March 31, 2015 and 2014.

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RAÍZEN COMBUSTÍVEIS S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Set out below are the effects that would be generated by changes in risk variables to which the Company is exposed at the end of the year.

i)	Net exposure to US dollar fluctuations

Based on the US dollar-denominated assets and liabilities as at March 31, 2015 and 2014, the Company simulation involves the appreciation and depreciation of exchange rates (R$/US$) by 25% and 50%. The probable scenario takes into consideration the Company’s projections for exchange rates on the maturity of transactions as follows:

	Exchange rate simulations (R$/US$)
	Scenarios
	Balance sheet date	+25%	+50%	-25%	-50%

March 31, 2015	3,2080	4,0100	4,8120	2,4060	1,6040
March 31, 2014	2,2630	2,8288	3,3945	1,6973	1,1315

The probable scenario takes into consideration the position as at March 31, 2015. The effects of the stressed scenarios would be recorded in profit or loss as exchange variation gain (loss) as follows:

	Exchange variation effect
					Scenarios
March 31, 2015	Balance sheet date	+25%	+50%	-25%	-50%

Cash and equivalents (Note 3)	5,629	1,407	2,815	(1,407)	(2,815)
Trade notes receivable - foreign (Note 5)	1,104	276	552	(276)	(552)
Related parties (Note 9)	438,645	109,661	219,323	(109,661)	(219,323)
Loans and financing (Note 14)	(1,495,816)	(373,954)	(747,908)	373,954	747,908
Others	(23,624)	(5,906)	(11,812)	5,906	11,812
Impact on the results for the year		(268,516)	(537,030)	268,516	537,030

	Exchange variation effect
					Scenarios
March 31, 2014	Balance sheet Date	+25%	+50%	-25%	-50%

Cash and equivalents (Note 3)	202,420	50,605	101,210	(50,605)	(101,210)
Trade notes receivable - foreign (Note 5)	2,943	736	1,472	(736)	(1,472)
Related parties (Note 9)	(384,351)	(96,088)	(192,176)	96,088	192,176
Loans and financing (Note 14)	(801,456)	(200,364)	(400,728)	200,364	400,728
Others	(10,660)	(2,665)	(5,330)	2,665	5,330
Impact on the results for the year		(247,776)	(495,552)	247,776	495,552

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RAÍZEN COMBUSTÍVEIS S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

ii)	Changes in interest rates

The Company simulated the income from investments linked to the CDI rate involving an appreciation and depreciation by 25% and 50% as follows:

	2015
	Balance sheet date	Probable scenario	+25%	+50%	-25%	-50%

Financial investments (Note 3)	142,112	15,567	19,459	23,351	11,675	7,784
Loans and financing (Note 14)	(1,277,496)	(22,360)	(27,950)	(33,540)	(16,770)	(11,180)

	2014
	Balance sheet date	Probable scenario	+25%	+50%	-25%	-50%

Financial investments (Note 3)	77,705	6,779	8,474	10,169	5,084	3,390
Loans and financing (Note 14)	(14,904)	(1,120)	(1,400)	(1,681)	(840)	(560)

The other risk factors were considered irrelevant to the outcome of financial instrument.

(i)	Capital management

The Company's goal, when managing its capital structure, is to ensure that it will continue as a going concern and be able to finance investment opportunities, by keeping a healthy credit profile and offering an appropriate return to its shareholders.

The Company has relationships with large local and international banks and financial institutions. Between May and August, 2014 Fitch Ratings, Moody’s and Standard and Poor’s rated the Company’s creditworthiness as AAA (bra), Aaa.br and brAAA respectively.

The Company’s leverage ratios as of March 31, 2015 and 2014 were as follows:

	2015	2014
Third party capital
Loans and borrowings (Note 14)	1,492,950	815,208
Less: Cash and cash equivalents (Note 3)	(232,943)	(566,606)
	1,260,007	248,602
Own capital
Shareholders’ equity
Attributable to owners of the Company	4,452,554	4,226,481
Attributable to non-controlling interests	152,161	110,877
	4,604,715	4,337,358

Total capital	5,864,722	4,585,960

Leverage ratio	21%	5%

The increase in the leverage ratio was basically due to the decrease in cash and by financing funding in Schuldschein mode made during the year ended March 31, 2015. This increase is aligned with the Company’s strategy of maintaining the normal course of business, as well as maintaining adequate cash balances.

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RAÍZEN COMBUSTÍVEIS S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

26.	Supplementary retirement plan and other employee benefits

(a)	Pension fund

Defined contribution

On June 1, 2011, the Company began sponsoring the Raiz Benefits Plan, administered by Raízprev – Entidade de Previdência Privada, which is a closed entity pension nonprofit.

The Company is endowed with administrative, financial and equity, having as object the administration and implementation of benefit plans from retirement payments, as defined in the Regulations of the benefit plans, with the sponsoring the following companies: Raízen Combustíveis S.A., Petróleo Sabbá S.A. and Raízen Mime Combustíveis S.A.

During the year ended March 31, 2015, the contribution amount recognized as an expense was R$ 5,250 (R$ 5,108 in 2014 and R$ 4,346 in 2013).

(b)	Profit sharing

The Company recognizes a liability and an expense for profit sharing based on a methodology that takes into account previously set goals to employees. The Company recognizes a provision when it is contractually obliged or when there is a past practice that has created a constructive obligation.

27.	Insurance

The Company has an insurance and risk management program that provides coverage and protection compatible with its assets and operations.

The insurance coverage is based on a strict risk and loss study conducted by local insurance advisors, and the insurance taken out is considered by management as sufficient to cover losses that may arise, based on the nature of the Company’s activities.

		March 31,2015
Asset covered	Coverage	Insured Amount	Amount of coverage

Inventories and property, plant and equipment	Fire, lightning, explosion, windstorm, breakdown of machinery, loss of profit and other	2,925,771	464,840
National transport	Road risk and civil liability of cargo carrier	9,000	9,000
General civil liability for directors and officers	Third party complaints	-	1,940,000
Total		2,934,771	2,413,840

The risk provisions adopted are not part of the scope of a financial statement audit. Consequently, they were not examined by Company’s independent auditors.

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RAÍZEN COMBUSTÍVEIS S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

28.	Internal reorganization and business combination

(i)	Acquisition of Latina Distribuidora de Petróleo Ltda. (“Latina”)

On April 1, 2014, the Company acquired all of the common shares of Latina, a fuel distribution business in the southern region of Brazil, for R$ 178,336. The purpose of this acquisition is to expand the presence of the Shell brand and products and services in the three southern states, and improve the logistics efficiency of the Company’s distribution in the fuel stations, mainly in the interior of Rio Grande do Sul.

The fair value of assets acquired and liabilities assumed at the acquisition date of Latina was as follows:

Line items	Total
Accounts receivables	49,648
Inventories	26,061
Advances to suppliers	10,443
Taxes and contributions receivable	1,729
Judicial deposits	7,925
Deferred tax liabilities (Note 16.c)	(16,926)
Other assets	41
Property, plant and equipment (Note 11)	27,660
Intangible assets (Note 12)	53,806
Suppliers	(13,515)
Loans and financing	(22,994)
Provision for legal proceedings (Note 18)	(10,649)
Wages and salaries payable	(1,103)
Income tax payable	(1,481)
Other liabilities	(3,333)

Net assets contributed	107,312

Consideration transferred, net of cash received	177,744

Goodwill (Note 12)	70,432

The fair value of the assets acquired and liabilities assumed is categorized primarily within level 3.

At a meeting of members held on the same date of the acquisition, the merger of Latina with the Company was approved.

(ii)	Internal corporate - real estate investment activity

On November 18, 2014, Saturno Investimentos Imobiliários Ltda (“Saturno”) was created through a cash contributions made by the Company and Sampras, a Company’s subsidiary, in the amounts of R$ 999 and R$ 1.00, respectively, paid up on December 23, 2014.

On December 30, 2014, the Saturno received an additional capital contribution in the amount of R$ 161,067. The capital contribution made by the Company comprised certain properties and are measured at the book value.

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RAÍZEN COMBUSTÍVEIS S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Such corporate restructuring impacted the consolidated financial statements based on the partial reversal of deferred taxes liability over the fair value on assets contributed in the amount of R$ 24,502, as a result of the change in tax regime (i.e. Saturno is taxed based on presumed profit and therefore the related deferred tax liability should be reversed).

29.	Subsequent events

Fire in the Terminal de Líquidos de Santos

The fire occurred on April 2, 2015 in the Terminal Intermodal de Santos (TIS), a company operated by Ultracargo – Operações Logísticas a Participações Ltda. (“Ultracargo”), affected products of Raízen Combustíveis S.A. (and its subsidiaries) that were stored there. Initial estimates assume that the impact of such products does not represent material financial value in the context of the consolidated financial statements of Raízen Combustíveis S.A.. The contractual relationship between Raízen Combustíves S.A. (and its subsidiaries) and Ultracargo covers risks they may be exposed. The causes and accident damage are under investigation.

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Raízen Energia S.A.

RAÍZEN ENERGIA S.A.

Financial Statements as at March 31, 2015

1 of 95

Independent Auditor's Report

To the Board of Directors and Shareholders

Raízen Energia S.A.

We have audited the accompanying consolidated financial statements of Raízen Energia S.A. and its subsidiaries, which comprise the consolidated balance sheets as of March 31, 2015 and March 31, 2014, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended March 31, 2015.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

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Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Raízen Energia S.A. and its subsidiaries at March 31, 2015 and March 31, 2014, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 2015, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Campinas, Brazil

June 22, 2015

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Auditores Independentes

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RAÍZEN ENERGIA S.A.

Consolidated balance sheet at March 31

(In thousands of Brazilian Reais)

	Note	2015	2014
Assets
Current assets
Cash and cash equivalents	3	3,795,287	1,771,015
Restricted cash	4	131,311	251,803
Derivative financial instruments	27	759,306	200,588
Trade accounts receivable, net	5	331,638	356,004
Other financial assets	9	12,931	13,267
Inventories	7	354,862	448,694
Recoverable income tax and social contributions	18.a.1	36,859	359,893
Recoverable taxes	6	157,304	145,903
Advances to suppliers	8	206,004	209,251
Related parties	10	767,894	192,574
Other receivables		52,328	57,529
		6,605,724	4,006,521

Non-current assets
Derivative financial instruments	27	315,279	1,109
Other financial assets	9	968,420	890,680
Recoverable income tax and social contributions	18 a.1	508,360	-
Recoverable taxes	6	32,184	26,199
Advances to suppliers	8	55,172	21,841
Related parties	10	1,429,358	1,371,257
Deferred income tax and social contributions	18.b	299,314	256,611
Judicial deposits	19	205,797	282,416
Other receivables		46,892	30,884
Investments in associates and joint ventures	11	210,586	162,266
Biological assets	12	1,959,859	2,036,693
Property, plant and equipment	13	7,615,059	7,250,609
Intangibles	14	1,494,333	1,535,137
		15,140,613	13,865,702
Total assets		21,746,337	17,872,223

The accompanying notes are an integral part of these consolidated financial statements.

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RAÍZEN ENERGIA S.A.

Consolidated balance sheet at March 31

(In thousands of Brazilian Reais)

(continued)

	Note	2015	2014
Liabilities and shareholders’ equity
Current liabilities
Short-term debt and current portion of long-term debt	16	1,377,898	1,122,633
Derivative financial instruments	27	224,078	166,175
Trade accounts payable	15	568,296	637,863
Payroll and related charges		321,116	292,468
Income tax and social contributions payable	18 a.2	8,862	760
Taxes payable	17	99,537	156,572
Dividends payable	21.b	51,066	78,672
Related parties	10	226,854	127,370
Other liabilities		194,867	111,070
		3,072,574	2,693,583
Non-current liabilities
Long-term debt	16	9,047,745	6,510,886
Derivative financial instruments	27	56,231	12,105
Taxes payable	17	169,116	667,374
Related parties	10	2,194,965	897,025
Provision for tax, civil and labor risks	19	244,480	343,274
Provision for unsecured liabilities of investments in associates	11	2,653	2,642
Deferred income tax and social contributions	18.b	76,914	21,394
Other liabilities		106,450	79,431
		11,898,554	8,534,131
Total liabilities		14,971,128	11,227,714

Shareholders’ equity

Capital	21.a	4,923,054	4,752,078
Capital reserves	21.a	1,092,538	1,253,919
Other comprehensive income	21.c	15,248	(10,669)
Retained earnings	21.d e 21.e	744,369	649,181
Equity attributable to controlling shareholders		6,775,209	6,644,509
Total shareholders’ equity		6,775,209	6,644,509
Total liabilities and shareholders’ equity		21,746,337	17,872,223

The accompanying notes are an integral part of these consolidated financial statements.

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RAÍZEN ENERGIA S.A.

Consolidated statement of income

Year ended March 31

(In thousands of Brazilian Reais, except for earnings per share which is presented in R$)

	Note	2015	2014	2013

Continuing operations
Net sales	22	9,739,137	9,455,221	8,468,238
Cost of sales	24	(8,064,341)	(7,542,579)	(6,698,108)
Gross profit		1,674,796	1,912,642	1,770,130

Operating income (expenses)
Selling expenses	24	(564,863)	(637,316)	(605,164)
General and administrative expenses	24	(487,493)	(539,857)	(490,246)
Other operating income, net	25	71,340	60,412	47,843
Share of losses of equity-accounted investees	11	(33,938)	(34,435)	(23,107)
		(1,014,954)	(1,151,196)	(1,070,674)
Operating income		659,842	761,446	699,456

Financial expense	26	(655,939)	(465,547)	(423,998)
Financial income	26	467,777	252,195	185,572
Foreign exchange losses, net	26	(1,042,138)	(292,073)	(27,519)
Derivatives, net	26	518,065	(67,506)	(55,662)
		(712,235)	(572,931)	(321,607)

Income before taxes		(52,393)	188,515	377,849

Current taxes	18.a	(61,184)	(29,070)	(104,404)
Deferred taxes	18.a	224,576	(18,562)	82,299
		163,392	(47,632)	(22,105)
Net income		110,999	140,883	355,744

Attributable to:
Controlling shareholders		110,999	140,883	354,710
Non-controlling shareholders		—	—	1,034
		110,999	140,883	355,744

Earnings per share – basic and diluted	21.f	0.02	0.02	0.05

The accompanying notes are an integral part of these consolidated financial statements.

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RAÍZEN ENERGIA S.A.

Consolidated statement of comprehensive income

Years ended March 31

(In thousands of Brazilian Reais)

	2015	2014	2013

Net income	110,999	140,883	355,744

Other comprehensive income
Gain (loss) on cash flow hedges (Note 27.e)	51,965	(168,292)	108,169
Currency translation differences	535	1,082	16,086
Deferred taxes (Note 18.c)	(17,681)	57,221	(36,778))
Other comprehensive income, net, which may be reclassified to income in subsequent periods	34,819	(109,989)	87,477

Actuarial losses on pension and post-employment plans	(13,405)	(89)	—
Taxes on unrealized gains losses on pension post-employment plans (Note 18.c)	4,503	30	—

Other comprehensive income, net, which will not impact income in subsequent periods	(8,902)	(59)	—

Total comprehensive income	136,916	30,835	443,221

Attributable to:
Controlling shareholders	136,916	30,835	442,187
Non-controlling shareholders	—	—	1,034
	136,916	30,835	443,221

The accompanying notes are an integral part of these consolidated financial statements.

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RAÍZEN ENERGIA S.A.

Consolidated statement of changes in shareholders’ equity

Years ended March 31

(In thousands of Brazilian Reais)

	Attributable to controlling shareholders
		Capital reserves			Retained earnings
	Capital stock	Capital reserve	Special reserve for goodwill	Other comprehensive income	Legal Reserve	Profit retention	Accumulated profits (loss)	Total	Attributable to non-controlling shareholders	Total shareholders' equity
Balance on March 31, 2012	5,331,456	350,389	-	41,136	20,802	197,618	-	5,941,401	16,893	5,958,294
Contributions from (distributions to) the shareholders of the company
Capital increase on November 29, 2012 (Note 21.a) REPSA	22,119	-	-	-	-	-	-	22,119	-	22,119
Capital increase on November 29, 2012 (Note 21.a) REPSA	181,417	817,418	-	-	-	-	-	998,835	-	998,835
Effect of reverse merger of REPSA by RESA (Notes 1 and 21.a)	(928,509)	(135,824)	-	(29,234)	10,917	322,563	(238,748)	(998,835)	-	(998,835)
Capital Increase on February 28, 2013 (Note 21.a) – RESA	7,927	-	-	-	-	-	-	7,927	-	7,927
Redemption of class B preferred shares (Note 21.a)	66,877	-	-	-	-	-	(66,877)	-	-	-
Constitution of deferred taxes on goodwill (Note 18 and 21.a)	-	-	241,107	-	-	-	-	241,107	-	241,107
Reflected effect from operations of subsidiaries	-	1,929	-	-	-	-	-	1,929	-	1,929
Constitution of the legal reserve (Note 21.a)	-	-	-	-	5,798	-	(5,798)	-	-	-
Mandatory minimum dividends (Note 21.b)	-	-	-	-	-	-	(1,102)	(1,102)	-	(1,102)
Constitution of reserves	-	-	-	-	-	42,185	(42,185)	-	-	-
	(650,169)	683,523	241,107	(29,234)	16,715	364,748	(354,710)	271,980	-	271,980
Comprehensive income:
Net income	-	-	-	-	-	-	354,710	354,710	1,034	355,744
Gain (loss) on cash flow hedge	-	-	-	71,391	-	-	-	71,391	-	71,391
Accumulated foreign currency translation adjustments	-	-	-	16,086	-	-	-	16,086	-	16,086
	-	-	-	87,477	-	-	354,710	442,187	1,034	443,221
Balance on March 31, 2013	4,681,287	1,033,912	241,107	99,379	37,517	562,366	-	6,655,568	17,927	6,673,495

The accompanying notes are an integral part of these consolidated financial statements.

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RAÍZEN ENERGIA S.A.

Consolidated statement of changes in shareholders’ equity

Years ended March 31

(in thousands of Reais)

	Attributable to controlling shareholders
	Capital Reserves				Retained earnings
	Capital stock	Capital reserve	Special reserve for goodwill	Other comprehensive income	Tax incentive reserve	Legal	Profit retention	Accumulated profits (loss)	Total	Attributable to non-controlling shareholders	Total shareholders' equity
Balance on March 31, 2013	4,681,287	1,033,912	241,107	99,379	-	37,517	562,366	-	6,655,568	17,927	6,673,495
Contributions from (distributions to) shareholders of the Company
Capital increase (Note 21.a)	8,427	-	-	-	-	-	-	-	8,427	-	8,427
Supplemental amount paid in the acquisition of subsidiary (Notes 11.e and 21.a)	-	(5,973)	-	-	-	-	-	-	(5,973)	-	(5,973)
Reduction due to acquisition of subsidiary (Notes 11.a and 21.a )	-	-	-	-	-	-	-	-	-	(17,927)	(17,927)
Supplemental dividends payable to holders of preferred shares (Notes 10 and 21.a)	6,916	-	-	-	-	-	(6,916)	-	-	-	-
Accumulated foreign currency translation adjustments	-	(20,168)	-	-	-	-	-	-	(20,168)	-	(20,168)
Redemption of class B preferred shares (Note 21.a and b)	55,448	3,743	-	-	-	-	-	(43,636)	15,555	-	15,555
Allocation to tax incentive reserve (Note 21.e)	-	-	-	-	30,256	-	(16,221)	(14,035)	-	-	-
Cumulative translation adjustment related to subsidiaries	-	1,301	-	-	-	-	-	-	1,301	-	1,301
Interest on capital (Note 21.b)	-	-	-	-	-	-	-	(40,000)	(40,000)	-	(40,000)
Constitution of the legal reserve (Note 21.d)	-	-	-	-	-	7,044	-	(7,044)	-	-	-
Mandatory minimum dividends (Note 21.b)	-	-	-	-	-	-	-	(1,036)	(1,036)	-	(1,036)
Constitution of reserves (Note 21.e)	-	-	-	-	-	-	35,132	(35,132)	-	-	-
	70,791	(21,097)	-	-	30,256	7,044	11,995	(140,883)	(41,894)	(17,927)	(59,821)
Comprehensive income:
Net profit	-	-	-	-	-	-	-	140,883	140,883	-	140,883
Gain (loss) on cash flow hedge (Note 27)	-	-	-	(111,071)	-	-	-	-	(111,071)	-	(111,071)
Accumulated foreign currency translation adjustments	-	-	-	1,082	-	-	-	-	1,082	-	1,082
Actuarial gains (losses) on post-employment benefit plans	-	-	-	(59)	-	-	-	-	(59)	-	(59)
	-	-	-	(110,048)	-	-	-	140,883	30,835	-	30,835
Reserve transfers	-	(3)	-	-	-	-	3	-	-	-	-
Balance on March 31, 2014	4,752,078	1,012,812	241,107	(10,669)	30,256	44,561	574,364	-	6,644,509	-	6,644,509

The accompanying notes are an integral part of these consolidated financial statements.

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RAÍZEN ENERGIA S.A.

Consolidated statement of changes in shareholders’ equity

Years ended March 31

(in thousands of Reais)

				Attributable to controlling shareholders
	Capital Reserves				Retained earnings
	Capital stock	Capital reserve	Special reserve for goodwill	Other comprehensive income	Tax incentive reserve	Legal	Profit retention	Accumulated profits (loss)	Total	Total shareholders' equity

Balance on March 31, 2014	4,752,078	1,012,812	241,107	(10,669)	30,256	44,561	574,364	-	6,644,509	6,644,509

Contributions from (distributions to) shareholders of the Company
Redeem of preference shares
Redemption of class B preferred shares	155,755	(164,377)	-	-	-	-	1,255	-	(7,367)	(7,367)
Effect of the reverse merger of Curupay	-	-	2,004	-	-	-	-	-	2,004	2,004
Effect from affiliates	-	992	-	-	-	-	-	-	992	992
Constitution of the legal reserve (Note 21.a)	-	-	-	-	-	5,550	-	(5,550)	-	-
Dividends to shareholders of class B and D preferred shares	15,221	-	-	-	-	-	-	(16,012)	(791)	(791)
Mandatory minimum dividends (Note 21.b)	-	-	-	-	-	-	-	(1,054)	(1,054)	(1,054)
Constitution of reserves (Note 21.e)	-	-	-	-	-	-	88,383	(88,383)	-	-
	170,976	(163,385)	2,004	-	-	5,550	89,638	(110,999)	(6,216)	(6,216)

Comprehensive income:
Net profit	-	-	-	-	-	-	-	110,999	110,999	110,999
Gain (loss) on cash flow hedge (Note 27)	-	-	-	34,284	-	-	-	-	34,284	34,284
Accumulated foreign currency translation adjustments	-	-	-	535	-	-	-	-	535	535
Actuarial gains (losses) on post-employment benefit plans	-	-	-	(8,902)	-	-	-	-	(8,902)	(8,902)
	-	-	-	25,917	-	-	-	110,999	136,916	136,916
Balance on March 31, 2015	4,923,054	849,427	243,111	15,248	30,256	50,111	664,002	-	6,775,209	6,775,209

The accompanying notes are an integral part of these consolidated financial statements.

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RAÍZEN ENERGIA S.A.

Consolidated statement of cash flows

Years ended March 31

(in thousands of Reais)

	2015	2014	2013
Cash flows from operating activities
Income before taxes	(52,393)	188,515	377,849
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	1,908,125	1,709,935	1,706,819
Change in fair value of biological assets	32,697	64,918	225,021
Change in fair value of sugarcane harvested (agricultural products)	(1,314)	8,443	2,725
Share of loss in equity-accounted investees	33,938	34,435	23,107
Gain on capital dilution of equity interest	(30,333)	-	-
Interest, indexation and exchange variation, net	1,654,689	655,018	341,643
Losses from sale of property, plant and equipment	(10,868)	(33,813)	(3,459)
Impairment of technology contracts	55,060	6,959	-
Grant revenue for investments – ICMS	(59,557)	(32,090)	-
Provision for tax, civil and labor risks, net	16,013	25,197	3,502
Gain on sale of shares	(40,366)	-	-
(Gains) losses from derivatives financial instruments	(317,470)	(40,770)	1,399
Impairment on property, plant and equipment and intangible assets	9,027	(5,792)	-
Others	5,524	340	4,069

Changes in operating assets and liabilities:
Trade accounts receivable and advances from customers (including related parties)	152,557	(16,691)	95,231
Inventories	128,505	(147,487)	71,201
Restricted cash	121,249	(125,085)	40,316
Derivative financial instruments	(40,768)	(1,399)	(12,247)
Others financial assets	48,910	(1)	-
Judicial deposits	(48,366)	(41,257)	(19,406)
Trade accounts payable and advances to suppliers (including related parties)	(126,723)	174,016	35,196
Taxes and contributions, net	(83,506)	(85,141)	(119,294)
Payroll and related charges	28,647	9,671	73,097
Others, net	(18,930)	(26,195)	37,015
Income tax and social contributions paid	(43,165)	(10,758)	(13,658)

Net cash provided by operating activities	3,321,182	2,310,578	2,870,126

Investing activities:
Capital contributions to associates	(58,964)	(57,131)	(80,340)
Acquisitions, net of acquired cash	-	(48,903)	(108,434)
Addition to property, plant and equipment, software and other intangible assets	(1,389,802)	(1,505,115)	(1,403,383)
Cash from sale of property, plant and equipment	14,223	53,648	16,251
Sugarcane planting and cultivation costs	(851,411)	(838,647)	(922,029)
Net cash used in investing activities	(2,285,954)	(2,396,148)	(2,497,935)

Financing activities
Paid in capital contribution from shareholders	8,427	-	-
Proceeds from debt issuance	4,593,149	2,398,715	1,342,906
Proceeds from issue of debentures, net of transaction costs	-	747,710	-
Payment of principal of loans and financing	(3,518,466)	(1,959,671)	(1,542,035)
Interest paid of loans and financing	(481,446)	(314,643)	(294,344)
Financial investments related to financing (restricted cash)	22,046	3,155	(1,451)
Prepaid dividends	(43,417)	(66,022)	(8,873)
Related parties	408,751	(712,160)	689,692
Others	-	-	932
Net cash provided by financing activities	989,044	97,084	186,827
Net increase in cash and cash equivalents	2,024,272	11,514	559,018
At beginning of year	1,771,015	1,759,501	1,200,483
At end of year	3,795,287	1,771,015	1,759,501

Supplementary information:
Investments and financing transactions which do not involve cash
Depreciation of costs capitalized to biological assets	75,222	67,339	72,803
Financed purchase of property, plant equipment and other additions	-	-	(11,905)
Amounts capitalized on qualified assets (Notes 13 and 26)	30,951	44,296	41,940
Present value adjustment in property, plant and equipment	3,286	2,010	9,476
Capital increase made by Cosan and Shell through contribution of assets	-	-	998,835
Capital payable (Notes 10 and 21.a)	-	8,427	7,927
Financed acquisition of TEAS shares (Note 11.a)	-	-	(23,900)
Renewal of Term Loan Agreement (Note 16)	-	-	907,017

The accompanying notes are an integral part of these consolidated financial statements.

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

1.	Operations

Raízen Energia S.A. (the “Company”, “Raízen Energia” or “RESA”) is a private limited liability company with its headquarters in the city and state of São Paulo, Brazil. The Company is controlled indirectly by Royal Dutch Shell (“Shell”) and Cosan S.A. Indústria e Comércio (“Cosan”) and was incorporated on June 1, 2011. Until November 30, 2012, the Company was a direct subsidiary of Raízen Energia Participações S.A. (“REPSA”). On November 30, 2012, REPSA was subject to a reverse takeover by RESA.

Raízen is a joint venture between Shell and Cosan and operates in the ethanol, sugar and energy segment.

On October 21, 2013, the Company was registered with the Brazilian Securities Commission (“CVM”), as a private limited liability company, Category B, and was authorized to offer its own securities in regulated securities markets, with the exception of shares, share deposit certificates or securities conferring the right to acquire such securities upon conversion or the exercise of their inherent rights (Note 16).

The principal business activity of RESA is the production and domestic and international trading of sugar and ethanol, through its controlled companies Raízen Trading LLP and Raízen International Universal Corporation, and the cogeneration of energy produced from sugarcane bagasse in its 24 plants, which are located in the south central region of Brazil.

On January 15, 2015, the Company announced that the industrial activities of the Bom Retiro plant, located in Capivari (SP) would be suspended for two years due to the low availability of sugar cane in the region – there was an acute shortage of sugar cane due to drought. The hibernation of these industrial activities is intended to optimize the production of the other Raízen Energia plants in that area: the raw materials previously allocated to the Bom Retiro unit have been redirected to them. The agricultural operation of Raízen’s sugar cane providers in the region will not be impacted, and nor will RESA’s planned production. Also, no adjustment for impairment was required due to this temporary hibernation of the plant.

It takes from 12 to 18 months for the sugarcane crop to be ready for harvest. The harvest generally begins in April or May each year and ends in November or December, at which time sugar and ethanol is produced. The product is sold throughout the year, with no seasonal variations, subject to normal market variations in supply and demand. Due to its production cycle, the Company's fiscal year begins on April 1 and ends on March 31 of each year.

During the year ended March 31, 2015, the Company and its subsidiaries have undergone a corporate restructuring, which resulted in the formation of 11 new thermoelectric companies ("UTE's"). The Company and its subsidiaries subsidiaries increased the capital of 10 of these new companies by transferring to them net assets relating to cogeneration activities. The updated consolidation base of the Company and details of corporate restructuring are discussed in Notes 2.2 and 11, respectively.

The consolidated financial statements were approved by the Company's Board of Directors on June 22, 2015.

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

2.	Significant accounting policies

2.1	Basis of preparation

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”)

a)	Measurement basis

The consolidated financial statements were prepared using the historical cost basis, except for the determination of assets and liabilities such as financial instruments (including derivatives) and biological assets, which are measured at fair value.

b)	Functional currency and presentation currency

The consolidated financial statements are presented in Brazilian Reais. The Brazilian Real is the functional currency of RESA. and its subsidiaries located in Brazil, as it is the currency of the primary economic environment in which they operate, generate and expend cash. The functional currency for the subsidiaries located outside Brazil is the U.S. dollar.

c)	Judgments, estimates and significant accounting assumptions

In preparing these consolidated financial statements, management has made judgments, estimates and assumptions that affect the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Changes in estimates are recognized prospectively.

If there is a significant change in the facts or circumstances on which the estimates and assumptions used are based, this may have a material impact on the Company’s results and financial condition.

The significant accounting estimates and assumptions are as follow:

Income tax, social contributions and other taxes payable

The Company is subject to income tax in all countries in which it operates. Significant judgment is required in determining the provision for income taxes in these various countries.

For many operations, the final tax determination is uncertain. The Company also recognizes provisions to cover certain situations where it is likely that additional taxes are owed. When the final outcome of these matters differs from the initially estimated and recorded values, these differences affect current and deferred tax assets or liabilities in the period in which the determination is made.

Tax incentive – ICMS

The Company has tax incentive program in specific States, which relates to the financing of part of the ICMS payments. The utilization of this tax incentive by the Company is subject to compliance with all obligations estabilished by the government and the conditions are under control by the Company.

The tax incentive benefits are recorded as other operating income, see Note 25.

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Deferred income tax and social contributions

Income tax and deferred social contributions are recognized for all unused tax losses, to the extent that it is probable that taxable income will be available to allow the use of these tax losses. Significant management judgment is required to determine the value of the income tax and deferred social contributions that can be recognized, based upon the likely timing and level of future taxable profits together with future tax planning strategies.

The taxes on income deferred assets and liabilities are presented net in the balance sheet only when there is a legal right and an intention to offset them upon the calculation of current taxes, usually related to the same legal entity and the same taxation authority. For details about deferred taxes see Note 18.

Biological assets

Biological assets are measured at fair value as at the date of each balance sheet, and the effects of changes in fair value from year to year are allocated directly to the cost of products sold. For more details on the premises applied, see Note 12.

The fair value of the agricultural products are measured through the review of the average production cost of the harvested sugarcane in relation to its market value.

Property, plant and equipment and intangible assets, including goodwill

The accounting treatment of the fixed assets and intangible assets includes the use of estimates to determine the useful life period for the purposes of their depreciation and amortization, in addition to their fair value at the acquisition date, in particular for assets acquired in business combinations.

The Company annually reviews the existence of indicators of impairment on property, plant and equipment and intangible assets.

The determination of the recoverable amount of the cash-generating unit to which goodwill has been allocated also includes the use of assumptions and estimates, and requires a significant degree of judgment.

Provision for tax, civil, labor and environmental claims

The Company and its subsidiaries recognized a provision for probable losses for tax, civil, labor and environmental risks. The assessment of probability of loss includes assessing the available evidence, the hierarchy of laws, available case law, recent court decisions and their relevance in the legal system, as well as the evaluation made by outside counsel. These provisions are reviewed and adjusted to take into account changes in circumstances, such as applicable statutes of limitation, conclusions of tax audits or additional exposures identified based on new matters or court decisions.

Fair value of financial instruments

When the fair value of the financial assets and liabilities presented in the balance sheet cannot be obtained in active markets, it is determined using valuation techniques, including the discounted cash flow method. The data for these methods are based on market conditions, when this is possible. However, where this is not feasible, a certain level of judgment is required to determine the fair value. The judgment includes consideration of the data used—for example, liquidity risk, credit risk and volatility. Changes in assumptions relating to these factors could affect the reported fair value of financial instruments. For more details about the financial instruments see Note 27.

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

2.2	Basis of consolidation

The consolidated financial statements include the financial statements of Raízen Energia and its subsidiaries for the years ended March 31, 2015 and 2014. The subsidiaries are listed below:

	Direct and indirect interests
	03.31.2015	03. 31.2014
Agrícola Ponte Alta Ltda.	100.00%	100.00%
Agropecuária Santa Hermínia Ltda.	100.00%	100.00%
América Trading Investments	100.00%	100.00%
Benálcool Açúcar e Álcool Ltda.	100.00%	100.00%
Bioenergia Araraquara Ltda. (Notes 1 e 11)	100.00%	-
Bioenergia Barra Ltda. (Notes 1 e 11)	100.00%	-
Bioenergia Caarapó Ltda. (Notes 1 e 11)	100.00%	-
Bioenergia Costa Pinto Ltda. (Notes 1 e 11)	100.00%	-
Bioenergia Gasa Ltda. (Notes 1 e 11)	100.00%	-
Bioenergia Jataí Ltda. (Notes 1 e 11)	100.00%	-
Bioenergia Maracaí Ltda. (Notes 1 e 11)	100.00%	-
Bioenergia Rafard Ltda. (Notes 1 e 11)	100.00%	-
Bioenergia Serra Ltda. (Notes 1 e 11)	100.00%	-
Bioenergia Tarumã Ltda. (Notes 1 e 11)	100.00%	-
Bioenergia Univalem Ltda. (Notes 1 e 11)	100.00%	-
Raízen Centroeste Açúcar e Álcool Ltda. (2)	100.00%	100.00%
Curupay Agroenergia Ltda.(1)	-	100.00%
Houghton Venture Capital Ltd.	100.00%	100.00%
Raízen Araraquara Açúcar e Álcool Ltda.	100.00%	100.00%
Raízen Ásia PT Ltd.	100.00%	100.00%
Raízen Biotecnologia S.A.	100.00%	100.00%
Raízen Caarapó Açúcar e Álcool Ltda.	100.00%	100.00%
Raízen Cayman Limited	100.00%	100.00%
Raízen Energy Finance Ltd.	100.00%	100.00%
Raízen International Universal Corp.	100.00%	100.00%
Raízen North América, Inc.	100.00%	100.00%
Raízen Paraguaçú Ltda.	100.00%	100.00%
Raízen Tarumã Ltda.	100.00%	100.00%
Raízen Trading LLP	100.00%	100.00%
TEAS Terminal Exportador de Álcool de Santos Ltda.	100.00%	100.00%

(1)	Company incorporated by TEAS, on October 30, 2014.

(2)	Previously denominated “Cosan Centroeste Açúcar e Álcool Ltda.”

The subsidiaries are fully consolidated as from the date that control commences, and they continue to be consolidated until the date that control ceases. The financial statements of the subsidiaries are prepared for the same disclosure period as that applied by the Company, using consistent accounting policies. The balances kept among consolidated companies, revenues, expenses and unrealized gains and losses from transactions among consolidated companies are fully eliminated.

A change in the participation in a subsidiary that does not result in a loss of control is booked as a transaction between shareholders in shareholders’ equity.

The Company uses the acquisition method to record business combinations. The consideration transferred for the acquisition of a subsidiary is the fair value of the transferred assets, incurred liabilities and equity instruments issued by the Group. The transferred consideration includes the fair value of assets and liabilities derived from the contingent consideration agreement, when applicable. Costs related to acquisition are recorded in the income statements as incurred. The identifiable assets acquired and the liabilities and contingent liabilities assumed in a combination of businesses are measured initially at their fair values on the date of the acquisition. The Company recognizes a non-controlling interest in the acquired entity by its fair value and the proportionate portion of the participation of the non-controlling interest in the fair value of the net assets of the acquired entity. The measurement of non-controlling interest is assessed for each acquisition.

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

The excess of the transferred consideration and of the fair value on the date of acquisition of any previous equity participation in the acquired entity, in relation to the fair value of the participation of the Company of identifiable net assets acquired, is recorded as goodwill. When applicable, in an acquisition to which the Group attributes fair value to non-controlled shareholders, the assessment of goodwill also includes the value of non-controlled interest in the acquired entity, and the goodwill is assessed considering the Group’s interest and non-controlling interests. When the transferred consideration is less than the fair value of the net assets of the controlled subsidiary acquired, the difference is recognized directly in the statement of income for the fiscal year.

Adjustments are made, when necessary, to bring accounting policies into line with those adopted by the Company.

2.3	Summary of the significant accounting practices

The accounting practices described below have been applied consistently in the years presented in the consolidated financial statements.

a)	Revenue recognition

Revenues derived from the sale of products and goods, including resale of products in the external market made by subsidiaries of Raízen Trading LLP and Raízen International Universal Corporation, are recognized when the entity transfers to the buyer significant risks and benefits inherent to the ownership of products and goods, and when it is probable that economic benefits will be generated by the transaction in favor of the Company. The sale prices are fixed based on sales orders or agreements. Goods or services for which revenue is deferred are recorded under other obligations, and are recorded as revenue from delivery of goods or services rendered.

Revenue from the sale of power generation is recorded based on the guaranteed energy and tariffs specified in the terms of supply agreements or the prevailing market price, as applicable. Electric power energy produced and sold through auction is initially recorded as deferred revenue, and is recognized in the statement of income when it is available for the use of customers.

The revenue is presented net of taxes (Federal Excise Tax on Manufactured Goods (“IPI”), Tax on the Circulation of Goods and Services (“ICMS”), Employees’ Profit Participation Program (“PIS”), Tax for Social Security Financing (“COFINS”), National Social Security Institute (“INSS”) and others), and net of returns, abatements and discounts, as well as elimination of sales among companies in the Group.

b)	Transactions in foreign currency

Transactions in foreign currency are initially recognized by Company entities at the functional currency rate on the transaction date, or on the valuation dates, when the items are revalued.

Monetary assets and liabilities denominated in foreign currency are converted into Brazilian currency using the exchange rate on the date of the respective balance sheets, and exchange gains or losses resulting from the settlement of these transactions and conversion at the exchange rates at the end of the year are recognized in the statement of income, under financial income, except when classified as hedge accounting, when they are deferred in shareholders’ equity.

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Non-monetary items measured by historic cost in foreign currency are converted at the conversion rate on the initial date of the transaction. Non-monetary items measured at their fair value in foreign currency are translated using the exchange rates in effect on the date on which the fair value is determined.

c)	Financial instruments - initial recognition and subsequent measurement

(i) Financial assets

Initial recognition and measurement

Financial assets are classified in the following categories: measured at fair value through statement of income, held to maturity, available for sale, loans and receivables. The Company determines the classification of its financial assets at initial recognition.

Financial assets are initially recognized at fair value plus, in the case of investments not designated as being at fair value through income, the transaction costs directly attributable to the acquisition of the financial assets.

Financial assets include cash and cash equivalents, restricted cash, trade accounts receivable, derivative financial instruments, related parties and other financial assets.

Subsequent measurement

The subsequent measurement of financial assets depends on their classification, which may be as follows:

Financial assets at fair value through profit or loss

Financial assets measured at fair value through the statement of income include financial assets maintained for negotiation and assets designated at initial recognition at fair value through income. They are classified as held for trading if they originated for the purpose of sale or repurchase in the short-term. Derivatives are measured at fair value through statement of income, except for those designated as hedge instruments. Interest, inflation adjustments, exchange variations and variations resulting from valuation at fair value are recognized in the statement of income as finance income.

Held-to-maturity financial assets

This includes those non-derivative financial assets with fixed payments or determinable payments with defined maturity which the Company has the firm intention, and the ability, to maintain until the maturity date. Interest, inflation adjustments, exchange variations, less impairment losses, where applicable, are recognized in the statement of income when incurred and presented as finance income.

Available-for-sale financial assets

Available for sale financial assets are non-derivative financial assets that are designated in this category on initial recognition or not classified in any of the above categories. They are presented as non-current assets, unless management intends to settle the investment up to 12 months after the balance date.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. After initial measurement, these financial assets are recorded at amortized cost using the effective interest method (effective interest rate), less impairment loss. The amortized cost is calculated taking into account any discount or premium in the acquisition and taxes or costs incurred. The amortization of the effective interest is included in financial revenues or the expenses line in the statement of income.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Derecognition (write-off)

A financial asset is written off when:

•	the right to receive cash flows from assets expires; and

•	the Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to settlethe cash flows received in full, without significant delay, to a third party under a transfer agreement; and (a) the Group substantially transfers all the risks and benefits of the asset or (b) the Group does not substantially transfer all the risks and benefits relating to the asset, but transfers control over it.

Impairment of financial assets

The Company reviews on the balance sheet dates if there is any objective evidence that determines whether the financial assets or group of financial assets are recoverable. A financial asset or group of financial assets is considered to be impaired if, and only if, there is objective evidence that its value is unrecoverable as the result of one or more events that have taken place since the asset was first recognized (a “loss event”) and this loss event affects the estimated future cash flow of the financial assets, or group of financial assets, to an extent that can be reasonably estimated.

The criteria that the Group uses to determine whether there is objective evidence of impairment loss include:

(i)	significant financial difficulty of the issuer or obligor;

(ii)	a breach of contract, such as a default or delinquency in interest or principal payments;

(iii)	the Company, for economic or legal reasons connected with the financial difficulties of the borrower, extends a concession to the borrower that a creditor would not normally consider;

(iv)	it becomes likely that the borrower will declare bankruptcy or file for some other type of financial reorganization;

(v)	the disappearance of an active market for a financial asset due to financial problems; or

(vi)	observable data indicating that there is a measurable reduction in estimated future cash flows from a portfolio of financial assets, dating from the initial recognition of such assets, even if the reduction cannot yet be identified in respect of individual financial assets in the portfolio, including:

(a)	adverse changes in the payment situation of borrowers of loans contained in the portfolio; and

(b)	country-wide or local economic conditions which are correlated with defaults on assets in the portfolio.

If in a subsequent period the amount of the loss due to impairment reduces, and the reduction can be objectively related to an event that occurred after the impairment was recognized (such as improvement in the credit rating of the debtor), the reversal of such loss recognized previously will be recognized in the statement of income.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(ii) Financial liabilities

Initial recognition and measurement

Financial liabilities are classified as financial liabilities at fair value through income; amortized cost; or derivatives representing an effective hedging instrument, as the case may be. The Company determines the classification of its financial liabilities at initial recognition.

Financial liabilities are recognized initially at fair value and, in the case of loans and financing, are adjusted upwards by the directly related transaction costs.

The Company’s financial liabilities include loans and financing, derivative financial instruments, trade account payables and related parties.

Subsequent measurement

Subsequent measurement of financial liabilities depends on their classification, which may be as follows:

Financial liabilities at fair value through statement of income

These include financial liabilities usually traded before maturity, liabilities designated at initial recognition at fair value through statement of income and derivatives, except for those designated as hedge instruments. Interest, inflation adjustments, exchange variations and variations resulting from valuation at fair value, when applicable, are recognized in the statement of income when incurred.

Amortized costs

After initial recognition, interest-bearing borrowings and financing are subsequently measured at amortized cost, using the effective interest method. Gains and losses are recognized in the income statement when liabilities are written-off, as well as during the amortization process by applying the effective interest method.

Derecognition (write-off)

A financial liability is written off when the obligation is revoked, cancelled or expired.

(iii) Offsetting of financial instruments – net presentation

Financial assets and liabilities are shown net in the balance sheet if, and only if, there is a current and enforceable legal right to set off the amounts recognized, and if there is an intention to offset them, or to realize the asset and settle the liability simultaneously.

(iv) Fair value of financial instruments

The fair value of financial instruments actively traded in organized financial markets is determined on the basis of the purchase price quoted on the market at the close of business on the balance sheet date, without deducting transaction costs.

The fair value of financial instruments for which there is no active market is determined using valuation techniques. These techniques may include the use of recent market transactions (at arm’s length); reference to the current fair value of another similar instrument; a discounted cash flow analysis; or other valuation models.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

For an analysis of the fair value of financial instruments and more details about how they are calculated see Note 27.

(v) Derivatives and hedge accounting

Initial recognition and subsequent measurement

The Company uses derivatives, such as currency and commodity forward contracts and interest rate swaps, to hedge against the risk of fluctuations in exchange rates, the risk of fluctuations in commodities prices and the risk of fluctuations in interest rates, respectively. Derivatives designated as hedge transactions are initially recognized at fair value on transaction date, and subsequently remeasured also at fair value. Derivatives are stated as financial assets when the fair value of the instrument is positive, and as financial liabilities when the fair value is negative.

Any gains or losses on changes in the fair value of derivatives during the year are passed directly to the statement of income, except for the effective portion of cash flow hedges, which is recognized directly in shareholders’ equity under other comprehensive income.

For the purposes of hedge accounting, the following classifications are used:

•	a fair value hedge to protect against exposure to changes in the fair value of assets and liabilities recognized, or unrecognized but committed, or in an identifiable part of such asset, liability or firm commitment, which can be attributed to a specific risk and could affect the results;

•	a cash flow hedge to protect against changes in cash flows attributable to a specific risk associated with a recognized asset or liability, or with a proposed transaction that is highly likely to take place, and which could affect the results; or

•	a net investment hedge in an overseas operating unit.

Upon the initial recognition of a hedge relationship, the Company makes a formal classification and documents the hedge relationship to which it intends to apply the hedge accounting, and the purpose and risk management strategy used by management for hedging purposes.

The documentation includes the identification of the hedge instrument, the item or transaction to which it applies, the nature of the risk hedged, details of the anticipated efficacy of the hedge relationship and the way in which the Company will assess the efficacy of the hedging instrument in order to offset the exposure to changes in the fair value of the hedged item or the cash flows related to it. In the case of cash flow hedges, a demonstration that the proposed transaction to be hedged is highly likely to take place, and the anticipated timing of transfer of gains or losses on the hedging instruments from shareholders' equity to income, are also included in the document describing the hedge.

It is expected that such hedges will be extremely efficient in offsetting changes in fair value or in cash flows, and the hedges are continually assessed to confirm that this is the case throughout all the base periods to which they apply.

Hedges that meet the criteria for hedge accounting are recorded as follows:

Cash flow hedge

The effective portion of the gain or loss on the hedge instrument is recognized directly in shareholders’ equity, under other comprehensive income, while the ineffective portion is recognized immediately in financial income.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Amounts booked under other comprehensive income are transferred immediately to the statement of income when the hedged transaction affects the results, e.g. when the financial revenues or expenses to which the hedge applies are recognized, or when an anticipated sale takes place. When the hedged item is the cost of a non-financial asset or liability, the amounts booked in shareholders’ equity are transferred to the initial book value of the non-financial asset or liability.

If the transaction forecast, or the firm commitment, is not yet expected, the amounts previously recognized in shareholders’ equity are transferred to the statement of income. If the hedging instrument expires or is sold, closed out or exercised without being replaced or rolled over, or if its classification as a hedge is revoked, gains or losses previously recognized in comprehensive income are maintained as deferred items in shareholders’ equity, in the reserve for other comprehensive income, until the anticipated transaction or firm commitment affects the results.

The Group uses forward exchange contracts to protect against its exposure to exchange risk related to anticipated and highly probable future transactions and to firm commitments, and forward commodities contracts to protect against its exposure to volatility in commodity prices. See Note 27 for more details.

d)	Cash and cash equivalents

Cash and cash equivalents include cash on hand, bank deposits and highly liquid investments, with maturities of 90 days or less from the acquisition date and which are readily convertible into a known amount of cash and subject to insignificant risk of change in fair value.

e)	Trade accounts receivable

Trade notes receivable correspond to the amounts receivable due to sale of goods or rendering of services in the regular course of the Company’s activities. If the due date for payment is one year or less, the accounts receivable are classified as current assets. Otherwise they are shown as non-current assets.

Trade accounts receivable are recognized initially at fair value and subsequently measured at amortized cost, using the effective interest rate method, less provision for doubtful accounts (“PDD”) or impairment.

f)	Inventories

Inventories are evaluated at the average cost of acquisition of production, not exceeding the net realizable value, except for RESA’s inventories of agricultural products, which are measured at fair value. The cost of finished products and products in progress comprises the costs of projects, raw materials, direct labor, other direct costs and related direct expenses of production (based on the regular operational capacity), excluding loans costs. Net realizable value corresponds to the selling price in the ordinary course of business, less estimated completion costs and estimated costs necessary to make the sale.

Sugarcane at the time of cutting is considered to be an agricultural product and is measured at fair value, less selling expenses, depending on the amounts cut and valued at the accumulated Council of Sugarcane, Sugar and Alcohol Producers of the State of São Paulo (“CONSECANA”) value for the corresponding month. The fair value of sugarcane cut becomes the cost of raw materials used in the sugar and ethanol production process.

Provision for storeroom inventories with low turnover or which are obsolete is established when there has been no movement within a determined period of time, and when the storeroom inventories are not considered by management to be strategic.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

g)	Investments in associates and joint ventures

Investments in a company over which the Company does not exercise control, but over which it exercises significant influence, are booked by the equity accounting method. Based on the equity accounting method, investments are recorded in the balance sheet at the cost, plus the changes after acquisition of the corporate interest.

The statement of income reflects the share of income in the transactions of affiliated companies based on the equity accounting method. When the changes are directly recognized in the shareholders’ equity of affiliated or subsidiary, the Company will recognize its share in the variations, and will disclose this fact, in such a case, in the statement of changes in shareholders’ equity.

After the application of the equity accounting method, the Company determines if it is necessary to recognize loss of recoverable value added on investment. The Group determines, at each closing date of the balance sheet, if there is objective evidence that the investment in the affiliate suffered impairment loss. If this is the case, the Company calculates the amount of impairment as the difference between the recoverable amount of the affiliate and the book value, and recognizes the amount in the statement of income.

When there is a significant loss of influence over an affiliate, the Company immediately values and recognizes the investment at fair value.

Unrealized gains resulting from transactions between the Company and affiliates and joint ventures are eliminated in proportion to the Company’s interest in the investee. Unrealized losses are eliminated, but only up to the point where there is no evidence of loss due to impairment. The accounting policies of associates are changed when necessary, to ensure consistency with the policies adopted by the Company.

h)	Biological assets

Sugarcane plantations are recorded as biological assets.

The cane crop is measured at fair value, excluding the land on which it is planted, using the discounted cash flow method.

Harvesting generally begins in April of each year, and ends in November or December

For sugarcane, the Company uses projected future cash flows according to the productivity cycle forecast for each harvest, taking into account the estimated useful life of each plantation, the prices for total recoverable sugar, estimated productivity and the estimated costs of production, harvesting, loading and transport for each hectare planted.

Changes in fair value from year to year are allocated to the cost of products sold.

Any land owned by the Company where the biological assets are produced appears as property, plant and equipment.

i)	Property, plant and equipment

Property, plant and equipment items are measured at cost of acquisition or construction, less accumulated depreciation and impairment losses, when applicable.

Cost includes expenditures that are directly attributable to the acquisition of an asset. The costs of assets constructed by the Company includes material and direct labor costs and any other costs incurred to put the asset in the required place and condition in order to operate that asset. Borrowing costs are capitalized as a component of construction in progress, pursuant to IAS 23, using the weighted average interest rate of the Company’s debt at the date of capitalization.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

The Company performs scheduled maintenance activities at their facilities on a yearly basis, usually, from January through March, for the purpose of inspecting and replacing components. Primary maintenance costs include labor, materials, contractor costs and overhead expenses allocated during the inter-harvest season. Costs are capitalized as parts and components, in property, plant and equipment, being fully amortized in the next harvest season.

The cost of equipment that needs to be replaced every year is recorded as part of the equipment cost and depreciated over the next harvest season. Regular maintenance costs are accounted as expenses when incurred since replaced components do not enhance crushing capacity nor introduce any improvements to equipment.

Depreciation is calculated in order to write off the cost of items of property, plant and equipment less their estimated residual values using the straight-line method over their estimated useful lives, and is generally recognized in profit or loss.

In accordance with IAS 16 / CPC 27, for the year ended March 31, 2015, in conjuction with a company that specializes in such evaluations, the Company carried out an evaluation of the useful lives of its fixed assets, using the direct comparative method and drawing on market data. This process indicated the need for a change in the useful lives and annual depreciation rates of the Company’s assets.

Because this represented a change in accounting estimates, the effects of these changes were recorded prospectively from April 2014. These changes, individually, represent both an increase or a decrease, depending on the case, of the useful lives applied to the assets, as compared to the previous useful lives. The changes generated a total reduction of R$ 9,554 in the depreciation expense for the year ended March 31, 2015.

Property, plant and equipment	Useful lives	Annual rate
Buildings and improvements	25 years	2.38%
Machinery and equipment	22.83 years	4.67%
Furniture and fixtures	10 years	10.22%
IT equipment	5 years	20.27%
Vehicles, vessels and aircraft	13.04 years	7.67%

j)	Leasing

At the inception of an arrangement, the Company determines whether the arrangement is, or contains, a lease.

Assets held by the Company under leases that transfer to the Company substantially all of the risks and rewards of ownership are classified as finance leases. The leased assets are measured initially at an amount equal to the lower of their fair value and the present value of the minimum lease payments. Subsequent to initial recognition, the assets are accounted for in accordance with the accounting policy applicable to that asset.

Minimum lease payments made under finance leases are apportioned between the finance expense and the reduction of the outstanding liability. The finance expense is allocated to each period during the lease term so as to produce a constant periodic rate of interest on the remaining balance of the liability.

Assets held under other leases are classified as operating leases and are not recognized in the Company’s statement of financial position.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Payments made under operating leases are recognized in profit or loss on a straight-line basis over the term of the lease. Lease incentives received are recognized as an integral part of the total lease expense, over the term of the lease.

k)	Intangible

i) Goodwill

Goodwill is represented as the positive difference between the amount paid and/or payable on the acquisition of a business and the net fair value of the assets and liabilities of the acquiree. Goodwill on the acquisition of subsidiaries is accounted for as "intangible assets" in the consolidated financial statements. In the case of the determination of negative goodwill, the amount is accounted for as gain in profit or loss for the year on the acquisition date.

The goodwill is maintained at its value cost, after deduction of related impairment, if there is any. The goodwill is tested on an annual basis to verify impairment. For testing purposes the recoverable amount, the goodwill acquired in a combination of businesses, is, from the acquisition date, allocated to each one of the cash-generating units of the Company that are expected to benefit from the synergies of the combination, irrespective of when other assets or liabilities of the target are assigned to those units.

ii) Intangible assets with defined useful lives

Intangible assets with definite useful lives are measured by the cost after deduction of accumulated amortization and of losses due to impairment loss, when applicable.

As at March 31, 2015 and 2014, the annual amortization rates of intangible assets were as follows:

Intangible asset	Annual rate
Software licenses	20%
Land lease agreements	9%
Sugarcane supply agreements	10%
Right to use public concessions	20%
Others	38%

Useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

l)	Impairment of non-financial assets

The Company annually assesses whether there are indicators of impairment of an asset. If these impairment indicators are identified, the Company estimates the recoverable amount of the asset. The recoverable amount of an asset is the higher of: (a) its fair value less costs to sell; and (b) its value in use. The value in use is equivalent to the discounted cash flows (before taxes) arising from the continuing use of the asset until the end of its useful life.

Regardless of the existence of indicators of impairment, the goodwill and intangible assets with indefinite useful lives are tested for impairment at least once a year.

When the carrying amount of an asset exceeds its recoverable value, the impairment loss is recognized as operational expenses in the income statement.

m)	Borrowing costs

The borrowing cost related to the acquisition, construction or production of an asset which necessarily requires a significant period of time to be concluded for the purposes of use or sale, are capitalized as part of the cost of the corresponding asset. The borrowing cost includes interest and other costs incurred by an entity in relation to the loans.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

n)	Provisions

A provision is established when: (i) the Company has a current and not present obligation as a result of the events that have already occurred; (ii) it is probable that an output of resources will be necessary to settle the obligation; and (iii) the value can be precisely estimated.

o)	Employee benefits

The Company has a defined contribution plan and defined benefits plan, which provide a supplementary private pension for all of its employees.

The Company recognizes an employee benefit liability on the basis of a actuarial model that considers a number of factors. These factors are determined based on actuarial calculations that use certain assumptions to determine the cost (income) net for the pension plans.

The actuarial gains and losses arising from adjustments and changes in the actuarial assumptions are recorded directly in equity as other comprehensive income when they occur.

The past costs of services are immediately recognized in income.

The Company records a provision when it is contractually required to do so, or when there is a precedent that has created a constructive obligation.

p)	Deferred taxes

Revenues (expenses) of income tax and social contributions for the year include current and deferred taxes. Income tax is recognized in the statement of income, except to the extent that it is related to items recognized directly in shareholders’ equity or in the comprehensive income. In this case, the tax is also recognized in shareholders’ equity or comprehensive income.

The charges of income taxes, which includes income tax and social contributions are calculated based on tax laws issued or substantially issued on the date of the balance sheet in the countries in which the Company’s entities act and generate taxable profits. Management periodically evaluates the positions taken by the Company in income tax returns with respect to situations in which applicable tax regulations are subject to interpretation; and it defines a provision, when applicable, based on the estimated payment amounts payable to the tax authorities.

The taxation on net income comprises income tax and social contributions. Income tax is levied at the rate of 15%, plus a 10% surcharge on any income that exceeds R$240 in a period of 12 months, while the social contributions are levied at the rate of 9% on taxable income, recognized on an accrual basis.

Overall, the Company is subject to a theoretical income tax rate of 34%.

Deferred income tax and social contributions relating to tax losses, negative bases for social contributions and temporary differences, are shown net in the balance sheet when there is a legal right to, and the intention to, offset them when current taxes are calculated, and when they are generally related to the same legal entity and the same tax authority. Therefore, deferred tax assets and liabilities relating to different entities, or in different countries, are generally shown separately and not as a net amount. Deferred tax is calculated on the basis of rates forecast for the time when the tax is payable, and this is reviewed annually.

Tax credits are recognized only to the extent it is likely that a taxable basis will exist against which interim differences may be used.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Advances or amounts subject to offsetting are reported in current and non-current assets, in accordance with their estimated realization.

q)	Capital and shareholders’ compensation

The capital corresponds to the value obtained in the issuing of common and preferred shares. Additional costs directly attributable to the issuing of shares are recognized as a deduction from equity, net of taxes effects.

Class A preferred shares, like common shares, entitle the holder to one vote on resolutions at the Company general meetings, and to a fixed annual dividend of R$0.01 (one cent).

Class B and C preferred comprise shares issued by the Company intended as reimbursement for assets, represented mainly by tax benefits to be used by the Company, contributed by the shareholders Cosan and Shell. The Company redeems the preferred shares as the tax benefits are used.

Class D are not entitled to vote but are entitled to receive an annual fixed dividend, to the shareholder Shell.

Remuneration to shareholders is made in the form of dividends and / or interest on equity based on the limits set out in the Company's bylaws and the applicable laws.

r)	Business combinations

Business combinations are accounted for using the acquisition method. The identifiable assets, liabilities and contingent liabilities of the acquired entity or business are measured at fair value for the purposes of calculating and recognizing the goodwill originating in a transaction. Goodwill represents the excess of the cost of the acquisition over the Company's interest in the net fair value of identifiable assets, liabilities and contingent liabilities of the acquired company. If the consideration is less than the fair value of the assets, liabilities and contingent liabilities acquired the difference is recognized in the income statement.

s)	Segment information

An operating segment is a component of a company that carries out business activities from which it generates revenues and for which it incurs expenses, including revenues and expenses arising from intercompany transactions. When making decisions a company’s management reviews financial information relating to its operating segments.

The Company has a single business segment: Ethanol, Sugar and Bioenergy, as indicated in Note 23.

2.4	Adoption of new IFRS and International Financial Reporting Interpretations Committee (IFRIC) Interpretations applicable to the consolidated financial statements.

New accounting pronouncements of the IASB and interpretations of the IFRIC have been published and/or revised. The most relevant of these for the Company are the following:

•	IFRS 9 – Financial Instruments – Classification and Measurement

IFRS 9 deals with the classification, measurement and recognition of financial assets and liabilities.

IFRS 9 was issued in November 2009 and October 2010, and substitutes parts of IAS 39 relating to the classification and measurement of financial instruments. IFRS 9 takes effect from January 1, 2018. IFRS 9 requires that financial assets be classified in two categories: measured at fair value and measured at amortized cost. The category is determined at the time of initial recognition. The classification depends on the entity's business model and the contractual characteristics of the cash flow of the financial instruments. The standard maintains most of the requirements of IAS 39 in respect of financial liabilities. The main change is that in cases where the fair value option is adopted for financial liabilities, the portion of change in fair value that is due to the credit risk of the entity itself is registered in other comprehensive income, instead of in the statement of income—except when this results in an accounting mismatch. The Company believes that this standard will not produce significant impacts on the quarterly financial information and the Company's annual financial statements, because no financial liability was not identified at fair value that could be impacted by the Company's credit risk.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

•	IFRS 15 – Revenue from Contracts with Customers

On May 28, 2014, IFRS 15 – Revenue from Contracts with Customers was issued. IFRS 15 determines a comprehensive model of revenue accounting for contracts with customers and replaces the current revenue recognition guidance, which currently takes various norms and is subject to varying interpretations within IFRS. The fundamental principle of IFRS 15 is that an entity must recognize revenue from the transfer of goods or services by measuring the value that the entity expects to be entitled to in exchange for those goods or services.

Application of this new standard is mandatory for annual reporting periods starting from January 1, 2017. Earlier application is permitted. Management believes that this standard will not produce significant impacts on consolidated financial statements of the Company.

•	IAS 16 – Property, Plant and Equipment and IAS 41 – Agriculture

The IASB has issued amendments to IAS 16 and IAS 41. The main amendment is that biological assets for production (bearer biological assets) are outside the scope of IAS 41 and should be accounted for in accordance with IAS 16.

Biological assets that are exclusively utilized to produce and grow agricultural products are still within the scope of IAS 41 and will be measured at fair value.

Entities must apply the changes as a result of these amendments on a full retrospective basis, and the new requirements are effective for annual periods beginning on or after January 1, 2016. Earlier adoption is permitted. The Company is still evaluating the impact of these amendments on its quarterly financial information and annual financial statements. The Company is not planning an earlier adoption.

•	IFRIC 21 – Levies

In May 2013 the IASB issued IFRIC 21, which provides guidance on when an entity should recognize in its financial statements a liability for a levy, in accordance with applicable laws and/or regulations. IFRIC 21 does not apply to income taxes. The obligation should only be recognized when the event that triggers such an obligation occurs. IFRIC 21 is an interpretation of IAS 37 – Provisions, Contingent Liabilities and Contingent Assets. IAS 37 establishes criteria for the recognition of a liability, one of which is the requirement that a company has a present obligation as a result of a past event, known as the obligating event. IFRIC 21 is effective for fiscal years ending on or after January 1, 2014. The adoption of IFRIC 21 has had no material impact on the Company’s consolidated financial statements.

There are no other IFRS standards or IFRIC interpretations that have been issued and not yet adopted that might, in the opinion of management, have a significant impact on the results or the equity disclosed by the Company.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

3.	Cash and cash equivalents

	2015	2014
Cash and banks	264,539	183,671
Amounts pending of currency exchange closing (1)	2,059	10,350
Financial investments:
Investment fund (2)	1,132,442	545,988
Certificates of Deposit (3)	2,234,988	1,029,195
Other investments	161,259	1,811
	3,795,287	1,771,015
In Brazil	3,391,488	1,628,719
Abroad	403,799	142,296
	3,795,287	1,771,015

(1)	Amounts pending of currency exchange closing are cash available for immediate redemption without material change in value.

(2)	Investment fund comprises an investment in a fixed income fund managed by a high rated financial institution, operating on the basis of units with daily earnings. As of March 31, 2015, the average return on this fund was 99.9% (100.9%% in 2014) of the Interbank Deposit Certificate (“CDI”).

(3)	The Company has financial investments in Bank Deposit Certificate (“CDB-type”) fixed income securities and repurchase agreements, with high rated financial institutions. These are remunerated at an average rate of 102% of the CDI (102.1% in 2014), and are available for immediate redemption.

4.	Restricted cash

	2015	2014
Financial investments related to financing (1)	45,829	71,088
Financial investments related to transactions with derivatives (2)	54,831	61,826
Margin with transactions with derivatives (3)	30,651	118,889
	131,311	251,803

(1)	These are financial investments such as Financial Treasury Bills (“LFTs”) issued by Brazilian Government, which are held pursuant to collateral requirements of financing from Banco Nacional do Desenvolvimento (“BNDES”), with redemption being conditional on the repayment of specific installments of this financing.

(2)	These are financial investments such as CDBs, with high rated financial institutions, used in derivate instruments transactions.

(3)	Margin deposits for derivatives transactions refer to margin calls by counterparties in derivative instruments transactions and dollar exchange rate exposure (Note 27.d).

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

5.	Trade accounts receivable

	2015	2014

Domestic customers	227,363	216,827
Foreign customers	129,471	162,557
(-) Allowance for doubtful accounts	(25,196)	(23,380)
	331,638	356,004

The maximum exposure to credit risk as at the balance sheet date is the carrying value of each class of trade account receivables. The Company does not hold securities as guarantees of trade accounts receivable.

The aging of trade accounts receivables is as follows:

	2015	2014
Current	317,914	329,604
Overdue:
01 to 30 days	12,943	18,788
31 to 90 days	453	7,201
91 to 180 days	543	-
More than 180 days	24,981	23,791
	38,920	49,780
	356,834	379,384

The roll-forward of the allowance for doubtful accounts is presented below:

As of March 31, 2012	(23,249)

Additions	(1,104)

As of March 31, 2013	(24,353)

Additions	(323)
Reversals	1,296

As of March 31, 2014	(23,380)
Additions	(13,069)
Reversals	11,253

As of March 31, 2015	(25,196)

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

6.                  Recoverable taxes

	2015	2014

Value-added Tax on Sales and Services (“ICMS”) (1)	84,353	103,371
Social Contribution Tax (“COFINS”) (2)	38,520	42,139
Employees' Profit Participation Program (“PIS”) (2)	9,273	22,156
Special Regime for Reintegration of Tax Values (“Reintegra”) (3)	51,300	-
Others	6,042	4,436
	189,488	172,102
Current	157,304	145,903
Non-current	32,184	26,199

(1)	The ICMS credits can be offset against future debts of the same nature or againts certain purchases of property, plant and equipement.

(2)	The PIS and COFINS credits refer to credits generated in the Company’s normal operations.

(3)	The Reintegra credit established by Law No. 12546 of December 14, 2011, regulated by Decree No. 8304 of September 12, 2014, aims to return part or all of the remaining tax in the production chain of exported goods, which may vary between 0.1% (one tenth percent) and 3% (three percent).

The credit is calculated by applying the percentage of 3% of the gross revenue from October 2014, due to certain industrial products, in accordance with MF Ordinance No. 428 of September 30, 2014; the credit is calculated by applying the percentage of 1% of the gross revenue from March 2015, due to certain industrial products, in accordance with MF Ordinance No. 8.415/2015.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

7.	Inventories

	2015	2014
Finished goods:
Sugar	37,257	49,743
Ethanol	162,615	238,443
Work in process	7,332	6,078
Sugarcane harvested	(7,129)	(8,443)
Spare parts and maintenance materials	167,130	172,642
Provision for obsolescence	(12,343)	(9,769)
	354,862	448,694

The cost of inventories recognized in the consolidated statement of income as cost of sales was R$ 8,064,341 in 2015 (R$7,542,579 in 2014).

The roll-forward of the provision for obsolescence of inventory is presented below:

March 31, 2012	(7,471)

Provision	(1,880)

March 31, 2013	(9,351)

Provision	(673)
Reversal	255

March 31, 2014	(9,769)

Provision	(7,007)
Reversal	4,433

March 31, 2015	(12,343)

8.	Advances to suppliers

	2015	2014
Sugarcane	278,118	248,463
Materials and services	2,538	972
Allowance for losses	(19,480)	(18,343)
	261,176	231,092
Current	206,004	209,251
Non-current	55,172	21,841

Advances to sugarcane suppliers represent amounts paid upon signing agreements or amendments. They are amortized when the sugarcane supplies are received. Depending on the amount of sugarcane to be delivered, as estimated by the suppliers, the balances will be settled over a period of nine harvests.

An allowance for losses is recorded for advances to suppliers for which they have not delivered within the year of the crop. Once the accrual is booked, the case will be sent to the court and after the judicial conclusion is reached, the Company will write off the credits.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

9.	Other financial assets

	2015	2014

Credits from actions for damages (1)	479,556	469,580
National Treasury Certificate (“CTN”) (2)	501,794	434,366
Others	1	1

	981,351	903,947
Current	12,931	13,267
Non-current	968,420	890,680

(1)	On February 28, 2007, the Company recognized a gain of R$318,358, related to a lawsuit filed by a subsidiary against the federal government claiming indemnification for damages, since prices of its products at the time in the sector were subject to government control. These prices were stipulated without regard for the prevailing reality in the sector (which, in turn, was a result of government control). A final decision in favor of the Company was handed down. The gain was recorded in profit or loss for the year, against non-current assets in "Other financial assets".

The judgment became final in favor of the Company and the aforementioned gain was recognized in income for that year, in contrast to non-current assets under other financial assets. The Company is awaiting the final decision on the form of payment. It is believed that this payment will take the form of a court-ordered bond, to be received within 10 years. On March 31, 2015, the said compensation was restated in the amount of R$ 389,039 (R$ 376,713 on March 31, 2014).

In December 2013, the Company recognized a new award related to a favorable decision obtained in a lawsuit filed against the federal government, of R$ 122,127. On January 15, 2014, and on August 15, 2014, the Company received R$ 32,391 and R$ 13,230 from the federal government, which was reimbursed to Cosan. As at March 31, 2015 the balance receivable from the federal government in relation to this lawsuit was R$ 12,931 and R$ 77,586 (R$ 13,267 e R$ 79,600 on March 31, 2014) classified as current and non-current assets, respectively.

The claim was not recognized within the net assets contributed by Cosan to Raízen at the time of the joint venture formation (Note 11). Therefore, upon recognition of the assets, the Company recognized a related party liability in the amount that must be repaid to Cosan (Note 10).

(2)	This corresponds to government securities issued by the Brazilian Treasury under the Special Agricultural Securitization Program (“PESA”), for an original term of 20 years, given in guarantee of the PESA financing program (Note 16). The yield on these securities is 12% per annum, adjusted annually by the price index (“IGPM”), which may be capitalized. The value of these securities at maturity will be equal to the principal amount of the PESA debt owed. If the debt is repaid early, the Company may hold it in treasury until maturity, or apply for redemption.

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

10.	Related parties

a)	Summary of balances and transactions with related parties

	2015	2014
Assets
Cosan Lubrificantes e Especialidades S.A.	1,823	3,900
Cosan S.A. Indústria e Comércio (1)	433,610	964,408
Raízen Combustiveis S.A. (2)	1,644,502	536,667
Grupo Rumo (i)	9,139	6,368
Nova America Agrícola Caarapó Ltda.(4)	69,787	34,480
Agroterenas S.A. (4)	26,450	11,894
Others	11,941	6,114
	2,197,252	1,563,831

Current assets	767,894	192,574
Non-current assets	1,429,358	1,371,257

	2015	2014
Liabilities
Cosan S.A. Indústria e Comércio (1)	772,945	931,050
Grupo Rumo (i)	11,225	8,775
Raízen Combustíveis S.A.(2)	1,600,380	56,777
Nova América Agrícola Ltda (4)	7,069	6,174
Nova América Agrícola Caarapó Ltda. (4)	8,317	3,466
Agroterenas S.A. (4)	10,368	7,693
Shell Brazil Holding B.V. (3)	3,538	3,538
Others	7,977	6,922
	2,421,819	1,024,395

Current liabilities	226,854	127,370
Non-current liabilities	2,194,965	897,025

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

	2015	2014	2013
Sale of products
Docelar Alimentos e Bebidas S.A.	-	-	318,696
Raízen Combustíveis S.A. and its subsidiaries	1,138,591	1,534,355	562,765
Shell Western Supply and Trading	139,470	248,294	347,254
Pilipinas Shell Petroleum	82,396	80,294	-
Shell Trading US Company	154,425	15,443	-
Others	1,591	1,458	2,078
	1,516,473	1,879,844	1,230,793
Purchase of products
Grupo Rumo (i)	(298,553)	(362,023)	(292,051)
Raízen Combustíveis S.A. and its subsidiaries	(417,109)	(413,646)	(358,531)
Agroterenas S.A.	(170,634)	(166,669)	(163,253)
Nova América Agrícola Caarapó Ltda.	(94,897)	(80,637)	(98,102)
Nova América Agrícola Ltda.	(143,867)	(139,346)	(140,943)
Others	(16,970)	(22,025)	(6,713)
	(1,142,030)	(1,184,346)	(1,059,593)
Recharge of shared expenses
Cosan Lubrificantes e Especialidades S.A.	4,518	4,929	4,928
Cosan Indústria e Comércio	4,330	4,247	-
Companhia de Gás de São Paulo	23,221	-	-
Docelar Alimentos e Bebidas S.A.	-	-	2,646
Grupo Rumo (i)	5,330	5,723	5,765
Raízen Combustíveis S.A. and its subsidiaries	125,767	116,568	104,195
Others	1,824	1,705	1,364
	164,990	133,172	118,898
Lease of land
Grupo Aguassanta (ii)	(32,386)	(28,627)	(36,523)
Grupo Radar (iii)	(57,596)	(54,945)	(52,558)
	(89,982)	(83,572)	(89,081)
Finance income (costs)
Raízen Combustíveis S.A. and its subsidiaries (2)	3,008	33,362	(7,711)
Agroterenas S.A. (4)	2,557	894	-
Nova América Agrícola Caarapó Ltda. (4)	5,299	1,481	-
Shell Brazil Holding B.V. (3)	(3)	12,516	-
Shell Finance B.V.	(5,640)	(4,361)	-
Others	(2,804)	1,945	(89)
	2,417	45,837	(7,800)

	526,868	695,198	193,217

(i)	Grupo Rumo refers to rail road and shipment operations made through the following companies: Rumo Logística Operadora Multimodal S.A. and Logispot Armazéns Gerais S.A..

(ii)	Grupo Aguassanta represents lands leased for sugarcane harvesting from the following entities: Aguassanta Agrícola Ltda., Aguassanta Participações S.A., Aguapar Agrícola Ltda, Palermo Agrícola S.A. e Vila Santa Empreendimentos Imobiliários Ltda.

(iii)	Grupo Radar represents lands leased for sugarcane harvesting from the following entities: Radar Propriedades Agrícolas S.A., Nova Agrícola Ponte Alta S.A., Nova Amaralina S.A., Terras da Ponte Alta, Nova Santa Barbara Agrícola S.A., Radar II Propriedades Agrícolas S.A., Proud Participações S.A. e Bioinvestments Negócios S.A..

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(1)	Cosan S.A. Indústria e Comércio

On March 31, 2015, the amount recorded in consolidated current assets referred to payments or payables for the formation of the joint venture, which are reimbursable in full, as follows: i) reimbursement of payment in installments of tax refinancings (Refis IV), of R$18,510 (R$65,326 in 2014) (Note 17); ii) reimbursement of legal and administrative expenses of R$17,631 (R$8,804 in 2014); iii) reimbursement of costs of court deposits amounting to R$44,478 (R$31,012 in 2014); iv) reimbursement of expenses of legal claims of R$20,061 (R$13,408 in 2014); and v) reimbursement of expenses of Health, Safety and the Environment ("SSMA") and other costs of R$1,021 (R$ 1,021 in 2014).

In addition, the remaining balance receivable from Cosan represents debit notes for shared expenses of R$5,524 (R$7,124 in 2014).

The amount registered in consolidated non-current assets refers to liabilities of the Company before the joint venture was formed, which are to be fully reimbursed by Cosan, when paid, and which represent: i) provisions for legal claims of R$175,485 (R$196,958 in 2014) (Note 19); ii) installments of tax debts payable, especially Refis IV, of R$ 150,900 (R$632,218 in 2014) (Note 17); and iii) other reimbursable liabilities in the amount of R$ 110, received in the year ended March 31, 2015.

The reduction of R$ 528,134 of the receivables consolidated (current and non-current) related to the division of tax debts payable (Refis IV), which pre-existed the formation of Raízen, was substantially completed within the period, following the accession by Cosan to the debt settlement program of the Receita Federal do Brasil ("RFB"), Law No. 13,043. The details in this regard are described in Note 17.

The amount of R$ 43,340 in consolidated current liabilities refers to a payment received from Destivale of R$ 12,931 (R$ 13,267 in 2014) relating to an action for indemnity which must be reimbursed to Cosan. The residual amount of R$ 30,409 (R$ 23,364 in 2014) (Note 9) corresponds to debit notes and financial transfers arising from the formation of the joint venture.

The amount registered in consolidated non-current liabilities refers to credits from shares for damages and judicial deposits of R$466,625 (R$456,313 in 2014) (Note 9) and R$172,450 (R$177,368 in 2014) (Note 19), respectively, existing before the joint venture was formed, which are to be reimbursed to Cosan when realized, since Cosan did not contribute these credits to the formation of the joint venture.

The remaining balance in the amount of R$ 767 refers to credits from actions recorded in Cosan, but where the responsibility for the claims lies with Raízen.

Preferred shares – Cosan

The balance of preferred shares payable, which are recorded as non-current liabilities, relates to the value of tax benefits to reimburse Cosan, when effectively utilized by the Company, determined by the balance of tax losses and negative basis of social contribution ("NOL ") and tax benefit on goodwill amortization (" GW "). The payment will be made through the distribution of unique dividends to holders of the Class B preferred shares (Note 21.a). Currently, only Cosan holds this class of shares.

On March 31, 2014, the Company proposed to make a dividend distribution to the holders of Class B preferred shares of R$43,636, corresponding to the partial used of tax benefit during the fiscal year.

As at March 31, 2014, the Company reviewed the balance of preferred shares outstanding, and determined to reverse R$ 11,812 of the obligation to Cosan.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

At the Annual General Meeting held on July 28, 2014, the Company's shareholders resolved and approved payments in the amount of R$ 42,381, less than the amount of R$ 1,255 declared on March 31, 2014. RESA made a payment in relation to these preferred shares on 29 July 2014.

During the quarter ended December 31, 2014, RESA joined the program for the settlement of the debts in the RFB through the use of NOL (Note 17). Thus, RESA partially used the NOL balances owned by Cosan, arising prior to the formation of the Group, resulting in a decrease in the preferred shares in the amount of R$ 157,010.

The amount of Cosan credits was R$ 171,750, of which R$ 14,740 had not recognized preferred shares. These credits had not been registered before the formation of the joint venture, due to the absence of probability of use at that time.

On March 31, 2015, the Company proposed the destination of the dividends to the holders of Class B preferred shares, in the amount of R$ 15,221, which corresponds to the partial utilization of the amount recorded as fiscal benefits in the year ended.

On March 31, 2015, the remaining balance of Class B preferred shares payable to Cosan on March 31, 2015 was R$ 89,762 (R$ 260,738 in 2014) (Nota 21.a).

Summary of balances to be reimbursed to and collected from shareholder Cosan

When the joint venture was formed it was agreed that Cosan should reimburse some assets and repay some liabilities which were previously in existence, at the time that they were actually realized or settled. As at March 31, 2015 and 2014, the counterpart of the reimbursable and collectable amounts with Cosan were presented in the Company’s balance sheet under the following classifications:

	2015	2014

Current assets
Other financial assets (Note 9)	12,391	13,267
	12,391	13,267

Non-current assets
Judicial deposits (Note 19)	172,450	177,368
Other financial assets (Note 9)	466,625	456,313

	639,075	633,681
Total assets	651,466	646,948

Current liabilities
Taxes payable (Note 17)	18,510	65,326
Others payable	83,191	54,245
	101,701	119,571

Non-current liabilities
Taxes payable (Note 17)	150,901	632,218
Provision for judicial demands (Note 19)	175,485	196,958
	326,386	829,176
Total liabilities	428,087	948,747

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(2)	Raízen Combustíveis S.A. and its subsidiaries ("RCSA")

RCSA refers to the financial operations of Raízen Combustíveis S.A. and its subsidiaries, Petróleo Sabba S.A., Raízen Mime Combustíveis S.A., Saturno Investimentos Imboliários Ltda., Blueway Trading Importações e Exportações, and Raízen Fuels Finance Ltda.

On March 31, 2015, the amount recorded in the consolidated current assets of R$ 619,406 referred mainly to funds sent as a form of financial resource management.

The remaining balance receivable of this Company, recorded in consolidated current assets, mainly refers to: i) the issue of debt notes on the costs shared between the companies, in the amount of R$ 21,579 (R$ 16,920 in 2014), ii ) sale of ethanol and ESALQ adjustment provision totaling the negative amount of R$ 11,379 (R$ 23,720 in 2014); and; iii) interest on the export prepayment financing contracts with maturities in 2015 and 2019 in the amount of R$ 814 (R$ 430 in 2014).

On March 31, 2015, the amount in consolidated non-current assets was related to a export prepayment financing agreement in the amount of US$ 702,552 (495,597 in 2014), equivalent to US$ 219,000 to be settled on April 27, 2020. The agreement has quarterly payments of the London Interbank Offered Rate (“LIBOR”) plus annual interest of 1.50%, which results in a weighted average rate of 1.77% a year (1.73% in 2014).

In addition, during the year ended March 31, 2015, the Company entered into a new export prepayment financing agreement in the amount of R$ 320,800, equivalent to US $ 100,000, to be paid on March 29, 2019. This agreement is subject to quarterly LIBOR plus annual interest of 1.55%, resulting in an average effective interest rate of 1.80% per annum.

The remaining balance recorded in current liabilities refers to interest on the export prepayment financing contracts in the amount of R$ 9,269.

At March 31, 2015, R$ 135,202 (R$ 56,777 in 2014) registered in consolidated current liabilities corresponded mainly to funds received by the Company due to the cash management agreement of R$ 131,739 (R$ 53,160 in 2014),; ethanol commerce of R$ 2,459 (R$ 3,441 in 2014); and debit notes for overhead expenses shared between the companies of R$ 1,004 (R$ 176 in 2014).

The amount recorded in consolidated non-current liabilities refers to an export prepayment financing agreement entered into with Raízen Fuels Finance Ltd. at March 25, 2015 in the amount of R$ 1,122,800, equivalent to US$ 350,000 , to be paid on March 29, 2019. This agreement is subject to quarterly LIBOR rate plus annual interest of 1.55%, resulting in an average effective interest rate of 1.80% per annum.

In addition, during the year ended on March 31, 2015 the Company entered into the following export prepayment financing agreement with export Raízen Fuels Finance Ltd., with the following terms:

i) R$ 227,416, equivalent to EUR$ 66,000, to be paid on October 15, 2021. The contract is subject to annual interest of 3.09%.

ii) R$ 137,828, equivalent to EUR$ 40,000, to be paid on January 20, 2022. The contract is subject to annual interest of 2.21% plus quarterly Euribor rate, resulting in an average effective interest rate of 2.27% per annum.

The remaining balance in current liabilities and non-current in the amount of R$ 2,423 and R$ 25,289, respectively, refers to expenses and income with capture of export prepayment financing contracts ("PPEs"), to be amortized over the contract.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

In the year ended March 31, 2015, the Company recognized net loss in its financial results in the amount of R$ 319,723, arising from transactions with RCSA. This amount is composed of R$ 401,275, which relates to the interest of the PPE contract and loss of foreign exchange variation of the contract by the devaluation of the real against the dollar, and R$ 81,552, which relates to the income charged due to the cash management funds position held by RESA.

On March 31, 2015, the Company had a foreign currency exposure liability with RCSA in the amount of R$ 450,282 (liability exposure of R$ 1,399,516 and asset exposure of R$ 496,027 in 2014), (Note 27.d).

(3)	Shell Brazil Holding B.V.

Preferred shares payable – Shell

As a result of the merger of Ispagnac Participação Ltda.’s (“IPL’s”) net assets into REPSA and, subsequently, the merger into Raízen on November 30, 2012, the Company issued preferred Class C shares, which will guarantee exclusive dividends to Shell of R$ 3,538 from tax benefits and cash equivalents that were a part of IPL net assets. The amounts of R$ 932 and R$ 2,606 are recorded as current and non-current liabilities, respectively.

(4)	Nova América Agrícola Caarapó Ltda, Nova América Agrícola Ltda. e Agroterenas S.A.

Amounts receivable from these entities mostly comprise advances paid to finance biological asset planting costs. The amounts payable are for purchases of sugarcane. Advances accrue interest income at 100% of the CDI benchmark interest rate. In the year ended March 31, 2015, interest income of R$ 7,856 (R$ 2,375 in 2014) was recognized in respect of these advances. Prices for the purchase of sugarcane are linked to price of Total Recoverable Sugar (“ATR”) issued by CONSECANA.

b)	Officers and members of the Board of Directors

The total remuneration and benefits paid to key management personnel, including the officers and members of the Board of Directors, are as follows:

	2015	2014	2013
Salary	42,226	37,743	34,858
Bonuses and other variable compensation	31,488	31,803	27,635

Total compensation	73,714	69,546	62,493

The Company shares its corporate, managerial and operating structure and costs with its related party, RCSA. Most management positions are held by employees of the Company. As a result, on March 31, 2015, RCSA reimbursed the Company for all the shared corporate costs, including key personnel and other management employee costs, in the amount of R$ 55,555 (R$ 54,868 and R$ 41,706 in 2014 and 2013, respectively).

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

11	Investments in associates and joint-ventures

a)	Investment analysis

	Investments (1)							Equity accounting
	Country	Business	Number of shares/quotas of investee (2)	Number of shares/quotas of investing company (2)	Percentage interest	2015	2014	2015	2014	2013

Carrying value
Centro de Tecnologia Canavieira S.A.	Brazil	R&D	718,132	150,305	20.93%	68,574	35,977	1,962	(3,645)	-
Codexis Inc. (4)	Brazil	R&D	-	-	-	-	13,734	(6,684)	(14,225)	(4,933)
Logum Logística S.A.	Brazil	Logistics	1,407,803,888	281,560,778	20.00%	64,370	49,496	(29,054)	(16,385)	(12,182)
Uniduto Logística S.A.	Brazil	Logistics	234,847,909	109,172,285	46.48%	30,587	20,285	(161)	(179)	(1,240)
Subtotal						163,531	119,492	(33,937)	(34,434)	(18,355)

Goodwill on investment
Uniduto Logística S.A.						5,676	5,676	-	-	--
Centro de Tecnologia Canavieira S.A.						41,379	37,098	-	-	-
						47,055	42,774	-	-	-
Total investment						210,586	162,266	(33,937)	(34,434)	(18,355)

Provision for unsecured liabilities of subsidiaries and affiliated companies (3)
Unimodal Ltda.	Brazil	Logistics	2,697	1,980	73.41%	(2,653)	(2,642)	(1)	(1)	(90)
Others	Brazil					-	-	-	-	(79)
Total provision for unsecured liabilities						(2,653)	(2,642)	(1)	(1)	(169)
								(33,938)	(34,435)	(18,524)

(1) Investments under the equity method; (2) Shares / quotas in units; (3) Ranked in non-current liabilities; and (4) On March 10, 2015 the Company sold the shares of Codexis (Note 25 ii).

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

The roll-forward of investments in associates and joint-venture is as follows:

Balance on March 31, 2013	267,489

Equity accounting	(34,434)
Additions to investment (Nota 11. 2.2)	33,228
Write-offs	(23,900)
Transfers to intangible assets (Nota 14)	(61,629)
Others	(18,488)

Balance on March 31, 2014	162,266

Equity accounting	(33,938)
Additions to investment (Note 11.1)	58,964
Transfer to "Other financial assets" (Note 9.3)	(8,147)
Capital gain on dilution of equity interest (Note 11.1)	30,333
Others	1,108

Balance on March 31, 2015	210,586

The roll-forward for the provision for unsecured liabilities in subsidiaries and affiliates is as follows:

Balance on March 31, 2013	(2,720)

Equity accounting	(1)
Write-offs	79

Balance on March 31, 2014	(2,642)

Equity accounting	(1)
Others	(10)

Balance on March 31, 2015	(2,653)

b)	Summarized financial information of associates and joint-ventures

•	As of March 31, 2015

	Logum Logística S.A. (1)/(2)	Uniduto Logística Ltda. (1)/(2)	Centro de Tecnologia Canavieira S.A. (2)	Unimodal Ltda. (4)	Iogen Energy Corporation (3)

Assets	2,049,903	65,810	454,036	—	48,652
Liabilities	(1,728,055)	(4)	(126,403)	(3,617)	(283,746)
Shareholders’ equity	321,848	65,806	327,633	(3,617)	(235,094)

Net operating revenue	41,479	—	75,093	—	—
Income (Loss) for the year	(145,266)	(346)	499	(15)	(15,377)

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

(1)	Associates with a December 31 fiscal year-end.

(2)	The determination of significant influence in these companies was made on the basis that the Company has the right to appoint key personnel to manage them, as well as the right to decide on significant strategic and operational matters.

(3)	Raizan has an interest of 50% in Iogen, wich is a joint venture with August 31 fiscal year-end. The Company does not recorded a provision for capital deficiency and loss of equity, since it does not have responsibility for legal or constructive obligations (not formalized) to make payments for that company.

(4)	March 31 fiscal year-end.

•	As of March 31, 2014

	Logum Logística S.A. (1)/(2)	Uniduto Logística Ltda. (1)/(2)	Codexis, Inc. (1)/(2)	Centro de Tecnologia Canavieira S.A. (2)	Unimodal Ltda.	Iogen Energy Corporation (3)

Assets	1,752,011	43,650	137,839	271,262	1	45,765
Liabilities	(1,504,533)	(9)	(40,661)	(117,387)	(3,603)	(231,162)
Shareholders’ equity	247,478	43,641	97,178	153,875	(3,602)	(185,397)

Net operating revenue	3,500	—	68,913	56,875	—	—
Income (loss) for the year	(117,148)	(395)	(89,165)	(910)	—	(1.904)

(1)	These associates have a December 31 fiscal year-end.

(2)	The determination of significant influence in these companies was made on the basis that the Company has the right to appoint key personnel to manage them, as well as the right to decide on significant strategic and operational matters.

(3)	Joint venture with August 31 fiscal year-end. The Company does not recorded a provision for capital deficiency and loss of equity, since it does not have responsibility for legal or constructive obligations (not formalized) to make payments for that company.

c)	Transactions occurring in 2015 and 2014

1) Transactions occurring during the year ended on March 31, 2015

Additions to investments

Capital increase in Logum Logística S.A. (“Logum”)

On May 23, 2014, a Board Meeting of the subsidiary Logum resolved to approve a capital increase in the company of R$ 81,230, through the issue of 231,830,850 new common shares. RESA subscribed for and paid in a total of R$ 16,246, corresponding to 46,366,170 common shares.

On July 30, 2014, a Board Meeting resolved to approved a capital increase of the Company in the amount of R$52,857 , through the issue of 155,644,876 new common shares. The amount subscribed by RESA and fully paid totaled R$10,572, corresponding to 31,128,975 common shares.

On November 3, 2014, a Board Meeting resolved to approved a capital increase of the Company in the amount of R$ 65,527, through the issue of 234,025,000 new common shares. The amount subscribed by RESA and fully paid totaled R$13,105, corresponding to 46,805,000 common shares.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

On March 13, 2015, a Board Meeting resolved toapproved a capital increase in the company in the amount of R$ 20,000, through the issue of 80,000,000 new common shares. The amount subscribed by RESA and fully paid totaled R$ 4,000, corresponding to 16,000,000 common shares.

In these transactions, there were no variations in the percentage of participation in the share capital of the investees, since all shareholders effected contributions in proportion to their shares previously held.

Capital increase in Uniduto Logística S.A. (“Uniduto”)

On May 20, 2014, in a Board Meeting of the subsidiary Uniduto, it was resolved to approve a capital increase in the company for R$8,573, through the issue of 30,303,995 new common shares. RESA subscribed for and paid in a total of R$3,891, corresponding to 14,085,297 common shares.

On July 31, 2014, in an Board Meeting, a capital increase of the company in the amount of R$ 5,286 was discussed and approved, through the issue of 18,790,260 new ordinary shares. The amount subscribed by RESA and paid in this operation totaled R$ 2,457, corresponding to 8,732,904 common shares.

On November 3, 2014, in a Board Meeting, a capital increase of the company in the amount of R$ 6,553 was discussed and approved, through the issue of 23,327,519 new ordinary shares. The amount subscribed by RESA and paid in this transaction totaled R$ 3,045, corresponding to 10,842,631 common shares.

On March 11, 2015, in an RCA, a capital increase of the company in the amount of R$ 2,300 was discussed and approved, through the issue of 8,193,800 new ordinary shares. The amount subscribed by RESA and paid in this transaction totaled R$ 1,069, corresponding to 3,808,478 common shares

In these transactions, there were no variations in the percentage of participation in the share capital of the investees, since all shareholders effected contributions in proportion to their shares previously held.

Capital increase in Centro de Tecnologia Canavieira S.A. (“CTC”)

At the Extraordinary General Meeting held on July 10, 2014, a capital increase amounting to R$ 165,002 was discussed and approved by the shareholders of CTC, through the issue of 83,741 new ordinary shares. The amount subscribed by RESA in this operation totaled R$ 4,579, corresponding to 2,324 shares. 50% of the subscribed amount of R$ 2,291 was paid on September 19, 2014, and the remaining of 50% was paid on March 24, 2015.

As stipulated in CTC’s shareholders’ agreement, in this operation RESA gave 90.9% of its rights to the preferential allocation of shares of CTC. Therefore, its percentage interest in the capital went from 23.33% to 20.93%, generating a capital gain on the dilution of equity interest amounting to R$ 30,333. This was recorded in "Other operating income, net" (Note 25).

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

2) Transactions occurring during the year ended on March 31, 2014

2.2) Additions to investments

Capital increase in Logum

On September 12, 2013, pursuant to the approval of Logum’s Board of Directors, Logum issued 158,056,914 common shares, for R$ 80,000. The amount subscribed and paid by the Company totaled R$ 16,000, corresponding to 31,611,383 common shares. There was no interest dilution.

Additionally, on November 19, 2013, pursuant to the approval of Logum’s Board of Directors, the Company issued 117,689,804 more common shares, for R$ 53,000. The amount subscribed and paid by the Company totaled R$ 10,600, corresponding to 23,537,961 common shares. There was no interest dilution.

Uniduto

On September 9, 2013, under a private agreement relating to the purchase and sale of shares, Raízen Energia purchased 528,406 common shares of Uniduto, for R$354, representing 0.49% of the shareholders’ capital of Uniduto, thereby increasing the Company’s interest in Uniduto to 46.47%.

On the same date, the Board of Directors approved an increase of the shareholders’ capital in the amount of R$ 8,000. The amount subscribed and paid by the Company totaled R$ 3,718, and there was no interest dilution.

Additionally, the Board of Directors approved an increase of the shareholders’ capital of R$ 5,300 on November 19, 2013. The amount subscribed and paid by the Company totaled R$ 2,463,and there was no interest dilution.

In February 2014, the Company transferred the amount of R$ 93 to Uniduto as a future capital increase.

Iogen Energy Corporation (“Iogen”)

On 15 October 2013, RESA received from the shareholder Shell the shares that it held in Iogen. This was registered by RESA using the equity method, because it is a joint venture.

Regarding the negative equity of Iogen, which on March 31, 2014, totaled R$ 185,397, the Company does not recognized losses of equity as it does not have responsibility for legal or constructive obligations (constructive) to make payments for that company.

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

12.	Biological assets

The roll-forward of biological assets (sugarcane) is presented below:

Balance on March 31, 2013	1,978,477
Expenditures on plantations (1)	399,889
Sugarcane cultivation costs (1)	506,097
Absorption of costs of sugarcane harvest	(794,238)
Provisional allocation of Cerrado (Note 11.c)	15,240
Change in fair value, net of amortization	(68,772)

Balance on March 31, 2014	2,036,693

Expenditures on plantations (1)	385,102
Sugarcane cultivation costs (1)	541,531
Absorption of costs of sugarcane harvest	(972,128)
Change in fair value, net of amortization	(31,339)

Balance on March 31, 2015	1,959,859

(1) Includes agricultural assets depreciation of R$75.222 (R$67,339 in 2014).

Sugarcane stumps

The cultivated areas represent only the sugarcane plantations, without taking into account the land on which the crops are planted. The fair value of the biological assets is categorized within level 3 and the following assumptions were used to determine fair value using the discounted cash flow method:

	2015	2014
Estimated area of the harvest (hectare)	412,738	425,708
Productivity expected (metric tons of sugarcane, per hectare)	75.30	79.67
Amount of Total Recoverable Sugar (TRS)(Kg)	132.60	134.14
Price of Kg of projected average TRS (R$/Kg)	0.52	0.49

Sugar production depends on the volume and sucrose content of the sugarcane grown or supplied by growers located near the Company's plants. The yield of the crop and the sucrose content in the sugarcane depend mainly on climatic conditions, such as the amount of rain and the temperature, which can vary.

In the past, climatic conditions have led to volatility in the ethanol and sugar sectors of the Company's operating results, as a result of damage to the crops and reductions in yield. Climatic conditions can reduce the amount of sugar and sugarcane that the Company obtains in a specific season, or the sucrose content in the sugarcane. The business is also affected by the growth cycle of sugarcane in the south centralregion of Brazil. The annual sugarcane harvest in the south centralregion of Brazil starts in April or May and ends in November or December. The seasonality increases the inventory levels, which are generally high in November and December to cover the period between harvests (i.e. from December to April). There is also a degree of seasonality in gross profit, which is lower in the last quarter of the fiscal year (i.e., October to December).

The Company adopted various estimates to evaluate the sugar cane fields. The discount rate applied on this calculation was 7,73% per year. These estimates were based on the market information, which are subject to the scenario changes that may impact the financial statements. A decrease of 5% in market prices of sugar cane, would result in a reduction of the fair value of biological assets in the approximately amount of R$ 175,672, net of taxes. If the discount rate present an increase of 0.5 p.p. would cause a reduction in the fair value of biological assets in the amount approximately of R$ 18,726, net of taxes.

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

13.	Property, plant and equipment

a)	Property, plant and equipment roll-forward

	Land and rural properties	Buildings and improvements	Machinery, equipment and installations	Aircraft and vehicles	Furniture, fixtures and computer equipment	Works in progress	Parts and components to be periodically replaced	Others	Total

Cost
As at March 31, 2013	36,525	924,988	6,279,087	389,802	107,057	718,324	1,102,438	29,372	9,587,593

Additions	-	576	51,060	-	1,504	936,245	561,761	-	1,551,146
Disposals	(10,148)	(2,404)	(54,789)	(7,653)	(2,373)	-	-	(1,410)	(78,777)
Transfers from cost to depreciation	-	(679)	(5,622)	(420)	(41)	(482)	-	-	(7,244)
Transfers (1)	-	65,124	580,960	87,644	13,738	(762,751)	(616,762)	2,384	(629,663)
Reversal of loss provision (2)	-	-	-	-	-	-	-	5,792	5,792
Others	-	-	-	-	167	-	-	-	167
As at March 31, 2014	26,377	987,605	6,850,696	469,373	120,052	891,336	1,047,437	36,138	10,429,014
Additions	-	-	34,728	22	490	749,924	624,883	-	1,410,047
Disposals	(2)	(170)	(143,332)	(14,792)	(3,214)	(71)	-	-	(161,581)
Transfers (1)	8,836	74,867	534,816	79,163	16,973	(736,966)	(553,340)	4,268	(571,383)
Reversal of loss provision (3)	-	-	(3,189)	-	-	(5,489)	-	-	(8,678)
Others	-	-	-	-	682	-	-	-	682
As at March 31, 2015	35,211	1,062,302	7,273,719	533,766	134,983	898,734	1,118,980	40,406	11,098,101

Depreciation
As at March 31, 2013	-	(239,418)	(1,847,829)	(184,938)	(62,794)	-	(616,762)	(22,274)	(2,974,015)

Expense with depreciation for the year	-	(36,110)	(255,069)	(29,072)	(13,490)	-	(553,340)	(2,069)	(889,150)
Disposals	-	2,406	48,287	6,263	2,254	-	-	1,378	60,588
Transfers from cost to depreciation	-	679	6,105	107	353	-	-	-	7,244
Transfers (1)	-	(42)	163	37	8	-	616,762	-	616,928
As at March 31, 2014	-	(272,485)	(2,048,343)	(207,603)	(73,669)	-	(553,340)	(22,965)	(3,178,405)
Expense with depreciation for the year	-	(13,096)	(356,379)	(33,364)	(15,911)	-	(596,376)	(4,837)	(1,019,963
Disposals	-	170	141,200	13,627	3,229	-	-	-	158,226
Transfers (1)	-	(767)	407	256	4,368	-	553,340	(504)	557,100
As at March 31, 2015	-	(286,178)	(2,263,115)	(227,084)	(81,983)	-	(596,376)	(28,306)	(3,483,042)

Net carrying value:
As of March 31, 2015	35,211	776,124	5,010,604	306,682	53,000	898,734	522,604	12,100	7,615,059
As of March 31, 2014	26,377	715,120	4,802,353	261,770	46,383	891,336	494,097	13,173	7,250,609

(1)	Includes R$10,290 transferred to current assets in respect of recoverable ICMS credits, and R$24,573 transferred to intangible assets for software.

(2)	Includes R$1,373 of provision for inventories losses and reversal of R$ 7,165 of provision for loss on advances, recorded under “Other operating revenues (expenses), net" (Note 25).

(3)	Refers to inventories losses, recorded under “Other operating revenues (expenses), net" (Note 25).

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Construction in progress

On March 31, 2015, the balance of works in progress, in the amount of R$898,734 (R$891,336 in 2014), refers to: (i) vinasse project concentration; (ii) investments to expand the sugar cane mill; (iii) energy cogeneration project – shredded cane and straw separation; (iv) tank installation for ethanol stock capacity improvement; (v) investments to improve industrial conditions, agricultural automations, and health, safety and environment and administrative investments.

Capitalization of loan costs

During the year ended March 31, 2015, loan costs capitalized in the Company amounted to R$30,951 (R$44,296 and R$41,490 in 2014 and 2013 respectively). The weighted average interest rate utilized to determine the capitalized amount was 6.40% p.a. (4.17% and 4.07% in 2014 and 2013, respectively).

Finance leases

On March 31, 2015, the net amount of aircraft, furniture and fittings subject to financial leasing was R$ 5,694 (R$ 6,662 in 2014).

Property, plant and equipment pledged

On March 31, 2015, the loans and financing were secured by land, buildings and machinery of R$1,957, 387 (R$2,291,344 in 2014).

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

14.	Intangible

a)	Intangible assets roll-forward

	Software licenses (3)	Goodwill	Agricultural partnership agreements	Sugarcane supply agreements	Right to use public concessions	Technology (4)	Others (1)	Total
Cost
As at March 31, 2013	87,396	1,517,602	9,375	157,439	10,811	—	18,692	1,801,315

Additions	275	—	—	—	—	—	—	275
Capital contributions – Iogen (Note 11.d)	—	—	—	—	—	179,876	—	179,876
Costa Rica Allocation (Note 11.c)	—	(1,333)	(3,268)	20,847	—	—	—	16,246
Provisional allocation of Cerrado (Note 11.c)	—	33,663	—	—	—	—	—	33,663
Transfer	20,180	—	—	—	1,732	61,629	—	83,541
Provision for losses (5)	—	—	—	—	—	(6,569)	—	(6,569)
Accumulated translation adjustments	—	—	—	—	—	—	1,553	1,553
As at March 31, 2014	107,851	1,549,932	6,107	178,286	12,543	234,936	20,245	2,109,900
Additions	13,992	—	—	—	—	—	—	13,992
Final allocation of the acquisition of Cerrad0 (11.c)	—	(9,003)	12,303	3,230	—	—	—	6,530
Retirements	(1)	—	1	—	(2)	—	—	(2)
Transfer	28,333	(2,483)	—	—	—	—	—	25,850
Provision for losses (5)	—	—	—	—	—	(55,060)	—	(55,060)
Accumulated translation adjustments	—	—	—	—	—	—	3,775	3,775
As at March 31, 2015	150,175	1,538,446	18,411	181,516	12,541	179,876	24,020	2,104,985

Amortization
As at March 31, 2013	(71,544)	(431,380)	(879)	(32,536)	(1,040)	—	(9,664)	(547,043)

Amortization expense in the year	(7,877)	—	(880)	(11,700)	(2,162)	—	(4,983)	(27,602)
Transfers	(11)	—	—	—	(107)	—	—	(118)
As at March 31, 2014	(79,432)	(431,380)	(1,759)	(44,236)	(3,309)	—	(14,647)	(574,763)
Amortization expense in the year	(12,621)	—	(4,044)	(11,718)	(2,466)	—	(1,283)	(32,132)
Retirements	—	—	—	—	3	—	—	3
Transfers (2)	(3,760)	—	—	—	—	—	—	(3,760)
As at March 31, 2015	(95,813)	(431,380)	(5,803)	(55,954)	(5,772)	—	(15,930)	(610,652)

Net carrying value:
As at March 31, 2015	54,362	1,107,066	12,608	125,562	6,769	179,876	8,090	1,494,333
As at March 31, 2014	28,419	1,118,552	4,348	134,050	9,234	234,936	5,598	1,535,137

(1)	Intangible assets registered in Raízen Trading, corresponding to the portfolio of customers, and licenses to operate in Europe and the United States.

(2)	Includes the transfer from property, plant and equipment in the amount of R$24,573, and transfer of the reverse merger of Curupay in the amount of (R$ 2,483 ) (Note 11.d.iv ).

(3)	As at March 31, 2015, software licenses, net, amounted to R$ 1,421 (R$ 2,842 in 2014). The Company is a lessee in certain financial leasing operation agreements.

(4)	As at March 31, 2015, the ethanol second generation(“E2G”) thecnology is concluded and ready for the use. The Company is building the first ethanol second generation facility in Brazil. The facility will have a production capacity of 40 million liters of ethanol, and will use technology developed by Iogen. This technology was granted to RESA with the exclusive contractual right to use and sell it in the territories in which Raízen operates. Amortization will start when the plant is ready for use, which is expected to be in the first semester of 2015, and will continue over the estimated period of financial returns from the technology.

(5)	On March 31, 2015, the Company impaired technology intangible assets related to ethanol second generation of R$ 55,060 (R$ 6,569 in 2014) in the consolidated statement of income as other expenses (Note 25).

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Goodwill

Goodwill refers to the expectation of future profitability of the entities acquired by the Company. Goodwill was amortized on a straight-line basis through March 31, 2009, prior to the adoption of IFRS. As at March 31, 2015 and 2014, the balance of goodwill was as follows:

	2015	2014
In the acquisition of Costa Rica Canavieira Ltda. (Note 30.2.i)	57,169	57,169
In the acquisition of Cerrado Açúcar e Álcool S.A. (Note 30.1.ii)	24,660	33,663
In the acquisition of Cosan S.A. Açúcar e Álcool (atual RESA)	558	558
In the acquisition of Univalem S.A. Açúcar e Álcool	5,018	5,018
In the acquisition of Usina Açucareira Bom Retiro S.A.	81,575	81,575
In the acquisition of Usina Benálcool	149,247	149,247
In the acquisition of Usina Santa Luíza	42,348	42,348
In the acquisition of Usina Zanin Açúcar e Álcool	98,380	98,380
In the acquisition of Vertical	4,313	4,313
In the acquisition of shares of TEAS	4,818	7,301
In the acquisition of Grupo Corona	380,003	380,003
In the acquisition of Grupo Destivale	42,494	42,494
In the acquisition of Grupo Mundial	87,435	87,435
In the organization of FBA - Franco Brasileira S.A. Açúcar e Álcool	4,407	4,407
In the merger of Curupay S.A. Participações	109,841	109,841
In capital payment of Mundial	14,800	14,800
	1,107,066	1,118,552

Analysis of impairment of cash-generating units containing goodwill

As described in Note 2.3 l, the Company reviews property, plant and equipment for impairment at least once a year.

The Company tests goodwill for impairment at least annually (Note 2.3 l).

Goodwill is allocated to cash-generating units, identified according to the operating region, as follows:

Operating – Regional	2015	2014
Piracicaba	129,742	138,744
Jaú	558	558
Araraquara	554,394	554,394
Araçatuba	303,400	303,400
Assis	109,840	109,840
Others	9,132	11,616
Total	1,107,066	1,118,552

Long-term non-financial assets which are not subject to amortization are revised whenever there are indications of impairment.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

The Company determines recoverable value using the value in use method (Note 13), which is based on a projection of the expected discounted cash flows from the cash-generating units, as determined by management on the basis of budgets, taking into account the assumptions for each cash-generating unit and using information available in the market and referring to past performance.

The value in use is estimated on the basis of the present value of future cash flows, according to the Company's best estimates. Cash flows from the continued use of the related assets are adjusted for specific risks of the assets.

The discounted cash flows were prepared for a period of 20 years, without taking into account a growth rate. The discount rates corresponds to a pre-tax rate estimated at 6.5% per year.

The main assumptions used were: commodity sales price expectations over the long term, productivity of the agricultural areas, performance of TRS, and operating and administrative costs. All future cash flows were discounted at a rate that reflects the specific risks applicable to the relevant assets in each cash-generating unit.

On the basis of the annual tests, no impairment charge against assets or goodwill was recognized in the years ended March 31, 2015 or 2014, except for the provision for losses, disclosed as item 5 above. Determination of the recoverability of assets depends on certain key assumptions, as described above. These assumptions are influenced by market, technological and economic conditions that exist at the time of the test, and so it is not possible to ascertain whether impairment losses will occur in the future or, if they do, whether they will be material.

15.	Trade accounts payable

	2015	2014

Materials and services	438,656	511,313
Sugarcane	129,640	126,550
Current	568,296	637,863

Materials and services mainly refers to equipment and machinery acquired that will be settled in the next 12 months.

The sugarcane harvest period, which takes place between April and December each year, on average, has a direct impact on the balances with sugarcane suppliers and the corresponding harvesting, loading and transport services.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

16.	Loans and financing

	Financial charges
Purpose	Floating/fixed rate	Effective annual average interest rate (1)	2015	2014	Maturity

Classification of debts by currency
Denominated in Brazilian Reais			5,856,201	4,527,519
Denominated in dollars			4,619,226	3,128,269
			10,475,427	7,655,788
Nature of debts (2):
BNDES	URTJLP	8.0% (7.7% in 2014)	1,306,322	1,415,767	October 2025
BNDES	Fixed rate	4.1% (4.3% in 2014)	1,218,098	657,742	November 2023
BNDES	UMBND	6.6% (6.7% in 2014)	81,657	44,477	January 2024
Debentures	CDI	13.7% (11.6% in 2014)	471,020	467,421	October 2018
Debentures	IPCA	15.1% (17.1% in 2014)	350,187	324,243	October 2020
Advance payments	Dollar (US) + LIBOR	1.7% (2.0% in 2014)	863,123	1,076,882	September 2017
Term Loan Agreement	Dollar (US) + LIBOR	1.5% (1.7% in 2014)	2,248,675	1,019,233	December 2015
Working capital	Fixed rate	(14% in 2014)	-	5,383	March 2015
Senior Notes Due 2017	Dollar (US)	7.0% (7.0% in 2014)	1,297,921	915,585	February 2017
Resolution 2471 (PESA)	IGP-M	10.7% (11.4% in 2014)	832,213	806,703	April 2023
Resolution 2471 (PESA)	Fixed rate	3.0% (3.0% in 2014)	84	91	October 2025
Resolution 2471 (PESA)	CDI	13.0% (10.9% in 2014)	717,478	643,623	October 2020
Resolution 2471 (PESA)	Fixed rate	4.9% (4.8% in 2014)	96,610	111,720	January 2024
Credit notes	URTJLP	(10.6% in 2014)	-	102	May 2014
Finame/Leasing	Fixed rate	6.5% (5.5% in 2014)	67,176	50,246	November 2014
Agribusiness Receivables Certificates (“CRA”)	CDI	12.6%	605,109	-	December 2019
CRA	IPCA	14.3%	110,247	-	December 2021
	Dollar (US)	Miscellaneous	209,507	116,570	Miscellaneous
			10,475,427	7,655,788
Transaction costs:
BNDES			(4,379)	(3,135)
CRA			(11,619)
Rural credit			(68)
Debentures			(4,532)	(5,185)
Advance payments			(1,717)	(5,854)
Term Loan Agreement			(20,716)	-
Senior Notes Due 2017			(6,443)	(7,143)
Credit notes			(310)	(952)
			(49,784)	(22,269)
			10,425,643	7,633,519
Current			(1,377,898)	(1,122,633)
Non-current			9,047,745	6,510,886

(1)	The effective annual interest rate corresponds to the contractual interest rate of the agreement plus LIBOR, Reference Unit to adjusted Long-Term Interest Rate (“URTJLP”), General Market Price Index (“IGP-M”) or Monetary Unit of Banco Nacional do Desenvolvimento ( “UMBND”), as applicable.

(2)	The loans and financing are generally secured by promissory notes issued by the Company. In some cases, sureties are also given by its subsidiaries, by Raízen Combustíveis S.A. or by shareholders, in addition to collateral such as: i) credit rights arising from energy sales agreements (BNDES); ii) CTN and mortgage of land (PESA); iii) property, plant and equipment (Note 13); and iv) fiduciary lien on the assets financed (Finame).

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

The maturities of the non-current amounts of loans and financing, net of amortization of transaction costs, are as follows:

	2015	2014
13 to 24 months	2,194,832	1,735,825
25 to 36 months	1,183,603	1,576,290
37 to 48 months	1,625,948	593,017
49 to 60 months	1,396,340	1,107,656
61 to 72 months	2,170,176	697,353
73 to 84 months	232,881	574,401
85 to 96 months	134,536	100,042
Greater than 97 months	109,429	126,302
	9,047,745	6,510,886

PESA – Resolution 2471

From 1998 to 2000 the Company renegotiated debt related to agricultural funding with several financial institutions, thereby reducing financial costs to annual interest rates below 10.7% and guaranteeing the settlement of the debt with the assignment and transfer of CTNs, restricted Brazilian treasury bills redeemable on the debt maturity dates. In doing so it took advantage of the incentive introduced by Resolution No. 2471, issued by the Central Bank of Brazil on February 26, 1998. This debt is settled through redemption of CTNs and the compliance with the contractual dispositions, as mentioned in Note 9.

Senior Notes Due 2017

On January 26, 2007, the subsidiary Raízen Energy Finance Limited issued in the international capital markets, pursuant to Regulations S and 144A, US$ 400,000 thousands of Senior Notes that bear interest at a rate of 7% per annum, payable semi-annually in February and August of each year.

BNDES

These are funds raised by the Company and its direct and indirect subsidiaries for financing cogeneration and greenfield projects and for renewing cane fields, establishing new cane fields (Prorenova), and to finance the construction of the E2G facility.

As at March 31, 2015, the Company had unused lines of credit available from BNDES amounting to R$ 510,167 (R$ 1,227,872 in 2014). Use of these lines of credit is conditional upon meeting certain contractual conditions.

Advances on foreign exchange contracts and credit notes

Advances on foreign exchange contracts and credit notes were obtained from several banking institutions. The advances on foreign exchange were paid in February 2015, in the amount of US$ 100 million of principal, plus U$ 606,000 of interest, through the Company’s subsidiary Raízen Energia S.A.. The total amount was R$ 283,803 million. The credit notes will be settled against export proceeds in 2020. These transactions bear interest at rates of 13% per annum, payable semi-annually and at the maturity date.

FINAME

This refers to financing operations under FINAME – Financiamento de Máquinas e Equipamentos (Machinery and Equipment Financing), made available through several financial institutions, to be used for investment in property, plant and equipment. These loans are subject to effective interest of 4.9% per annum, payable monthly. The loans are secured by liens on the financed assets.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Term Loan Agreement (syndicated loan)

On December 5, 2012, the indirect subsidiary Raízen Cayman Limited obtained a syndicated loan from several financial institutions in the amount of US$ 450 million. The principal and the interest, US$ 450million and US$ 2,267, respectively, was paid on March 30, 2015, totaling R$ 1,450,873.

On April 8, 2014, the Company obtained syndicated loans from various financial institutions, amounting to US$ 250million. The loan is subject to exchange rate variations in relation to the US dollar plus interest at the quarterly LIBOR and annual rate fixed of 1.4% p.a., giving an effective average rate of 1.63% p.a. The principal is to be repaid in March 2018 and 2019.

On March 30, 2015, the indirect subsidiary Raízen Cayman Limited, signed a loan from a syndicate composed of several global commercial banks, in the amount of R$ 1,443,600 (US$ 450 million). The loan is subject to the exchange variations of the US dollar plus interest at the quarterly Libor and rate of 1.2% p.a., giving an effective average rate of 1.47% p.a. payable quarterly. The principal repaid on April 27, 2020. Through this syndicate, the Company also obtained a Revolving Credit Facility in the amount of $ 285 million, maturing on April 27, 2020.

Export prepayment financing agreement

Between the years 2009 and 2013, the Group entered into several export prepayment financing agreements. These contracts are subject to the exchange rate variations relating to the US dollar and bear LIBOR interest (quarterly and annually), resulting in an effective average interest rate of 1.7% p.a., with final maturity in September 2017.

Issuing of Agribusiness Receivables Certificates (“CRAs”)

In October 2014, RESA and its subsidiaries issued CPR (Rural Product Note) related to the Agribusiness Receivables Certificatesamounting to R$ 675,000 and maturing in December 2021. The funds raised will be used exclusively in the ordinary course of Raízen's activities related to agribusiness, including the operations, investments and financing needs related to the production, marketing, processing or manufacturing of agricultural products, inputs, machinery and implements used in agricultural activities.

	Annual interest rate	Effective annual average interest rate		Date of proceeds
Index			Principal		Maturity
CDI	-	12.6%	573,013	21/10/2014	Dec/19
IPCA	5,69%	14.3%	101,987	21/10/2014	Dec/21

Debentures

On October 21, 2013, the CVM approved the registration by RESA of its first public issue of simple debentures, and 750,000 non-convertible unsecured debentures were issued, in three series, with a unit face value of R$ 1 , giving a total of R$ 750,000.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

The net proceeds of the issue, amounting to R$ 747,710, were used in full as follows: (i) to reinforce RESA’s cash in the case of the first and second series debentures; and, (ii) to fund part of RESA’s investments in the 2013/2014 harvest, both in the agricultural and the industrial area, pursuant to Law 12,431 in the case of the third series.

	Index	Annual interest rate	Effective annual average interest rate	Principal	Date of proceeds	Maturity

1ª Series	CDI	0.89%	13.6%	105,975	25/10/2013	October 2018
2ª Series	CDI	0.94%	13.7%	340,000	28/10/2013	October 2018
3ª Series	IPCA (*)	6.38%	15.1%	304,025	29/10/2013	October 2020

(*) National Extended Consumer Price Index.

Covenants

On March 31, 2015 and 2014, the Company had loans and financing agreement contracts with covenants relating to cash generation, debt ratios and other. These covenants are being observed by the Company and do not restrict its capacity in its ordinary course of business.

Fair value

As at March 31, 2015 and 2014, the consolidated carrying values and fair value of loans and financing were as follows:

	Carrying value		Fair value
	2015	2014	2015	2014

Senior Notes Due 2017	1,291,478	908,442	1,385,577	1,003,938
Other loans and financing	9,134,165	6,725,077	9,134,165	6,725,077
	10,425,643	7,633,519	10,519,742	7,729,015

The fair value of the Senior Notes due in 2017 is based on prices quoted at the balance sheet dates (Note 27.j).

The fair value of other loans and financing is close to their amortized cost.

17.	Taxes payable

	2015	2014
Installment payments (Refis IV)	166,822	697,492
ICMS	25,701	56,832
Social Security (INSS)	23,018	24,181
COFINS	24,369	20,235
IRRF (withholding income tax)	10,041	7,506
FGTS (government severance indemnity fund for employees)	5,543	5,587
IOF (tax on financial transactions)	3,639	3,636
PIS	5,297	4,439
IPI (excise tax)	550	547
Others	3,673	3,491
	268,653	823,946
Current	99,537	156,572
Non-current	169,116	667,374

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

The breakdown of current and non-current liabilities is as follows:

	2015	2014
Current
Taxes payable	80,127	89,162
Installments taxes – reimbursable (Note 10)	18,510	65,326
Installments taxes – non-reimbursable	900	2,084
	99,537	156,572
Non-current
Installments taxes – reimbursable (Note 10)	150,901	632,218
Tax incentive – ICMS	18,215	31,393
Installments taxes – non-reimbursable	-	3,763
	169,116	667,374
	268,653	823,946

The amounts payable over one year are scheduled to mature as follows:

	2015	2014
13 to 24 months	18,510	66,422
25 to 36 months	17,791	65,611
37 to 48 months	17,408	64,936
49 to 60 months	17,408	63,702
61 to 72 months	17,408	63,702
73 to 84 months	17,408	63,702
85 to 96 months	17,408	63,702
As from 97 months	45,775	215,597
	169,116	667,374

Tax Amnesty and Refinancing – Law 11.941/09 and Provisional Measure (MP) 470/09 ("Refis IV")

On May 27 and October 13, 2009, Law 11.941 and MP 470 were passed by the Brazilian government, setting up an amnesty and tax refinancing program (Refis IV) that allows taxpayers to settle federal tax obligations though refinancing programs. The obligations covered by Refis IV include other federal taxes challenged in the courts. Discounts on existing penalties and interest are available under the program.

Laws No. 12.865 of October 10, 2013, No. 12.973 of May 14, 2014 and No. 12.996 of June 18, 2014, reopened the deadline for inclusion of debts in Refis IV. This benefit was obtained by the Company. The Company is now awaiting the announcement of the consolidation of the values included in the program.

With the publication of the Law No. 13.043 of November 14, 2014, conversion of MP 651, it became possible to liquidate federal debts in installments, through the use of tax losses and negative basis of social contributions, including subsidiaries and parent companies, direct or indirect, conditional on payment of 30% of the balance in installments (as per article 33 of the Law).

After the evaluation of the financial benefits resulting from the application of this legal provision, Cosan chose to pay off the debt installments pursuant to Law 11,941 / 2009, since the installments were its responsibility (they pre-existed the formation of Raízen).

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

The amounts after application of this legal provision are as follows:

Payment in installments of tax debits – Refis IV	Total

On March 31, 2014	697,492
Recognition of interest and previous payments to the publication of Law No. 13.043	(9,737)
Adhesion to the installment program	12,782
Use of tax losses and negative basis of social contributions (1)	(372,627)
Cash payment of 30%	(132,647)
Financial discount	(28,441)

On March 31, 2015	166,822

(1)	Includes tax losses of Cosan in the amount of R$ 171,750, recorded as preferred shares payable by the Company (Notes 10.a, 18.a and 21.a). The remaining balance used to settle the REFIS IV comprises: (a) assignment of credits of Cosan and subsidiaries of R$ 142,761; (b) Raízen’s own credits assigned to payment of R$ 55,870; and (c) Raízen’s own credits for payment the Refis IV of Raízen Araraquara in the amount of R$ 2,246.

According to Raízen´s agreement (Note 1), any payment linked to the debt in installments existing before June 1, 2011, shall be fully refunded to the Company by Cosan. Thus, due to the settlement of the debts under Refis IV, under Law No. 13.043, the balance receivable from Cosan was substantially lowered. See Note 10.

Tax incentive – ICMS

On September 11, 2008, the subsidiary Raízen Caarapó Ltda. signed Agreement No. 331/2008 ("TC 331") with the state of Mato Grosso do Sul ("MS"). This agreement guaranteed until September 22, 2018, the tax benefit on the sugar manufacturing operations in this state, equivalent to 67% of the outstanding balance of ICMS. The amount recognized in the income statement on March 31, 2015, totaled R$ 9,340 (R $ 6,830 in 2014) (Note 24.a).

The Company, through its subsidiary Raízen Centroeste, benefits from a state incentive program in the State of Goiás, in the form of financing of part of the ICMS payments, called "Programa de Desenvolvimento Industrial de Goiás - Produzir", with the deferral of tax payments. The Company's right to the benefit is conditional on its complying with all the obligations determined by the program, the terms of which relate to factors under the Company's control.

For the years ended March 31, 2015, 2014 and 2013, the incentives in the consolidated statement of income were R$50,217, R$25,260 and R$22,930, respectively, recorded under "Other operating income, net" (Note 25).

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

18.	Income and social contribution taxes

a)	Reconciliation of income tax and social contribution benefit (expense):

	2015	2014	2013
Income before taxes	(52,393)	188,515	377,849
Nominal tax rate (34%)	17,814	(64,095)	(128,469)
Reconciling items:
Equity interest in income of associates	(11,539)	(11,708)	(7,856)
Non-deductable expenses related to gifts, donations, class associations	(2,373)	(3,379)	(3,752)
Income tax rate difference of presumed profit taxation method (ii)	56,814	—	—
Reversal of deferred tax liability related tocorporate restructuring (i)	43,341	—	—
Tax incentive – ICMS – (Note 17)	20,249	10,911	15,264
Tax benefit - Reintegra (Note 6)	17,442	—	—
Exchange variation on overseas investee	11,254	3,046	2,149
Capital gain on dilution of equity interest (Note 11.c.1)	10,313	—	—
Non-taxable financial results	—	—	82,691
Deferred taxes on provisions contributed upon formation of the JV	—	—	16,924
Interest on own equity	—	13,600	—
Others	77	3,993	944
Income and social contribution taxes benefit (expense)	163,392	(47,632)	(22,105)
Effective rate	(311.86% )	(25.27% )	(5.85% )
(i)	Refers to the reversal of deferred tax liabilities on temporary differences that had been generated by changes in the useful lives and fair value step up of property, plant and equipment upon transition to IFRS. Upon the contribution of energy cogeneration’s assets (internal reorganization – Note 30.1.i) to a separate entity the deferred tax liabilities were reversed, as the new subsidiary follows the presumed profit regime and under such tax regime depreciation or amortization is not deductible.

(ii)	Refers to the effect of the difference between the tax rate applicable to presumed profit regime, which is followed by the Company’s cogeneration business, and the tax rate applicable to real profit regime, which is followed by parent company and other company’s subsidiaries.

a.1) Recoverable income tax and social contributions

	2015	2014
Income tax	404,499	269,244
Social contributions	140,720	90,649
	545,219	359,893

Current	36,859	359,893

Noncurrent	508,360	-

a.2) Payable income tax and social contributions

	2015	2014
Income tax	6,432	570
Social contributions	2,430	190

Current	8,862	760

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Beginning in August 2013, the Company started to antecipate income tax and social contributions based on estimated revuene, which had a positive effect on the recoverable taxes accounted for as current and non-current assets (Note 18.a.1). The prepaid tax was offset against other federal taxes (Pis, Cofins and IOF).

b) Deferred income tax (IRPJ) and social contribution (CSLL) assets and liabilities:

				2015	2014
Assets (liabilities)	Base	IRPJ 25%	CSLL 9%	Total	Total
Tax losses:
Tax loss carryforwards (corporate income tax)	747,943	186,986	—	186,986	280,409
Negative calculation basis (social contributions)	747,994	—	67,319	67,319	102,023

Temporary differences:
Tax goodwill from downstream merger	402,349	100,587	36,211	136,798	180,830
Provision for tax, civil and labor risks	319,697	79,924	28,773	108,697	90,549
Provision for write-off against goodwill	288,549	72,137	25,969	98,106	98,106
Miscellaneous provisions and other temporary differences	462,334	115,583	41,610	157,193	133,480
Foreign exchange variance – Cash basis	1,645,455	411,364	148,091	559,455	118,464
Total		966,581	347,973	1,314,554	1,003,861

Biological assets	(41,795)	(10,449)	(3,762)	(14,211)	(23,168)
Unrealized derivatives	(861,077)	(215,269)	(77,497)	(292,766)	(38,687)
Capitalized cost of loans	(223,508)	(55,877)	(20,116)	(75,993)	(75,134)
Fair value of property, plant and equipment	(336,074)	(84,018)	(30,247)	(114,265)	(126,541)
Revision of property, plant and equipment useful life	(943,854)	(235,964)	(84,947)	(320,911)	(270,649)
Amortized tax goodwill	(805,913)	(201,477)	(72,531)	(274,008)	(234,465)
Total		(803,054)	(289,100)	(1,092,154)	(768,644)

Total deferred taxes		163,527	58,873	222,400	235,217

Deferred taxes – assets, net				299,314	256,611
Deferred taxes – liabilities, net				(76,914)	(21,394)

Total deferred taxes				222,400	235,217

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

c)	The roll-forward of the deferred taxes is set out below:

	2015	2014	2013

Balance at beginning of the year	235,217	209,031	(72,668)
Recognized in the statement of income	224,576	(18,562)	82,299
Deferred taxes on other comprehensive income	(13,178)	57,251	(36,778)
Merger of subsidiaries	4,486	-	-
Deferred taxes on allocation of the acquisition of Cerrado (Nota 30.1.ii)	(6,530)	-	-
Deferred taxes on goodwill (Notes 1 and 21.a)	-	-	241,107
Deferred taxes on fair value allocation of Costa Rica (Note 30.2.1.i)	-	(17,357)	-
Use of tax losses and negative base of social contribution to settle Refis IV	(222,492)	-	-
Write off of contractual land leasing rights	-	1,111	-
Other adjustments in connection with the formation of the joint venture	321	3,743	(4,929)

Balance at the end of the year	222,400	235,217	209,031

d)	Estimated time of realization

In assessing the deferred tax recovery capacity, management takes into consideration future taxable income projections and changes in temporary differences. When it is more likely that part of or all taxes will not be realized a provision is recognized. There is no validity period for using net operating loss (NOL); however, the use of prior-year accumulated losses is limited to 30% of annual taxable income.

As at March 31, 2015, the Company had the following expected realization of deferred tax assets:

Years:	2015	2014
2015	-	309,386
2016	363,308	278,672
2017	530,292	117,973
2018	99,024	67,153
2019	35,696	33,226
2020	147,700	171,310
After 2020	138,534	26,141

Total	1,314,554	1,003,861

As at March 31, 2015, the Company’s subsidiaries Curupay Agroenergia Ltda., Agrícola Ponte Alta Ltda., Raízen Biotecnologia S.A. and Unimodal Ltda had accumulated tax losses of R$ 5,608 (R$ 32,422 in 2014) for which no deferred tax assets are recognized, as the use of these losses is not considered probable.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

19.	Provision for tax, civil and labor risks

During the process of the formation of the joint venture (Notes 1 and 21.a), it was agreed that Cosan should reimburse the Company for the cost of lawsuits in progress before its incorporation, when these are effectively settled by the courts. On March 31, 2015 and 2014, the balances of such claims to be reimbursed and non-reimbursable are as follows:

			2015	2014
	Non-reimbursable claims	Reimbursable claims	Total	Total
Tax	4,972	26,218	31,190	152,178
Civil	4,243	28,838	33,081	33,806
Labor	59,780	120,429	180,209	157,290
	68,995	175,485	244,480	343,274

Also, at the time of the formation of the joint venture, it was agreed that the Company would reimburse Cosan for the amount of judicial deposits made before its incorporation, when these are effectively received. On March 31, 2015 and 2014, the balance of refundable and non-refundable deposits was as follows:

			2015	2014
	Court deposits of the Company	Refundable court deposits	Total	Total
Tax (1 and 2)	19,926	142,924	162,850	250,413
Civil	3,231	5,852	9,083	6,277
Labor	10,190	23,674	33,864	25,726
	33,347	172,450	205,797	282,416

(1)	As at March 31, 2015 and 2014, this included R$ 112,153 (R$ 86,169 in 2014) in refundable judicial deposits, which are being constituted under Law 11.941 (Note 17).

(2)	On March 31, 2015, this was offset against the balance of lawsuits in the amount of R$ 132,543 and R $ 30,745 of its own and refundable escrow deposits, respectively.

i)	Non-reimbursable claims

	Tax	Civil	Labor	Total
As at March 31, 2014	92,249	6,140	47,927	146,316
Provisioned in the year (i)	35,295	2,984	43,042	81,321
Write-offs / reversals (ii)	(132,760)	(4,340)	(36,888)	(173,988)
Interest	10,188	(541)	5,699	15,346
As at March 31, 2015	4,972	4,243	59,780	68,995

(i)	Accounted for in the consolidated statement of income of the year as "Other operating income (expenses)" (Note 25), except for the INSS provision on revenues, of R$ 31,546 (R$ 31,301 in 2014), reclassified from "Taxes payable" in current liabilities.

(ii)	Includes compensation relating to court deposits in the amount of R$ 132,543. The amount of R$ 132,543, described as write off / reversals refers to the offset of judicial deposits with the tax provision. This offset has no impact on the profit and loss for the year ended.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

ii)	Refundable claims (i)

	Tax	Civil	Labor	Total
As at March 31, 2014	59,929	27,666	109,363	196,958

Provisioned in the year	6,600	4,245	57,275	68,120
Write-offs / reversals (ii)	(39,212)	(6,232)	(52,945)	(98,389)
Interest	(1,099)	3,159	6,736	8,796

As at March 31, 2015	26,218	28,838	120,429	175,485

(i) The roll-forward of refundable claims does not affect the consolidated statement of income.

(ii) Includes compensation relating to judicial deposits of R$ 30,745.

iii)	Total claims

	Tax	Civil	Labor	Total
As at March 31, 2014	152,178	33,806	157,290	343,274

Provisioned in the year	41,895	7,229	100,317	149,441
Write-offs / reversals	(171,972)	(10,572)	(89,833)	(272,377)
Interest	9,089	2,618	12,435	24,142

As at March 31, 2015	31,190	33,081	180,209	244,480

Contingencies for probable losses

a)	Tax

The main tax claims as at March 31, 2015 and 2014 were as follows:

			2015	2014
	Non-reimbursable claims	Reimbursable claims	Total	Total
INSS (i)	1,000	1,166	2,166	123,096
ICMS credits (ii)	-	21,086	21,086	17,151
IPI	1,358	1,031	2,389	967
PIS and COFINS	-	892	892	2,970
Others	2,614	2,043	4,657	7,994
	4,972	26,218	31,190	152,178

i)	The accrued INSS amount corresponds to the amounts relating to social security contributions on billings, in conformity with art. 22-A of Law 8.212/91. The constitutionality of this article is being challenged in the courts. The Company made judicial deposits related to the lawsuit in the amount of R$ 163,288. Therefore, both balances are presented net in these financial statements.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

ii)	The amount accrued as ICMS credits refers to: (a) tax assessment notices received which, despite being challenged at the administrative or court levels, the Company's legal counsel believes the likelihood of loss is probable; (b) use of credits and financial charges in matters where the interpretation of the Company's management and legal counsel differs from that of the tax authorities.

b)	Civil and labor

The Company is a party to various civil lawsuits relating to (i) indemnity for tangible damages and pain and suffering, (ii) contractual disputes, (iii) civil class actions to abstain from burning sugarcane straw, and (iv) environmental claims.

The Company is also a party to various labor claims filed by former employees and employees of outsourced service providers who are claiming the payment of overtime, night shift premium and hazardous work premiums, job re-admittance, deductions from payroll (such as confederation dues, union dues, etc).

Contingencies classified as having a possible risk of loss

a)	Tax

The main tax contingences classified as having a possible risk of loss are as follows:

			2015	2014
	Non- reimbursable claims	Reimbursable claims	Total	Total

ICMS (i)	126,789	755,420	882,209	799,019
INSS (ii)	43,506	352,740	396,246	353,723
IPI (iii)	3,171	384,689	387,860	368,929
IRPJ and CSLL (iv)	22,473	301,857	324,330	305,325
PIS and COFINS (v)	-	462,021	462,021	318,923
Offsets against IPI credits - IN 67/98 (vi)	-	119,891	119,891	115,921
Others	18,418	232,293	250,711	222,238
	214,357	2,608,911	2,823,268	2,484,078

(i)	ICMS

Refers mainly to (i) fines on tax assessment received from May 2005 through March 2006, and May 2006 and March 2007, alleging the Company had not paid the ICMS originating from agricultural joint operations and scheduled manufacture; and (ii) ICMS on shipments of crystal sugar exportation. The tax inspector argues that such products are classified as semi-finished products which, according to the ICMS regulations, would be subject to taxation; (iii) tax assessments relating to ICMS rate difference arising from sales of ethanol to companies located in other Brazilian states whose state enrollment numbers were subsequently cancelled; (iv) tax assessments relating to credit disallowance in regard to purchase of products from companies that, subsequently, had their registrations revoked and declared ineligible; and (v) payment of ICMS arising from disallowances of credits of diesel fuel used in the agro-industrial production process.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

ii)	Possible losses on INSS-related claims mainly involve:

(i) In regard to the validity and constitutionality of MPS/SRP Regulatory Instruction 03/2005, which restricted the constitutional exemption of social security contributions in relation to revenues derived from exports made exclusively through direct sales, it is understood that exports made through export or trading companies will start to be taxed; (ii) payment of SENAR contributions in direct and indirect export transactions, where the tax authorities understand that there is no right to constitutional exemption; and, (iii) payment of social security contributions on resale of products in the domestic market and to third parties, which is not included within the social security tax basis and which is levied only on the gross revenue deriving from the effective production of the entity rather than on the products purchased.

iii)	IPI – Excise tax on manufactured products

Normative Instruction 67/98 of the Brazilian Federal Revenue Service (“SRF”) has validated the procedure adopted by manufacturing plants that made sales without calculating and paying IPI related to several types of sugarcane sugar, including demerara, higher refined, special refined, special extra refined and granulated refined sugars, from July 6, 1995 through November 16, 1997, as well as amorphous refined sugar sales from January 14, 1992 through November 16, 1997. This rule was put into effect in the related proceedings filed by the Brazilian Federal Revenue Service. The risk of loss was classified as possible based on the opinion of the Company’s legal advisers.

iv)	IRPJ and CSLL

In December 2011, the Company received tax assessment notices issued by the Brazilian Federal Revenue Service, related to IRPJ and CSLL for calendar years 2006 to 2009, challenging: (i) the deductibility of amortization expenses relating to certain specific items of goodwill; (ii) the offset of tax loss carryforwards; and (iii) the tax on differences of revaluations of property, plant and equipment items. The taxes assessments amounted to R$ 496,522 (R$ 551,852 in 2014). The Company submitted its defense in January 2012 and, together with its legal counsel, assessed as having a likelihood of possible loss the amount of R$ (R$ 229,443 in 2014). The remaining balance is R$ 246,672 (R$ 75,882 in 2014).

Additionally, in February 2014, Raízen Tarumã received tax assessments, in the amount of 45,421, issued by the RFB, charging income tax and social contributions for the calendar years 2009 to 2012, and questioning: (i) the amortization of goodwill; and (ii) the offsetting of tax losses and negative basis of social contributions calculation. The Company presented its defense in January 2012 and, together with its legal counsel, classified this case as being a possible loss.

The remaining balance of the contingency IRPL and CSLL and social contributions, in the amount of R $ 9,764, relates to various factors. Management, together with its legal counsel, classified this balance being a possible loss.

In non-refundable lawsuits in November 2014, the Company received assessment notices from the RFB dealing with the disallowance of non-cumulative PIS / COFINS arising from goods and services purchased in the domestic merchant and offset against withholding tax and social contributions / income tax. Because disallowed credits are linked to goods and services used in the Company's supply chain, the disallowance is improper and illegal under existing legislation (Law 10,637 / 02 and Law 10,833 / 03), which is why the loss of classification is classified as possible.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

v)	PIS and COFINS

Refers mainly to the disallowances of PIS and COFINS credits under the non-cumulative system, set forth in Laws 10,637/2002 and 10,833/2003, respectively. Such disallowances mainly came from the restrictive interpretation by the Brazilian Federal Revenue Service of the concept of "inputs", as well as differences with respect to the interpretation of these laws. The disputes are at the administrative phase.

vi)	Offsets against IPI credits – IN 67/98

Normative Instruction SRF 67/98 made it possible to obtain a refund of IPI tax payments for sales of refined amorphous sugar from January 14, 1992, through November 16, 1997. In view of this rule, RESA offset the amounts paid during the relevant periods against other tax liabilities. However, the Brazilian Federal Revenue Service denied its application for both reimbursement and offsetting of such amounts. RESA challenged this ruling in an administrative proceeding.

Upon being notified to pay tax debts resulting from offsets in light of certain changes introduced by IN SRF 210/02, RESA filed a writ of mandamus and applied for a preliminary injunction seeking to stay enforcement in relation to the offset taxes, in an attempt to prevent the tax authorities from demanding the relevant tax debts in court. The preliminary injunction was granted by the court. The legal counsel of the Company in charge of this suit has deemed it a possible loss.

b)     Civil and labor

As at March 31, 2015 and 2014, the nature of civil and labor claims, whose likelihood of loss is assessed as possible, is similar to the previous litigation mentioned above. The civil and labor claims assessed as having a possibility of loss are as follows:

			2015	2014
	Non-reimbursable claims	Reimbursable claims	Total	Total

Civil	125,549	312,448	437,997	314,220
Labor	156,318	333,645	489,963	496,821
	281,867	646,093	927,960	811,041

20.	Commitments

Sales

The Company is the parent company of entities that operate in the sugar, ethanol and energy cogeneration market. Sales agreements are managed on a consolidated basis. Therefore, the Company, together with its group entities, are responsible for total sales commitments.

Sales of commodities are essentially made at spot prices. However, the Company enters into several sugar and ethanol agreements to sell future crops of those products.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

The amounts of sugar sales agreements, in metric tons, on the date of the financial statements are set out below:

Years	2015	2014

2014/2015	-	2,242,000
2015/2016	3,564,000	514,000
2016/2017	514,000	514,000
2017/2018	514,000	-
2018/2019	514,000	-

Total	5,106,000	3,270,000

Data presented in the table above were not examined by Company’s independent auditors.

The amounts of ethanol sales agreements, in cubic meters, on the date of the financial statements are out forth below:

Years	2015	2014

2014/2015	-	1,375,479
2015/2016	1,630,429	175,000
2016/2017	146,016	-
Total	1,776,445	1,550,479

Data presented in the table above were not examined by Company’s independent auditors.

The amounts of power and steam sales agreements, in MWh and metric tons, on the date of the financial statements are set out below:

	Electric power (in MWh)		Steam (in metric tons)
Years	2015	2014	2015	2014

2014/2015	-	1,894,665	-	-
2015/2016	1,876,707	1,824,147	140,000	-
2016/2017	1,825,395	1,825,395	-	-
2017/2018	1,824,147	1,824,147	-	-
2018/2019	1,958,175	1,958,175	-	-
After 2019/2020	13,683,222	13,817,250	-	-

Total	21,167,646	23,143,779	140,000	-

Data presented in the table above were not examined by Company’s independent auditors.

Purchases

In the normal course of its business, the Company enters into sugarcane purchase agreements with third parties, which are mainly related to securing a portion of its production for the following harvest season. The quantity of sugarcane to be purchased is calculated based on the estimate of the quantity to be crushed per location. Amounts payable by the Company are determined at the end of each harvest, in accordance with prices published by CONSECANA.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

The amounts of the crop purchase agreements, in metric tons, on the date of the financial statements are set out below:

Years	2015	2014

2014/2015	-	28,070,662
2015/2016	28,252,062	25,002,452
2016/2017	25,173,669	21,732,360
2017/2018	21,214,536	18,049,020
2018/2019	17,194,669	14,433,131
After 2019/2020	83,895,574	80,792,716

Total	175,730,510	188,080,341

The Company has entered into several agreements to purchase equipment utilized for plant maintenance and expansion, as well as to support energy cogeneration projects, in the total amount of R$129,787 (R$264,995 in 2014).

Lease Agreements

Operating leases

The Company has entered into several operating lease agreements to secure land for sugarcane plantations. These agreements will mature in 20 years.

The minimum payments and variables are calculated based on the ATR issued by CONSECANA and the volume of sugarcane per hectare, as defined in the agreements. The expense commitments of the agreements, on the date of the financial statements, are set out below:

	2015	2014
Within one year	506,971	544,665
Between one and five years	1,463,769	1,719,548
More than five years	889,938	1,141,130

Total	2,860,678	3,405,343

Non-financial information is not part of the scope of financial statement auditing. Consequently, ATR issued by CONSECANA and the volume of sugarcane per hectare were not examined by the Company’s independent auditors.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

21.	Shareholders’ equity

a)	Capital transactions and capital reserves

On November 30, 2012, the Extraordinary General Meeting discussed and approved a stock split of 2,066,237,649 common shares issued by the Company, based on a ratio of 1: 2.43036163648, with no change in the value of capital stock, resulting in a total of 5,021,704,714 common shares, all held by the Company's sole shareholder.

Additionally, the shareholders approved, without increasing the Company's capital stock, the conversion of 119,109,080 common shares into preferred shares, as follows:

Conversion
Class A preferred shares	1
Class B preferred shares	118,345,603
Class C preferred shares	763,476
Total	119,109,080

As a result of the conversion of shares, the Company’s capital stock was as follows:

	Shares
	Common	Preferred	Total
Common	4,902,595,634	-	4,902,595,634
Class A	-	1	1
Class B	-	118,345,603	118,345,603
Class C	-	763,476	763,476
Total	4,902,595,634	119,109,080	5,021,704,714

Subsequently, on the same date, the merger of REPSA was approved, consisting of the residual portion of its shareholders’ equity, in the amount of R$998,835, and subsequent cancellation of shares corresponding to its capital stock.

Immediately thereafter, new shares were issued to replace the cancelled shares, which were held as follows by the shareholders Shell and Cosan:

	Shareholders
	Shell	Cosan	Total
Common	2,451,297,817	2,451,297,817	4,902,595,634
Class A	-	1	1
Class B	-	118,345,603	118,345,603
Class C	763,476	-	763,476
Total	2,452,061,293	2,569,643,421	5,021,704,714

The amount of R$998,835 was allocated by the issuing of 1,000,000,000 new common shares, of which R$181,417 and R$817,417 were allocated to "Shareholders’ capital " and "Capital reserve", respectively. The shareholders’ capital increased from R$4,818,583 to R$5,000,000, and comprised of 6,021,704,714 shares, as follows:

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

	Shareholders
	Shell	Cosan	Total
Common	2,951,297,817	2,951,297,817	5,902,595,634
Class A	-	1	1
Class B	-	118,345,603	118,345,603
Class C	763,476	-	763,476
Total	2,952,061,293	3,069,643,421	6,021,704,714

At the Extraordinary General Meeting held on February 7, 2014, the Company's shareholders discussed and approved the capital increase of R$8,427, through the issuing of 7,818,300 new Class B preferred shares, fully subscribed by Cosan, paid on May 2, 2014.

On June 23, 2014, the shareholder Cosan transferred to Cosan Investimentos e Participações S.A. (“CIP”) all 2.951.297.817 ordinary shares held, with usufruct reserve, to Cosan until October 1, 2021, together with all political rights, right to receive interest on own capital and the right to receive dividends linked to such shares.

The Extraordinary General Meeting held on January 21, 2015, discussed and approved the conversion of 100,000 Class C preferred shares into an equal number of preferred Class D shares, all held by the shareholder Shell Brazil Holdings BV.

On March 31, 2015, the shareholders’ social capital was R$ 5,016,354 (R$ 5,016,354 in 2014). This balance is presented deducted from the balance of redeemable preferred shares in the amount of R$ 93,300 (R$ 264,276 in 2014), totaling R$ 4,923,054(R$ 4,752,078 in 2014).

As at the year ended March 31, 2015, the shareholders’ capital was as follows:

	Shareholders
	Shell	CIP	Cosan	Total
Common	2,951,297,817	2,951,297,817	-	5,902,595,634
Class A	-	-	1	1
Class B	-	-	133,242,457	133,242,457
Class C	663,476	-	-	663,476
Class D	100,000	-	-	100,000
As at March 31, 2015	2,952,061,293	2,951,297,817	133,242,458	6,036,601,568
As at March 31, 2014	2,952,061,293	-	3,084,540,275	6,036,601,568

Redeemable preferred shares

The tax benefits arising from the use of tax loss carryforwards and goodwill tax amortization, recognized before the formation of the joint venture, will be reimbursed to Cosan to the extent that the Company uses them to reduce taxes payable. Such reimbursements will be made by means of payment of exclusive dividends to Cosan, the holder of Class B preferred shares, in the amount of the tax benefit used by the Company in the period from January to December.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

On July 19, 2013, the Company's shareholders approved the payment of supplemental dividends of R$6,916, in addition to those accrued in the annual financial statements, without interest.

On March 31, 2014, the Company proposed the allocation of dividends to the holders of Class B preferred shares in the amount of R$ 43,636, corresponding to partial use of the tax benefit for the year balance (Note 10.a).

As at March 31, 2014, the Company reviewed the balance of preferred shares, and determined the reversal of R$ 11,812 of the obligation to Cosan, based on the fact that the tax benefit will not be used by the company.

Due to the merger of IPL into REPSA, and subsequently into the Company, Class C preferred shares were issued to guarantee exclusive dividends to Shell of R$3,538, through the use by the Company of tax credits and the funds in the current account, comprising the merged net assets (Note 10.a.).

As mentioned in Notes 10 and 17, during the year ended March 31, 2015, the Company joined the program for settlement of the debt installments on RFB by the use of NOL, resulting in decrease of Class B preferred shares, totaling R$ 157,010.

On March 31, 2015, the balance of preferred shares (Class B and C) was R$ 93,300 (R$ 264,276 in 2014). The counterparts to shareholders' equity are recorded under the related parties (Note 10.a), of which R$ 89,762 (R$ 260,738 in 2014) belonging to Cosan, is classified as non-current liabilities, and R$ 932 and R$ 2,606 (R$ 932 and R$ 2,606 in 2014) belonging to Shell, are classified in current liabilities and non-current, respectively.

Capital reserve

The capital reserve corresponds to the share premium arising from the difference between the subscription price paid in consideration for the shares and their par value. Such a reserve can only be used to increase capital, absorb losses, redeem, reimburse or purchase shares or pay accumulated dividends to preferred shares.

In addition, the balance includes surplus paid by the Company in the acquisition of additional interest in the subsidiary TEAS, amounting to R$ 5,973 (Note 11.d.2).

As mentioned in Notes 10, 17 and 18, Cosan settled the debts in the Brazilian Tax Authority (“RFB) through the use of NOL. Therefore, the capital reserve was reduced by R$ 164,377, comprising: i) R$ 157,010 arising from ownership of Cosan, with obligation to NOL of preferred shares payable (Note 10.a); and ii) R $ 7,367 corresponding to the NOL from the subsidiary Benálcool Açúcar e Álcool Ltda., and for which the related tax credits were not included in the balance of Class B preferred shares in the formation of Raízen.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Special goodwill reserve

(i)	Merged assets of IPL

Following the merger of IPL into REPSA (Note 1), whose main assets comprised investments held by it in the capital stock of REPSA and the goodwill recorded based on tax records, recognized upon the formation of the ethanol, sugar and bioenergy joint venture, such goodwill started to be deductible for income tax and social contributions purposes. Therefore, a special goodwill reserve was recognized in the equity of Raízen Energia against deferred tax assets, of R$241,107—equivalent to the tax benefit of 34% arising from the amortization of the goodwill.

(ii)	Merger of Curupay

Due to the reverse merger of Curupay into TEAS, whose main assets correspond to the investment held by the capital of Curupay and whose goodwill is determined based on the tax books, that goodwill will be deductible for tax purposes in relation to income tax and social contributions on net income. Therefore, the Company recorded a special goodwill reserve in shareholders' equity, reflecting the effect of reverse merger of Curupay into TEAS in return for their investment, in the same amount of R$ 2,004.

b)	Dividends and interest on own capital

i)	Dividends

Pursuant to the Company's bylaws, the shareholders are entitled to a minimum mandatory dividend of 1% of the net income reported at year end, as adjusted in accordance with article 202 of the Brazilian Corporate Law. The amounts of the legal reserves and dividends of the years ended March 31, 2015 ,2014 and 2013, were as follows:

	2015	2014	2013

Net income	110,999	140,883	355,744
(-) Consolidated results of operations of REPSA (Note 1)	—	—	(239,782)
Net income	110,999	140,883	115,962
Legal reserve at 5%	(5,550)	(7,044)	(5,798)
Tax incentives	—	(30,256)	—
Calculation basis for dividend distribution	105,449	103,583	110,164
Mandatory minimum dividends	(1,054)	(1,036)	(1,102)
Dividends to holders of Class B preferred shares	(15,221)	(43,636)	(66,877)
Dividends to holders of Class D preferred shares	(791)	—	—
(-) Prepaid dividends	—	—	8,873
Remaining dividends payable	(17,066)	(43,636)	(58,004)

Interest on own capital	—	(34,000)	—
Dividends payable	(17,066)	(78,672)	(59,106)

On March 31, 2015, the dividends accrued in the previous fiscal year were paid in full.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

ii)	Interest on own capital

On December 31, 2013, at the Extraordinary General Meeting, the shareholders of RESA discussed and approved the distribution of interest on own capital to each shareholder of R$ 40,000 for the period of January 1, 2013, through December 31, 2013, to be individually credited in the proportion of 50% to each shareholder. Therefore, the net amount to be paid in the year ended March 31, 2014 was R$ 34,000.Interest on own capital paid or provisioned is recorded as a financial expense for tax purposes. However, for purposes of these consolidated financial statements, the amount is disclosed as distribution of net income for the year, and the gross amount is reclassified to shareholders’ equity, as the tax benefits arising from the distribution are included in the net income for the year.

c)	Other comprehensive income

i)	Foreign currency translation adjustments – CTA

Represents the exchange differences from the translation of the financial statements of investees with functional currencies different than that of the parent company into Brazilian Real.

On March 31, 2015, due to the loss of significant influence in Codexis, the Company wrote off the balance of CTA in the amount of R $ 1,387.

ii)	Net derivative gain – hedge accounting

This refers to changes in the fair value arising from cash flow hedging of revenue from the export of raw sugar (called “VHP”), and exchange variations on foreign exchange agreement advances (“ACCs”) and PPEs.

iii)	Actuarial liabilities

These relate to gains and losses from adjustment for changes in actuarial assumptions relating to the defined benefit plan. This component is recognized in other comprehensive income. It will not be reclassified to income in subsequent periods.

The following movement of valuation adjustments, ended March 31:

	2012	Comprehensive Income	2013	Comprehensive Income	2014	Comprehensive Income	2015
Currency translation differences - CTA	—	(240)	(240)	1.082	842	535	1,377
Actuarial losses on pension and post-employment plans	—	—	—	(59)	(59)	(8,902)	(8,961)
Gain (loss) on cash flow hedges	28,228	71,391	99,619	(111,071)	(11,452)	34,284	22,832
Total	28,228	71,151	99,379	(110,048)	(10,669)	25,917	15,248

d)	Legal reserve

This refers to the appropriation of 5% of the net income to a legal reserve, pursuant to the Company’s bylaws and in compliance with the Brazilian Corporate Law.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

e)	Profit retention reserve

The remaining balance of net income on March 31, 2014, after the allocations to the legal reserve and provisioning of dividends, approved at the Annual General Meeting, on July 28, 2014,was allocated to the profit retention reserve.

The remaining balance of net income on March 31, 2015, after the allocations to the legal reserve and provisioning of minimum dividends payable calculation, was appropriated to the profit retention reserve until its final destination is approved at the Annual General Meeting. Based on the Article 28 (vi ) of the Company's shareholder agreement, up to 80% of net income may be allocated to this statutory reserve for operations and new investments and projects, and shall not exceed the percentage of 80 % of the share capital.

Incentive tax reserve

This corresponds to the effect of the tax incentive recognized by the subsidiary Raízen Caarapó Açúcar e Álcool Ltda. (“Caarapó”) on the consolidated shareholders’ equity. Caarapó entered into an agreement with the governemnt of the State of Mato Grosso do Sul, which grants a tax benefit of 67% on the ICMS payable generated from the manufacturing process of sugar in the state.

f)	Earnings per share

Basic earnings per share are calculated by dividing the net income attributable to the shareholders by the weighted average of common shares outstanding during the year.

The table below sets out the data on net income and shares used to calculate basic and diluted earnings per share for the years ended March 31, 2015, 2014 and 2013 (in thousands, except in the case of amounts per share):

Basic and Diluted:

	2015	2014	2013
Numerator
Net income for the year	110,999	140,883	354,710
Profit available to preferred shareholders	(16,012)	(43,636)	(66,877)
Profit available to common shareholders	94,987	97,247	287,833

Denominator:
Weighted average of number of outstanding common shares (in thousands)	5,902,596	5,902,596	5,305,629
Basic and diluted earnings per common share (reais per share)	0.02	0.02	0.05

The Company does not have outstanding common shares that may give rise to a dilution or debt convertible into common shares. Therefore, basic and diluted earnings per share are equal.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

22.	Net sales

	2015	2014	2013
Gross sales of products and services	10,330,454	10,055,383	9,063,189
Sales taxes and deductions	(591,317)	(600,162)	(594,951)
Net sales	9,739,137	9,455,221	8,468,238

The sales are also segregated in the following items:

	2015	2014	2013
Products and services revenue	9,703,302	9,182,269	8,192,289
Hedge accounting loss	(190,693)	—	7,368
Hedge accounting gain	231,740	261,929	268,581
Commodities derivatives gain	(5,212)	11,023	—
	9,739,137	9,455,221	8,468,238

23.	Information by segment

The management of Raízen Energia have defined the ethanol, sugar and bioenergy ("EAB") segment as the only operating segment, based on reports used by the Chief Executive Officer (“CEO”) and the Board of Directors, in regard to making key decisions about strategic and operational matters. The performance goals for evaluation purposes are defined and monitored for the EAB segment as a whole.

The EAB segment comprises the production and sale of ethanol and sugar originating from sugarcane processing, as well as energy cogeneration from the burning of the sugarcane bagasse.

Since the assets are equally used to produce sugar, ethanol and bioenergy, there is no disclosure of these assets by business segment.

The Company monitors the net operating revenue deriving from the sale of its products in the domestic and foreign markets, as follows:

	2015	2014	2013
Net sales
Foreign market (1)	5,626,797	5,582,123	5,473,976
Domestic market	4,112,340	3,873,098	2,994,262

Total	9,739,137	9,455,221	8,468,238

(1) Includes sales made to customers in Brazil under the export-related category.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

The net sales are segregated by product as follows:

	2015	2014	2013
Net sales
Sugar	4,242,437	4,353,084	4,353,994
Ethanol	4,682,031	4,464,527	3,299,938
Power	604,003	403,845	569,709
Other products and services	210,666	233,765	244,597
Total	9,739,137	9,455,221	8,468,238

The percentage of net sales by geographic area is as follows:

Geographic area	2015	2014	2013
Brazil	46.80%	45.81%	40.27%
Europe	23.35%	30.52%	29.59%
Asia	21.11%	13.26%	15.75%
Central America	2.07%	3.25%	7.57%
North America	5.57%	2.39%	5.81%
Africa and Oceania	1.10%	4.77%	1.01%
Total	100.00%	100.00%	100.00%

The main EAB customers in the years ended March 31, 2015 and 2014, which individually account for 5% or more of the Company's total revenue, were as follows:

Customer	2015	2014	2013
Raízen Combustíveis S.A.	10.89%	15.30%	6.23%
Wilmar Sugar Pte Ltd	13.51%	7.75%	10.16%
Sucden	6.88%	7.86%	9.84%
Camil Alimentos S.A.	5.60%	5.12%	-
Cosan S.A. Indústria e Comércio	-	-	3.55%
Petrobrás	-	-	0.24%

24.	Statement of income by nature

a)	Reconciliation of expenses by nature

The Company has chosen to disclose its statement of income by function, and therefore below it presents the details by nature:

	2015	2014	2013
Raw materials	4,058,475	4,064,982	3,327,136
Depreciation and amortization	1,908,125	1,709,935	1,706,819
Personnel expenses	1,011,098	936,800	866,522
Cutting, loading and transport (“CCT”)	685,931	737,132	571,271
Maintenance materials	359,254	300,624	383,237
Contracted labor	167,579	191,171	233,042
Biological assets and agricultural products	31,383	73,361	227,746
Rents and leasing	201,741	217,991	209,892
Other expenses	693,111	487,756	267,853
	9,116,697	8,719,752	7,793,518

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

b)	Classified as:

	2015	2014	2013
Costs of sales	8,064,341	7,542,579	6,698,108
Selling expenses	564,863	637,316	605,164
General and administrative expenses	487,493	539,857	490,246
	9,116,697	8,719,752	7,793,518
25.	Other operating income, net

	2015	2014	2013
Other operating income
Capital gain on dilution of equity interest (Nota 11.c 1.iii)	30,333	-	-
Reversal of provision for onerous contracts	-	1,079	14,951
Gain in fair value of shares (i)	40,366	-	-
Revenue – tax incentive – ICMS (Note 17)	50,217	25,260	22,930
Income from sale of property, plant and equipment	10,868	33,813	3,689
Revenue from sale of scrap and waste	8,670	10,211	8,562
Gain on sale of ratoon	3,444	-	-
Gain from port operations	3,294	8,779	1,396
Other income	4,248	7,244	-
	151,440	86,386	51,528
Other operating expenses
Impairment of intangible assets (Note 14)	(55,060)	(6,569)	-
Provision for claims and paid indemnities (Note 19)	(8,333)	(25,197)	(3,502)
Provision for property, plant and equipment and intangible losses (Note 13 e 14)	(9,027)	5,792	-
Provision for hybrid contingencies	(7,680)	-	-
Other expenses	-	-	(185)
	(80,100)	(25,974)	(3,687)
	71,340	60,412	47,841

(i) On March 10, 2015, the Company signed a Stock Purchase Agreement relating to the sale of 5,573,319 shares of Codexis, Vivo and Vivo Fund Affiliates, together "Vivo". The traded value was US$ 15,500, equivalent to approximately R$ 48,513. The sales of the share, at a fair value, resulted in a gain of R$ 40,366, recorded as “other operation income”.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

26.	Finance income (expenses), net

	2015	2014	2013
Finance expenses
Interest	(600,514)	(443,560)	(399,615)
	—	—	(5,710)
Indexation credits	(71,644)	(58,754)	(60,067)
Bank expenses	(14,732)	(7,529)	(546)
	(686,890)	(509,843)	(465,938)
Less: capitalized amounts on qualified assets (Note 13)	30,951	44,296	41,940
	(655,939)	(465,547)	(423,998)

Finance income
Income from financial investments	230,097	114,898	91,804
Interest	222,002	96,207	68,800
Indexation charges	14,983	28,316	24,903
Financial instrument measured at fair value through profit or loss	—	12,516	—
Discounts earned	695	258	65
	467,777	252,195	185,572

Foreign exchange variance (1)	(1,042,138)	(292,073)	(27,519)

Effect of derivatives, net (2)	518,065	(67,506)	(55,662)

	(712,235)	(572,931)	(321,607)

(1)	Includes currency losses, net, on foreign currency-denominated assets and liabilities

(2)	Includes realized and unrealized option, swap and non deliverable forward (“NDFs”) transactions.

27.	Financial instruments

Management of financial risk

a)	Overview

The Company has exposure to the following risks deriving from the use of financial instruments:

•	Price risk

•	Foreign exchange risk

•	Interest rate risk

•	Credit risk

•	Liquidity risk

This note provides information about the exposure to each risk, as well as the objectives, practices and processes used to measure and manage the risks. Additionally, this note provides information regarding the Company’s management of capital.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

b)	Risk management framework

The Company has specific treasury and trading policies that define the way in which risk management shall be effected. To monitor the activities and ensure compliance with the Group’s policies it has two committees: (i) the Risk Committee, which meets on a weekly basis to analyze the performance of commodities (mainly sugar) and exchange markets and decide on the hedge positions and pricing strategies of sugar exports, in order to reduce the adverse effects of changes in price and exchange rates, and to monitor liquidity and counterparty (credit) risks; and (ii) the Ethanol Committee, which meets on a monthly basis in order to analyze the risks related to the sale of ethanol and the adequacy of the limits set in risk policies.

The Company is exposed to market risks. The main market risks to which it is exposed are: (i) volatility of sugar and ethanol prices, (ii) volatility of the exchange rate and, (iii) volatility of the interest rate. The contracting of financial instruments for hedging purposes is made based on a periodic analysis of the exposure to risk that management intends to cover.

As at March 31, 2015 and 2014, the fair values relating to derivative financial instruments transactions for hedging or other purposes were measured at fair value using observable inputs, such as prices quoted in active markets or discounted cash flows based on market curves, and were as follows:

	Notional		Fair value
	2015	2014	2015	2014
Price risk
Derivatives
Futures contracts	1,660,432	1,336,437	409,316	(12,053)
	1,660,432	1,336,437	409,316	(12,053)
Exchange rate risk
Exchange rate derivative
Futures contracts	(616,923)	(326,525)	(2,558)	705
Forward contracts	(650,675)	1,810	134,478	42,310
Exchange rate lock-in	(5,974)	227,698	1,191	21,106
Exchange rate swap	(2,685,844)	813,891	256,170	(23,595)
	(3,959,416)	716,874	389,281	40,526
Interest rate risk
Interest derivatives	(561,400)	1,088,503	(4,321)	(5,056)
	(561,400)	1,088,503	(4,321)	(5,056)
Total			794,276	23,417

Total current assets			759,306	200,588
Total non-current assets			315,279	1,109

Total assets			1,074,585	201,697
Total current liabilities			(224,078)	(166,175)
Total non-current liabilities			(56,231)	(12,105)

Total liabilities			(280,309)	(178,280)

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

c)	Price risk

This risk derives from the possibility of oscillations in the market prices of goods sold by the Company – mainly VHP sugar (sugar #11), refined sugar (#5 or white sugar) and ethanol – mainly through the subsidiary Raízen Trading LLP. These price fluctuations can cause substantial changes in the revenue from the Company’s sales. To minimize this risk, the Company always monitors the market, so as to be prepared for price fluctuations. In the table below the positions of derivative financial instruments to cover risks of commodities price are shown:

Price risk: Outstanding derivatives of products in 2015
Derivatives	Purchased/ Sold	Market	Contract	Maturity	Notional (units)	Notional (R$ thousands)	Fair value (R$ thousands)

Future	Sold	NYSE LIFFE	Sugar#5	Apr/15	5,050 t	6,429	671
Future	Sold	NYSE LIFFE	Sugar#5	Jul/15	5,850 t	7,710	1,125
Future	Sold	NYSE LIFFE	Sugar#5	Sep/15	7,800 t	10,474	1,676
Future	Sold	NYSE LIFFE	Sugar#5	Nov/15	2,850 t	3,907	628
Future	Sold	ICE	Sugar#11	Apr/15	386,047 t	418,630	92,907
Future	Sold	ICE	Sugar#11	Jun/15	474,545 t	544,920	140,164
Future	Sold	ICE	Sugar#11	Sep/15	611,508 t	729,414	181,025
Future	Sold	ICE	Sugar#11	Feb/16	145,701 t	179,934	36,597
Future	Sold	ICE	Sugar#11	Jun/16	44,858 t	48,177	3,919
Future	Sold	ICE	Sugar#11	Sep/16	43,537 t	46,876	3,398
Future	Sold	OTC	Sugar#11	Sep/15	-	-	687
Sub-total of future sugar sold					1,727,746 t	1,996,471	462,797

Future	Purchased	NYSE LIFFE	Sugar#5	Apr/15	(1,300) t	(1,591)	(109)
Future	Purchased	ICE	Sugar#11	Apr/15	(231,913) t	(253,183)	(57,508)
Future	Purchased	ICE	Sugar#11	Jun/15	(50,294) t	(56,392)	(13,494)
Future	Purchased	ICE	Sugar#11	Sep/15	(28,500) t	(31,756)	(6,197)
Future	Purchased	ICE	Sugar#11	Feb/16	(9,500) t	(11,511)	(2,165)
Future	Purchased	ICE	Sugar#11	Apr/16	(1,016) t	(1,064)	(60)
Future	Purchased	ICE	Sugar#11	Jun/16	(1,016) t	(1,062)	(60)
Sub-total of future sugar purchased					(323,539) t	(356,559)	(79,593)
Sub-total of future sugar					1,404,207 t	1,639,912	383,204
Future	Sold	BMFBovespa	Ethanol	Mar/15	17,700 m³	31,729	71
Future	Sold	BMFBovespa	Ethanol	May/15	7,860 m³	9,550	-
Future	Sold	BMFBovespa	Ethanol	Jul/15	600 m³	720	6
Future	Sold	BMFBovespa	Ethanol	Aug/15	3,150 m³	3,797	43
Future	Sold	BMFBovespa	Ethanol	Sep/15	2,400 m³	2,940	-
Future	Sold	BMFBovespa	Ethanol	Oct/15	2,400 m³	2,988	-
Future	Sold	BMFBovespa	Ethanol	Nov/15	900 m³	1,146	-
Future	Sold	BMFBovespa	Ethanol	Dec/15	900 m³	1,165	(7)
Future	Sold	NYMEX	Ethanol	Apr/15	17,488 m³	7,360	1,640
Future	Sold	NYMEX	Ethanol	May/15	12,719 m³	5,515	1,663
Future	Sold	NYMEX	Ethanol	Jun/15	12,719 m³	5,515	1,711
Future	Sold	NYMEX	Ethanol	Jul/15	1,590 m³	615	(17)
Future	Sold	NYMEX	Ethanol	Aug/15	1,590 m³	615	2
Future	Sold	NYMEX	Ethanol	Sep/15	1,590 m³	615	22
Future	Sold	CHGOETHNL	Ethanol	Apr/15	152,800 m³	198,677	10,160
Future	Sold	CHGOETHNL	Ethanol	May/15	56,800 m³	80,502	9,382
Future	Sold	CHGOETHNL	Ethanol	Jun/15	53,600 m³	76,490	9,575
Future	Sold	CHGOETHNL	Ethanol	Jul/15	40,800 m³	49,443	(1,320)

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Future	Sold	CHGOETHNL	Ethanol	Aug/15	14,400 m³	17,343	(405)
Future	Sold	CHGOETHNL	Ethanol	Sep/15	14,400 m³	17,343	(225)
Future	Sold	CHGOETHNL	Ethanol	Oct/15	4,000 m³	4,808	(23)
Future	Sold	CHGOETHNL	Ethanol	Nov/15	21,600 m³	26,021	192
Future	Sold	CHGOETHNL	Ethanol	Dec/15	44,000 m³	52,739	250
Future	Sold	NYMEX	Ethanol	Jul/15	1,500 m³	2,344	(142)
Sub-total of future ethanol sold					487,506 m³	599,980	32,578

Future	Purchased	BMFBovespa	Ethanol	Mar/15	(26,310) m³	(31,729)	(105)
Future	Purchased	BMFBovespa	Ethanol	Apr/15	(6,750) m³	(8,066)	-
Future	Purchased	BMFBovespa	Ethanol	May/15	(750) m³	(284)	-
Future	Purchased	BMFBovespa	Ethanol	Jun/15	(600) m³	(718)	(8)
Future	Purchased	BMFBovespa	Ethanol	Jul/15	(600) m³	(720)	(6)
Future	Purchased	BMFBovespa	Ethanol	Oct/15	(150) m³	(187)	-
Future	Purchased	NYMEX	Ethanol	Apr/15	(15,899) m³	(6,406)	(576)
Future	Purchased	NYMEX	Ethanol	May/15	(11,129) m³	(4,629)	(828)
Future	Purchased	NYMEX	Ethanol	Jun/15	(11,129) m³	(4,629)	(869)
Future	Purchased	NYMEX	Ethanol	Jul/15	(4,770) m³	(1,860)	7
Future	Purchased	NYMEX	Ethanol	Aug/15	(1,590) m³	(616)	(5)
Future	Purchased	NYMEX	Ethanol	Sep/15	(1,590) m³	(616)	(25)
Future	Purchased	CHGOETHNL	Ethanol	Apr/15	(74,400) m³	(97,452)	(4,666)
Future	Purchased	CHGOETHNL	Ethanol	May/15	(88,160) m³	(113,782)	(3,737)
Future	Purchased	CHGOETHNL	Ethanol	Jun/15	(57,280) m³	(75,715)	(4,206)
Future	Purchased	CHGOETHNL	Ethanol	Jul/15	(29,600) m³	(36,416)	413
Future	Purchased	CHGOETHNL	Ethanol	Aug/15	(56,000) m³	(68,421)	(372)
Future	Purchased	CHGOETHNL	Ethanol	Sep/15	(57,600) m³	(70,496)	(441)
Future	Purchased	CHGOETHNL	Ethanol	Oct/15	(51,200) m³	(61,182)	567
Future	Purchased	CHGOETHNL	Ethanol	Nov/15	(33,600) m³	(39,969)	209
Future	Purchased	CHGOETHNL	Ethanol	Dec/15	(11,200) m³	(13,251)	8
Future	Purchased	CHGOETHNL	Ethanol	Jul/15	(1,500) m³	(2,453)	33

Subtotal of future ethanol purchased					(541,807) m³	(639,597)	(14,607)

Physical fixed	Sold	CHGOETHNL	Etanol	Apr-Oct/15	176,304 m³	288,193	17,945
Physical fixed	Purchased	CHGOETHNL	Etanol	Apr-Oct/15	(146,184) m³	(228,056)	(9,804)

Subtotal of physical fixed ethanol					30,120 m³	60,137	8,141
Subtotal of future ethanol						20,520	26,112
Total of products						1,660,432	409,316

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Price risk: Outstanding derivatives of products in 2014
Derivatives	Purchased/ Sold	Market	Contract	Maturity	Notional (units)	Notional (R$ thousands)	Fair value (R$ thousands)

Future	Sold	ICE	Sugar#11	Apr/14	248,017 t	221,316	1,435
Future	Sold	ICE	Sugar#11	Jun/14	631,219 t	565,834	(5,114)
Future	Sold	ICE	Sugar#11	Sep/14	673,081 t	608,587	(14,326)
Future	Sold	ICE	Sugar#11	Feb/15	148,241 t	141,318	(460)
Future	Sold	ICE	Sugar#11	Sep/15	24,994 t	23,071	(360)
Future	Sold	ICE	Sugar#11	Jun/16	7,264 t	6,698	(156)
Future	Sold	ICE	Sugar#11	Sep/16	5,943 t	5,541	(102)
Future	Sold	NYSE LIFFE	Sugar#5	Apr/14	1,650 t	1,803	32
Future	Sold	NYSE LIFFE	Sugar#5	Jul/14	3,500 t	3,849	(9)
Sub-total of future sugar sold					1,743,909 t	1,578,017	(19,060)

Future	Purchased	ICE	Sugar#11	Apr/14	(58,016 t)	(47,362)	4,072
Future	Purchased	ICE	Sugar#11	Jun/14	(10,058 t)	(8,553)	546
Future	Purchased	ICE	Sugar#11	Sep/14	(3,200 t)	(2,659)	303
Future	Purchased	ICE	Sugar#11	Feb/15	(3,302 t)	(2,884)	274
Future	Purchased	NYSE LIFFE	Sugar#5	Apr/14	(100 t)	(99)	8
Sub-total of future sugar purchased					(74,676 t)	(61,557)	5,203
Sub-total of future sugar					1,669,233 t	1,516,460	(13,857)
Future	Sold	BMFBovespa	Ethanol	Jun/14	900 m³	1,039	(2)
Future	Sold	BMFBovespa	Ethanol	Jul/14	2,100 m³	2,352	16
Future	Sold	BMFBovespa	Ethanol	Aug/14	1,800 m³	2,007	50
Future	Sold	BMFBovespa	Ethanol	Sep/13	1,500 m³	1,695	30
Future	Sold	CHGOETHNL	Ethanol	Apr/14	131 m³	169,886	(60,734)
Future	Sold	CHGOETHNL	Ethanol	May/14	44 m³	52,036	(15,987)
Future	Sold	CHGOETHNL	Ethanol	Jun/14	43 m³	52,521	(9,165)
Future	Sold	CHGOETHNL	Ethanol	Jul/14	21 m³	24,076	(4,568)
Future	Sold	CHGOETHNL	Ethanol	Aug/14	12 m³	14,389	(18)
Future	Sold	CHGOETHNL	Ethanol	Sep/14	8 m³	11,233	(642)
Future	Sold	CHGOETHNL	Ethanol	Jan/15	25 m³	25,860	(1,223)
Sub-total of future ethanol sold					6,584 m³	357,094	(92,243)

Future	Purchased	CHGOETHNL	Ethanol	Apr/14	(92 m³)	(114,552)	56,598
Future	Purchased	CHGOETHNL	Ethanol	May/14	(41 m³)	(48,389)	15,348
Future	Purchased	CHGOETHNL	Ethanol	Jun/14	(38 m³)	(45,366)	8,352
Future	Purchased	CHGOETHNL	Ethanol	Jul/14	(13 m³)	(13,456)	3,930
Future	Purchased	CHGOETHNL	Ethanol	Aug/14	(5 m³)	(4,833)	1,165
Future	Purchased	CHGOETHNL	Ethanol	Sep/14	(3 m³)	(3,155)	681
Future	Purchased	CHGOETHNL	Ethanol	Dec/14	(25 m³)	(25,676)	(3)
Future	Purchased	CHGOETHNL	Ethanol	Jan/15	(50 m³)	(51,809)	656
					(267 m³)	(307,236)	86,727
Physical fixed	Sold	CHGOETHNL	Ethanol	Apr-Dec/14	272 m³	154,832	(53,835)
Physical fixed	Purchased	CHGOETHNL	Ethanol	Apr-Dec/14	(274 m³)	(384,713)	61,155
					(2 m³)	(229,881)	7,320
Subtotal of future ethanol					6,315 m³	(180,023)	1,804
Total of products						1,336,437	(12,053)

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

d)	Foreign exchange risk

This risk arises from the possibility of fluctuations in the exchange rates used by the Raízen Group to calculate export and import revenue, debt flows and other foreign currency denominated assets and liabilities. The Group uses derivatives transactions to manage cash flow risks arising from US dollar denominated export revenue, net of other foreign currency denominated cash flow. The table below shows the outstanding derivative positions as at December 31, 2015 and 2014, used to hedge against exchange rate risk:

Foreign exchange risk: Outstanding exchange rate derivatives in 2015
Derivatives	Purchased/Sold	Market	Contract	Maturity	Notional (US$ thousands)	Notional (R$ thousands)	Fair value (R$ thousands)

Future	Sold	BM&FBovespa	Commercial dollar	Apr/15	304,250	976,034	4,335
Future	Sold	BM&FBovespa	Commercial dollar	May/15	79,257	254,255	1,520
Future	Sold	BM&FBovespa	DDI	Jan/16	355,000	1,138,840	(5,575)
Subtotal future sold					738,507	2,369,129	280

Future	Purchased	BM&FBovespa	Commercial dollar	Apr/15	(409,250)	(1,312,874)	(5,832)
Future	Purchased	BM&FBovespa	Commercial dollar	May/15	(166,564)	(534,338)	(2,581)
Future	Purchased	BM&FBovespa	DDI	Jan/16	(355,000)	(1,138,840)	5,575
Subtotal future purchased					(930,814)	(2,986,052)	(2,838)

Forward	Purchased	OTC/Cetip	NDF	Apr/15	(150,000)	(435,840)	45,521
Forward	Purchased	OTC/Cetip	NDF	May/15	(150,000)	(485,032)	(550)
Forward	Purchased	OTC/Cetip	NDF	Jan/16	(250,000)	(659,595)	186,618
Forward	Sold	OTC/Cetip	NDF	Apr/15	320,000	929,792	(97,111)
Subtotal forward purchased/sold					(230,000)	(650,675)	134,478

Exchange rate lock	Sold	OTC	Exchange rate lock	Apr/15	947	3,039	628
Exchange rate lock	Purchased	OTC	Exchange rate lock	Apr/15	(3,100)	(9,013)	563
Subtotal exchange rate lock-in					(2,153)	(5,974)	1,191

Exchange rate swap (1)	Fixed Dollar/CDI	BMF	Exchange rate swap	Feb/17	(100,000)	(320,800)	28,245
Exchange rate swap (1)	Fixed Dollar/CDI	BMF	Exchange rate swap	Mar/19	(600,000)	(1,924,800)	263,235
Exchange rate swap (1)	Fixed Dollar/CDI	BMF	Exchange rate swap	Oct/21	(70,890)	(227,416)	(51,791)
Exchange rate swap (1)	Fixed Dollar/CDI	BMF	Exchange rate swap	Jan/22	(42,964)	(137,828)	15,362
Exchange rate swap (1)	Fixed Dollar/CDI	BMF	Exchange rate swap	Feb/17	(23,379)	(75,000)	1,119
Subtotal exchange rate swap					(837,233)	(2,685,844)	256,170
Total of exchange rate					(1,261,693)	(3,959,416)	389,281

(1) In June 2012, the Company entered into an intercompany interest and foreign currency swap, between Raízen Energia and Raízen Combustíveis, in which Raízen Energia receives a fixed exchange rate and pays an interest rate of 100% of CDI. The fair value of this swap on March 31, 2014 is R$ 23,595.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Foreign exchange risk: Outstanding exchange rate derivatives in 2014
Derivatives	Purchased/Sold	Market	Contract	Maturity	Notional (US$ thousands)	Notional (R$ thousands)	Fair value (R$ thousands)

Future	Sold	BM&FBovespa	Commercial dollar	May/14	126,250	288,479	(355)
Future	Sold	BM&FBovespa	DDI	May/14	150,000	339,450	(398)
Subtotal future sold					276,250	627,929	(753)

Future	Purchased	BM&FBovespa	Commercial dollar	Jul/14	(265,000)	(615,004)	766
Future	Purchased	BM&FBovespa	DDI	Jan/16	(150,000)	(339,450)	692
Subtotal future purchased					(415,000)	(954,454)	1,458

Forward	Sold	OTC/Cetip	NDF	Jan/14	210,000	497,063	21,824
Forward	Purchased	OTC/Cetip	NDF	Apr/14	(1,132)	(2,562)	(29)
Forward	Purchased	OTC/Cetip	NDF	Apr /14	(337)	(762)	16
Forward	Purchased	OTC/Cetip	NDF	May/14	(855)	(1,934)	(103)
Forward	Purchased	OTC/Cetip	NDF	Jun/14	(1,046)	(2,366)	(122)
Forward	Purchased	OTC/Cetip	NDF	Jul/14	(160,000)	(343,912)	26,727
Forward	Purchased	OTC/Cetip	NDF	Oct/14	(394)	(891)	(3)
Forward	Purchased	OTC/Cetip	NDF	Oct/14	(323)	(731)	9
Forward	Purchased	OTC/Cetip	NDF	Jan/16	(50,000)	(142,095)	(6,009)
Subtotal forward purchased/sold					(4,087)	1,810	42,310

Exchange rate lock	Sold	OTC	Exchange rate lock	Aug/14	100,000	258,240	21,797
Exchange rate lock	Purchased	OTC	Exchange rate lock	Apr/14	(5,895)	(13,341)	(306)
Exchange rate lock	Purchased	OTC	Exchange rate lock	May/14	(5,250)	(11,880)	(111)
Exchange rate lock	Purchased	OTC	Exchange rate lock	Jun/14	(1,120)	(2,536)	(98)
Exchange rate lock	Purchased	OTC	Exchange rate lock	Oct/14	(4,191)	(9,485)	(94)
Exchange rate lock	Purchased	OTC	Exchange rate lock	Nov/14	(4,342)	(9,825)	(87)
Exchange rate lock	Purchased	OTC	Exchange rate lock	Dec/14	(5,454)	(12,341)	(114)
Exchange rate lock	Purchased	OTC	Exchange rate lock	Jan/15	(6,817)	(15,427)	(141)
Exchange rate lock	Sold	OTC	Exchange rate lock	Apr/14	4,396	9,947	101
Exchange rate lock	Sold	OTC	Exchange rate lock	May/14	4,612	10,437	100
Exchange rate lock	Sold	OTC	Exchange rate lock	Jun/14	921	2,084	83
Exchange rate lock	Sold	OTC	Exchange rate lock	Oct/14	4,132	9,352	(7)
Exchange rate lock	Sold	OTC	Exchange rate lock	Dec/14	5,512	12,473	(17)
Subtotal exchange rate lock-in					86,504	227,698	21,106

Exchange rate swap (1)	Fixed Dollar/CDI	BMF	Exchange rate swap	Apr/14	92,949	210,344	(5,131)
Exchange rate swap (1)	Fixed Dollar/CDI	BMF	Exchange rate swap	May/14	89,578	202,715	(5,798)
Exchange rate swap (1)	Fixed Dollar/CDI	BMF	Exchange rate swap	Jun/14	88,932	201,252	(6,174)
Exchange rate swap (1)	Fixed Dollar/CDI	BMF	Exchange rate swap	Jul/14	88,193	199,580	(6,492)
Subtotal exchange rate swap					359,652	813,891	(23,595)
Total of exchange rate					303,319	716,874	40,526

On March 31, 2015 and 2014, the Company presented the following net balance sheet exposure to the US dollar variance in assets and liabilities denominated in US dollars:

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

	2015		2014
	R$	US$ (in thousands)	R$	US$ (in thousands)
Cash and cash equivalents (Note 3)	403,799	125,873	142,296	62,879
Restricted cash (Note 4)	30,651	9,555	118,889	52,536
Trade notes receivable abroad (Note 5)	129,471	40,359	162,557	71,833
Related parties (Note 10)	(450,282)	(140,362)	496,027	219,190
Loans and financing (Note 16)	(4,619,226)	(1,439,908)	(3,128,269)	(1,382,355)
Derivatives (Note 27)	794,276	247,592	23,417	10,348

Foreign exchange exposure, net	(3,711,311)	(1,156,891)	(2,185,083)	(965,569)

e)	Effects of hedge accounting

On April 1, 2011, the Company formally designated its transactions subject to hedge accounting for derivatives used to hedge cash flows from VHP sugar export revenues, by documenting: (i) the hedge relationship, (ii) the Group’s risk management goal and strategy in contracting the hedge, (iii) the identification of the financial instrument, (iv) the hedged item or transaction, (v) the nature of the risk to be hedged, (vi) the description of the hedge relationship, (vii) the correlation between the hedge and the hedged item, and (viii) the retrospective and prospective statement of hedge effectiveness. The Group designated the Sugar#11 (NYBOT or OTC) derivatives to hedge the price risk and NDFs to hedge the currency risk, as shown in items (c) and (d) of this note.

The Company accounted for gains and losses considered as effective for hedge accounting purposes in a specific account in shareholders’ equity, until the hedged item affects income, when such gain or loss of each designated instrument should affect profit or loss in the same line item as the hedged item (in this case, sales revenue). On March 31, 2015 and 2014, the impacts accounted for in the Company’s shareholders’ equity and the estimated realization in the income statement were as follows:

As at March 31, 2015
			Realization period
Derivative	Market	Risk	2015/16	2016/15	Total
Future	OTC / NYBOT	Sugar#11	388,130	7,318	395,448
Future	BM&FBovespa	Ethanol	(178)	-	(178)
Advance on export Contracts and PPE	Debt	Exchange rate	(360,652)	-	(360,652)

			27,300	7,318	34,618
(-) Deferred taxes			(9,295)	(2,491)	(11,786)
Effect in equity in 2015			18,005	4,827	22,832

As at March 31, 2014
			Realization period
Derivative	Market	Risk	2014/15	2015/16	Total
Future	OTC / NYBOT	Sugar#11	(16,377)	(915)	(17,292)
Future	BM&FBovespa	Ethanol	(61)	-	(61)

			(16,438)	(915)	(17,353)

(-) Deferred taxes			5,590	311	5,901
Effect in equity in 2014			(10,848)	(604)	(11,452)

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Below are the changes in the balances of other comprehensive income during the year:

Cash flow hedge

Balance on March 31, 2013	99,619
Gains/(losses) in the year:
Futures contracts and commodities swap contracts	94,173
Recycled to statement of income
Sales / finance result	(262,465)
Financial income	91,929
Total effect in adjustment for equity valuation from cash flow hedge (before deferred taxes)	(168,292)
Effect of deferred taxes in equity valuation adjustment	57,221
(111,071)
Balance on March 31, 2014	(11,452)

Gains/(losses) in the year:
Futures contracts for commodities	649,186
Exchange rate lock	(1,780)
Advance on export contracts and PPE	(549,564)
Recycled to statement of income
Sales revenue – commodities	(231,740)
Sales revenue – foreign exchange	190,693
Financial income	(4,830)
Total effect in adjustment for equity valuation from cash flow hedge (before deferred taxes)	51,965
Effect of deferred taxes in equity valuation adjustment	(17,681)
34,284
Balance on March 31, 2015	22,832

There are no gains or losses recognized in the statement of income that is related to the infectiveness of the Company’s hedge’s relationships.

f)	Interest rate risk

The Company monitors fluctuations in floating interest rates pegged to some debts (mainly those pegged to the LIBOT risk) and it makes use of derivatives to minimize these risks. The table below shows the outstanding derivative positions as at March 31, 2015 and 2014, used to hedge against the interest rate risk:

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Interest rate risk: Outstanding interest rate derivatives in 2015
Derivatives	Assets/ Liabilities	Market	Maturity	Notional (US$ thousands)	Notional (R$ thousands)	Fair value (R$ thousands)
Interest swap rate	Interest swap	OTC	Sep/17	(75,000)	(240,600)	(1,281)
Interest swap rate	Interest swap	OTC	Mar/19	(100,000)	(320,800)	(3,040)
Subtotal interest swap				(175,000)	(561,400)	(4,321)

Future	BM&FBovespa	DI	Jan/16	366,272	1,175,000	675
Future	BM&FBovespa	DI	Jan/16	(366,272)	(1,175,000)	(675)

Subtotal of futures sold				-	-	-
Total interest on March 31, 2015				(175,000)	(561,400)	(4,321)

Interest rate risk: Outstanding interest rate derivatives in 2014
Derivatives	Assets/ Liabilities	Market	Maturity	Notional (US$ thousands)	Notional (R$ thousands)	Fair value (R$ thousands)
Interest swap rate	Interest swap	OTC	Dec/15	231,000	522,753	(821)
Interest swap rate	Interest swap	OTC	Jan/16	175,000	396,025	(4,657)
Interest swap rate	Interest swap	OTC	Sep/17	75,000	169,725	306

Subtotal interest swap				481,000	1,088,503	(5,172)

Future	BM&FBovespa	DI	Jan/16	-	(521,000)	110
Future	BM&FBovespa	DI	May/14	-	521,000	6
				-	-	116

Total Interest				481,000	1,088,503	(5,056)

g)	Credit risk

A significant portion of the sales made by the Company is to a selected group of best-in-class counterparties, i.e. trading companies, fuel distribution companies and large supermarket chains.

Credit risk is managed through specific parameters for client acceptance, analysis of credit and setting of limits for customer exposure, including the requirement of a letter of credit from prime banks and the obtaining of real guarantees, when applicable. Management believes that the credit risk is substantially covered by the allowance for doubtful accounts.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

The limits for individual risks are determined based on internal or external classifications according to the limits determined by the Company’s management. The use of the credit limits is regularly monitored. No credit limits were exceeded during the period, and nanagement does not expect any losses from default by these counterparties in excess of the amount already provided.

The Company operates goods derivatives in futures and options markets in the New York Board of Trade (“NYBOT”) and in the London International Financial Futures and Options Exchange (“LIFFE”), as well as in the over-the-counter market, with selected counterparties. The Group operates derivatives from exchange fees and commodities in BM&FBovespa and in over-the-counter contracts registered in CETIP, mainly with the major national and international banks that considered to have the international risk classification of investment grade.

Guarantee margins – Derivative operations on commodity exchanges (NYBOT, LIFFE and BM&FBovespa) require an initial guarantee margin. On March 31, 2015, the total margin deposited was R$85,482, of which R$ 54,831 was in restricted investments and R$ 30,651 was in the margin of derivative transactions. The total margin deposited on March 31, 2014, was R$ 180,715, of which R$ 61,826 was in restricted investments and R$ 118,889 was in the margin of derivative transactions. The derivatives transactions of the Group in the market do not require a margin in guarantee.

The credit risk on cash and cash equivalents, comprised mainly of investment funds and CDBs (Note 3), is distributed among the main national and international banks rated by international risk rating agencies as investment grade.

h)	Liquidity risk

Liquidity risk is the risk of the Group facing difficulties to perform obligations associated with its financial liabilities that are settled with spot cash payments or with another financial asset. The approach of the Group to the management of liquidity is to ensure, to the maximum extent, that it always has sufficient liquidity to perform its obligations as they mature, under normal and stressful conditions, without causing losses that are unacceptable or have the risk of being detrimental to the Group’s reputation.

The table below shows the financial liabilities by maturity:

	2015					2014
	Up to 1 year	Up to 2 years	3 to 5 years	Over 5 years	Total	Total

Loans and financing	1,470,647	2,500,252	5,482,971	4,002,780	13,456,650	9,790,566
Related parties	243,454	-	1,185,565	1,154,650	2,583,669	1,031,093
	1,714,101	2,500,252	6,668,536	5,157,430	16,040,319	10,821,659

i)	Debt acceleration risk

As at March 31, 2015 and 2014, the Company was subject to certain covenants under its loans and financing, related to cash generation, a debt to equity ratio and others. These covenants are being fully complied with by the Company and do not place any restrictions on its operations.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

j)	Fair value

The fair value of financial assets and liabilities is represented by the amount for which an instrument could be exchanged in a current transaction between willing parties, and not by way of forced sale or settlement. The following methods and assumptions were used to estimate fair value.

The fair value of cash and cash equivalents, trade receivables, other financial assets, trade payables to suppliers, dues to/from related parties, and other short-term payables approximates their book values, mainly due to the short-term maturity of these instruments. The fair value of other long-term assets and liabilities do not significantly differ from their book values.

The fair value of loans and financing mainly approximates their book values since these financial instruments are subject to floating interest rates (Note 16). The fair value of tradable Senior Notes is based on price quotations at the financial statements date. As at March 31, 2015, the fair value of Senior Notes maturing in 2017 (Note 16) corresponded to 107.25% of its face value (110.43% in 2014).

The Company contracts derivative financial instruments with different counterparties, including financial institutions with the credit ranking of investment grade or higher. The derivatives evaluated using evaluation techniques with observable market data, mainly refer to swaps of interest rates, forward exchange and commodities contracts. The assessment techniques often applied include pricing models for forward contracts and swaps, for which calculations are made upon the current amount. The models incorporate different data, including those referring to the credit quality of the counterparties, the exchange rates at sight and long-term, the interest rates and the long-term rates for the commodity.

The financial instruments categories are presented as follows:

		Carrying value		Fair value
	Measurement basis	2015	2014	2015	2014
Financial assets
Cash and cash equivalents, except financial investments (Note 3)	Loans and financing	266,598	194,021	266,598	194,021
Financial investments (Note 3)	Fair value through statement of income	3,528,689	1,576,994	3,528,689	1,576,994
Restricted cash (Note 4)	Loans and financing	131,311	251,803	131,311	251,803
Trade accounts receivable (Note 5)	Loans and financing	331,638	356,004	331,638	356,004
Derivative financial instruments (2)	Fair value through statement of income	1,074,585	201.697	1,074,585	201,697
Related parties (Note 10)	Loans and financing	2,197,252	1,563,831	2,197,252	1,563,831
Other financial assets (Note 9)	Loans and financing	981,351	903,947	981,351	903,947
		8,511,424	5,048,297	8,511,424	5,048,297

Financial liabilities
Loans and financing (1) (Note 16)	Amortized cost	(10,425,643)	(7,633,519)	(10,519,742)	(7,729,015)
Derivative financial instruments	Fair value through statement of income	(280,309)	(178,280)	(280,309)	(178,280)
Trade accounts payable (Note 15)	Amortized cost	(568,296)	(637,863)	(568,296)	(637,863)
Related parties (Note 10)	Amortized cost	(2,421,819)	(1,024,395)	(2,421,819)	(1,024,395)
		(13,696,067)	(9,474,057)	(13,790,166)	(9,569,553)

(1)	Stated net of securities placement expenses.

(2)	On March 31, 2015, included derivatives designated as hedge instruments in the amount of R$ 34,618 (R$ 17,353 in 2014).

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Fair value hierarchy

The Company uses the following hierarchy to determine and disclose the fair value of financial instruments using the valuation technique:

•	Level 1 – quoted prices (not adjusted) in active markets for identical assets and liabilities;

•	Level 2 – other techniques for which all inputs with significant effects on the fair value are observable, either directly or indirectly; and

•	Level 3 – techniques that use inputs with significant effects on fair value not based on observable market input.

Assets and (liabilities) at fair value	Level 1	Level 2	Total

March 31, 2014
Cash and cash equivalents, except financial investments (Note 3)	—	194,021	194,021
Financial investments	—	1,576,994	1,576,994
Restricted cash (Note 4)	—	251,803	251,803
Trade accounts receivable (Note 5)	—	356,004	356,004
Derivative financial assets	130,730	70,967	201,697
Related parties (Note 10)	—	1,563,831	1,563,831
Other financial assets (Note 9)	—	903,947	903,947
Loans and financing (1) (Note 16)	—	(7,729,015)	(7,729,015)
Derivative financial liabilities	(141,962)	(36,318)	(178,280)
Trade accounts payable (Note 15)	—	(637,863)	(637,863)
Related parties (Note 10)	—	(1,024,395)	(1,024,395)
Total	(11,232)	(4,510,024)	(4,521,256)

	Level 1	Level 2	Level 3	Total

March 31, 2015
Cash and cash equivalents, except financial investments (Note 3)	—	266,598	—	266,598
Financial investments	—	3,528,689	—	3,528,689
Restricted cash (Note 4)	—	131,311	—	131,311
Trade accounts receivable (Note 5)	—	331,638	—	331,638
Derivative financial assets	533,293	540,605	687	1,074,585
Related parties (Note 10)	—	2,197,252	—	2,197,252
Other financial assets (Note 9)	—	981,351	—	981,351
Loans and financing (1) (Note 16)	—	(10,519,742)	—	(10,519,742)
Derivative financial liabilities	(127,221)	(153,088)	—	(280,309)
Trade accounts payable (Note 15)	—	(568,296)	—	(568,296)
Related parties (Note 10)	—	(2,421,819)	—	(2,421,819)
Total	406,072	(5,685,501)	687	(5,278,742)

On March 31, 2015 and 2014, there were no transfers between the aforementioned levels to determine the fair value of financial instruments.

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

k)	Sensitivity analysis

The following analysis is a sensitivity analysis of the fair value of financial instruments in accordance with the risk types considered relevant by the Company.

Assumptions for sensitivity analysis

For the analysis, the Company adopted three scenarios, one being probable and two that include the effects of impairment in the fair value of the Group’s derivative financial instruments. The probable scenario was defined based on the future markets of sugar and the dollar as at March 31, 2015 and 2014, being the same markets that determine the fair value of the derivatives at that date. The possible adverse and remote scenarios were established in view of adverse impacts of 25% and 50% on the curves in the prices of the U.S. dollar and sugar, which were considered as the basis for the probable scenario.

Sensitivity table

The Company and its subsidiaries made two simulations involving appreciations and depreciations of exchange rates (R$/US$) by +/- 25% (possible) and +/- 50% (remote):

Sugar prices simulation (US$/Ton) March 31, 2015
		Scenario
Maturity	Balance sheet date	25%	50%	-25%	-50%
April 30, 2015	11.93	14.91	17.9	8.95	5.97
June 30, 2015	12.06	15.08	18.09	9.05	6.03
September 30, 2015	12.68	15.85	19.02	9.51	6.34
February 29, 2016	13.91	17.39	20.87	10.43	6.96
April 29, 2016	13.98	17.48	20.97	10.49	6.99
June 30,2016	13.95	17.44	20.93	10.46	6.98
September 30, 2016	14.12	17.65	21.18	10.59	7.06
February 28, 2017	14.54	18.18	21.81	10.91	7.27
April 28, 2017	14.44	18.05	21.66	10.83	7.22
June 30, 2017	14.36	17.95	21.54	10.77	7.18
September 29, 2017	14.43	18.04	21.65	10.82	7.22

Sugar prices simulation (US$/Ton) March 31, 2014
		Scenario
Maturity	Balance sheet date	25%	50%	-25%	-50%
April 30, 2014	17.77	22.21	26.66	13.33	8.89
June 30, 2014	18.13	22.66	27.20	13.60	9.07
September 30, 2014	18.55	23.19	27.83	13.91	9.28
February 28, 2015	19.17	23.96	28.76	14.38	9.59
April 30, 2015	19.00	23.75	28.50	14.25	9.50
June 30, 2015	18.74	23.43	28.11	14.06	9.37
September 30, 2015	18.79	23.49	28.19	14.09	9.40
February 28, 2016	19.04	23.80	28.56	14.28	9.52
April 30, 2016	18.96	23.70	28.44	14.22	9.48
June 30, 2016	18.91	23.64	28.37	14.18	9.46
September 30, 2016	19.03	23.79	28.55	14.27	9.52

The following is the sensitivity exhibited on the change in the fair value of the Company’s financial derivatives and its subsidiaries in the probable, possible and remote scenarios:

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

			Impacts in results(*)
			As at March 31, 2015
Price risk	Risk factor	Probable scenario	Scenario + (25%)	Fair value balance	Scenario + (50%)	Fair value balance
Derivatives of products
Futures contracts:
Purchase and sales commitments	Increase of sugar price	383,204	(314,349)	68,855	(628,698)	(245,494)
Purchase and sales commitments	Increase of hydrated ethanol price	26,110	(54,391)	(28,279)	(108,782)	(82,670)
		409,314	(368,740)	40,576	(737,480)	(328,164)
Exchange rate risk
Derivatives of exchange rate
Futures contracts:
Purchase and sales commitment	R$/USD exchange rate decrease	(2,558)	(166,360)	(168,918)	(332,720)	(335,278)
Forward contracts:
Purchase and sales commitment	R$/USD exchange rate decrease	134,478	(311,555)	(177,077)	(623,110)	(488,632)
Exchange rate lock-in:
Purchase and sales commitment	R$/USD exchange rate decrease	1,191	(4,341)	(3,150)	(8,682)	(7,491)
Exchange rate swap
Purchase and sales commitments	R$/USD exchange rate decrease	256,170	(531,127)	(274,957)	(1,062,254)	(806,084)

Interest rate risk		389,281	(1,013,383)	(624,102)	(2,026,766)	(1,637,485)
Swap contracts, exchange rate lock-in and NDF	Decrease of interest curve	(4,321)	(46,454)	(50,775)	(92,908)	(97,229)

(*) Projected results to occur up to 12 months from March 31, 2015.

		Impacts in results(*)
		As at March 31, 2014
Price risk	Risk factor	Probable scenario	Scenario + (25%)	Fair value balance	Scenario + (50%)	Fair value balance
Derivatives of products
Futures contracts:
Purchase and sales commitments	Increase of sugar price	(13,857)	(382,580)	(396,437)	(765,160)	(779,017)
Purchase and sales commitments	Decrease of hydrated ethanol price	1,804	(35,737)	(37,541)	(71,474)	(73,278)
		(12,053)	(418,317)	(433,978)	(836,634)	(852,295)
Exchange rate risk
Derivatives of exchange rate
Futures contracts:
Purchase and sales commitment	R$/USD exchange rate increase	705	75,911	76,616	151,822	152,527
Forward Contracts:
Purchase and sales commitment	R$/USD exchange rate increase	42,310	(11,770)	30,540	(23,540)	18,770
Exchange rate lock-in:
Purchase and sales commitment	R$/USD exchange rate increase	21,106	(65,000)	(43,893)	(130,000)	(108,893)
Exchange rate swap
Purchase and sales commitments	R$/USD exchange rate increase	(23,595)	(213,697)	(237,292)	(427,394)	(450,988)
		40,526	(214,556)	(174,029)	(429,112)	(388,584)

Interest rate risk
Swap contracts, Exchange rate lock-in and NDF	Decrease of LIBOR curve	(5,056)	(10,108)	(15,164)	(20,216)	(25,272)

(*) Projected results to occur in up to 12 months as from March 31, 2014.

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Additionally, the Company and its subsidiaries made two simulations involving appreciations and depreciations of exchange rates (R$/US$) by +/- 25% (possible) and +/- 50% (remote) and the impacts on its assets and liabilities pegged to the US dollar.

	Exchange rate simulation (R$/US$)
		Scenarios
	Balance sheet date	+25%	+50%	-25%	-50%
March 31, 2015	3.2080	4.0100	4.8120	2.4060	1.6040
March 31, 2014	2.2630	2.8288	3.3945	1.6973	1.1315

The probable scenario takes into consideration the position as at March 31, 2015. The effects of possible and remote scenarios would be recorded in consolidated income as exchange variation gain (loss) and foreign exchange are as follow:

		Exchange variation effect
		Scenarios
Foreign exchange exposure, net March 31, 2015		+25%	+50%	-25%	-50%
Cash and cash equivalents (Note 3)	403,799	100,950	201,900	(100,950)	(201,900)
Restricted cash	30,651	7,663	15,326	(7,663)	(15,326)
Trade notes receivable abroad (Note 5)	129,471	32,368	64,736	(32,368)	(64,736)
Related parties (Note 10)	(450,282)	(112,571)	(225,141)	112,571	225,141
Loans and financing (Note 16)	(4,619,226)	(1,154,807)	(2,309,613)	1,154,807	2,309,613
	(4,505,587)	(1,126,397)	(2,252,792)	1,126,397	2,252,792

		Exchange variation effect
		Scenarios
Foreign exchange exposure, net March 31, 2014		+25%	+50%	-25%	-50%
Cash and cash equivalents (Note 3)	142,296	35,575	71,146	(35,575)	(71,146)
Restricted cash	118,889	29,725	59,445	(29,725)	(59,445)
Trade notes receivable abroad (Note 5)	162,557	40,643	81,279	(40,643)	(81,279)
Related parties (Note 10)	496,027	124,018	248,014	(124,018)	(248,014)
Loans and financing (Note 16)	(3,128,269)	(782,136)	(1,564,135)	782,136	1,564,135
	(2,208,500)	(552,173)	(1,104,249)	552,173	1,104,249

The Company simulated floating interest rates on borrowings and financing and income from investments linked to the CDI rate involving an appreciation and depreciation by 25% and 50%. as follows:

		March 31, 2015
		Interest rate sensitivity
		Probable scenario	Scenario (+/-25%)	Scenario (+/-50%)
Financial investments	Decrease	402,767	302,075	201,384
	Increase	402,767	503,459	604,151
Loans and financing	Decrease	(506,722)	(380,042)	(253,361)
	Increase	(506,722)	(633,403)	(760,084)

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Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

		March 31, 2014
		Interest rate sensitivity
		Probable scenario	Scenario (+/-25%)	Scenario (+/-50%)
Financial investments	Decrease	138,784	104,088	69,392
	Increase	138,784	173,480	208,176
Loans and financing	Decrease	(425,590)	(319,193)	(212,795)
	Increase	(425,590)	(531,988)	(638,385)

l)	Capital management

The Company's goal, when managing its capital structure, is to ensure that it will continue as a going concern and be able to finance investment opportunities, by keeping a healthy credit profile and offering an appropriate return to its shareholders.

The Company has relationships with the main national and international financial institutions. As off March 31, 2015, Fitch Ratings, Moody's and Standard and Poor's assigned the Company the credit ratings "AAA (bra)", "Aaa.br" and "brAAA", respectively, in their local rating tables.

The financial leverage ratios as at March 31, 2015 and 2014, were as follows:

	2015	2014
Third-party capital
Loans and financing (Note 16)	10,425,643	7,633,519
(-) Cash and cash equivalents (Note 3)	(3,795,287)	(1,771,015)
(-) Financial investments related to financing (Note 4.1)	(45,829)	(71,088)
(-) CTNs (Note 9.2)	(501,794)	(434,366)
	6,082,733	5,357,050
Equity
Shareholder's equity:
Attributable to parent company's shareholders	6,775,209	6,644,509
	6,775,209	6,644,509
Total capital	12,857,942	12,001,559
Financial leverage ratios	47%	45%

The increase in the Company’s leverage ratios was influenced by new loans and borrowings raised during the year ended March 31, 2015, mainly the syndicated loan arrangements, CRA, ACCs and BNDES (Note 16). This increase is in line with the Company’s strategy of investing in industrial equipment and in biological assets, as well as maintaining adequate cash balances.

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

28.	Retirement supplementation plan

a)	Pension fund

Defined contribution

Beginning on June 1, 2011, the Company started to sponsor the Raiz Benefits Plan, managed by Raízprev - Entidade de Previdência Privada, which is a not-for-profit private supplementary pension entity.

The entity has administrative and financial autonomy and is engaged in managing and implementing social security benefit plans, as set out in the Benefit Plan Rules , whose sponsors are the following companies:

•	Raízen Tarumã Ltda.

•	Raízen Caarapó Açúcar e Álcool Ltda.

•	Raízen Centroeste Açúcar e Álcool Ltda.

•	Raízen Paraguaçú Ltda.

•	Raízen Araraquara Açúcar e Álcool Ltda.

•	Raízen Energia S.A.

•	Bioenergia Jatai Ltda

•	Bioenergia Costa Pinto Ltda

•	Bioenergia Serra Ltda

•	Bioenergia Maracai Ltda

•	Bioenergia Univalem Ltda

•	Bioenergia Tarumã Ltda

•	Bioenergia Gasa Ltda

•	Bioenergia Rafard Ltda

•	Bioenergia Araraquara Ltda

•	Bioenergia Caarapó Ltda

•	Bioenergia Barra Ltda

•	Fundação Raízen

•	Raízen Combustíveis S.A. and its subsidiaries

In the year ended March 31, 2015, the amount of contributions recognized as expense was R$11,631 (R$ 8,584 in 2014).

b)	Profit sharing

The Company recognizes a profit sharing liability and expense based on a methodology that takes into account goals already defined to the employees. The Company recognizes a provision when there is a contractual obligation or when there was a previous practice which created a constructive obligation.

29.	Insurance

The Company and its subsidiaries have an insurance and risk management program that provides coverage and protection compatible with its assets and operations.

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

The insurance coverage taken is based on a strict risk and loss study conducted by local insurance advisors, and the insurance taken is considered by Management as sufficient to cover probable losses that may arise, based on the nature of the Company’s activities. The details are as follows:

		March 31,2015
Asset covered	Coverage	Insured Amount	Amount of coverage

Inventories and property, plant and equipment	Fire, lightning, explosion, windstorm, breakdown of machinery, loss of profit and other.	12,341,163	6,575,749
National transport	Maritime risk shipper loads	24,000	24,000
General civil liability for directors and officers	Third party complaints	Not aplicable	240,000
Total		12,365,163	6,839,749

The risk provisions adopted are not part of the scope of financial statement auditing. Consequently, they were not examined by the Company’s independent auditors.

30.	Internal reorganization and business combinations

1) Transactions occurring during the year ended on March 31, 2015

i) Restructuring of cogeneration business activities

As mentioned in Note 1, during the year ended March 31, 2015, the Company and its subsidiaries underwent a corporate restructuring in which 11 new companies were created in June 2nd 2014. These companies are holders of permits for exploration of thermoelectric companies (“TPSs”). The Company and its subsidiaries also carried out a capital increase in its net assets at book value on the energy cogeneration activities in 10 of these new companies. This corporate restructuring has no impact on the consolidated financial statement.

ii) Purchase of Cerrado Açúcar e Álcool S.A. (“Cerrado”)

On December 17, 2013, Raízen Energia acquired all the shares of Cerrado for R$ 48,903, paid in cash resulting in a preliminary goodwill of R$ 33,663 recorded in the Company’s consolidated financial statements as of March 31, 2014. This acquisition was made to increase the supply of sugar cane and expected synergies arising from the Company's existing operations.

During the year ended March 31, 2015, the allocation of the purchase price was concluded by the Company’s management, based on the fair value of assets acquired and liabilities assumed, as follows:

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

Description	Total

Biological assets	15,240
(-) Consideration transferred, net of cash received	48,903

Preliminary goodwill	33,663

Leases (Note 14)	4,184
Partnership contracts (Note 14)	8,119
Supply contracts (Note 14)	3,230
Deferred taxes on appreciation of assets (Note 18.c)	(6,530)
9,003
Goodwill	24,660

The fair value of the assets acquired and liabilities assumed is categorized within level 3.

2) Transactions occurring during the year ended on March 31, 2014

2.1) Business combination

i)	Costa Rica Canavieira Ltda. ("Costa Rica")

On June 28, 2012, Raízen Energia acquired all the shares of Costa Rica, for R$115,000, as follows: i) R$100,000 paid in cash, and ii) conditional payment of up to R$15,000, dependent on the fulfillment of specified terms of the agreement. This acquisition was made to increase the supply of sugarcane and to achieve synergies in existing Company operations.

On July 6, 2012, the Company paid R$8,435 to settle the conditional payment. Thus, upon completion of the transaction, the amount paid for the acquisition of Costa Rica totaled R$108,435.

During the year ended March 31, 2014, the purchase price allocation was concluded, based on the fair value of assets acquired and liabilities assumed, as follows:

Total

Biological assets	20,827
Lease agreements for land	9,375
Supply contracts for cane	20,847
Deferred taxes on appreciation of assets	(17,357)
33,692
Consideration transferred, net of cash received	108,434
Preliminary goodwill	74,742
Net effect of the sale of contractual rights of leases of land (i)	(17,573)
Final goodwill	57,169

(i)                  On September 26, 2012, Raízen Energia sold to São Martinho S.A. the rights of certain agricultural contracts acquired through the business combination with Costa Rica, for R$ 19,730.

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RAÍZEN ENERGIA S.A.

Notes to consolidated financial statements
Years ended March 31, 2015, 2014 and 2013

(In thousands of Brazilian Reais, unless otherwise indicated)

The main differences between the preliminary and final goodwill are presented below:

Description	Total

Biological assets	20,827
Land leasing agreements	9,375
Partnership agricultural agreements (i)	19,730
49,932
Consideration transferred, net of cash acquired	108,434
Preliminary goodwill	58,502
Sugarcane supply agreements	(1,117)
Deferred taxes on appreciation of assets	17,357
Net effect of the sale of contractual rights of leases of land	(17,573)
Final goodwill	57,169

The fair value of the assets acquired and liabilities assumed is categorized within level 3.

31.	Subsequent events

Fire in the Santos Liquids Terminal

On April 2, 2015, a fire broke out at the Terminal Intermodal de Santos (“TIS”), facility operated by Ultracargo - Operações Logísticas e Participações Ltda. (“Ultracargo”), which reached partially assets belonging to Terminal de Exportação de Álcool de Santos Ltda. (“TEAS”). The TEAS is a company controlled by Raizen Energia SA. On March 31, 2015, TEAS had assets in the amount of R$ 59 million. The contractual relationship between the TEAS and Ultracargo covers risks to which the TEAS is exposed. The causes and accident damage are under investigation.

Issuance of Agricultural Receivable Certificates (CRAs)

According to the notice about the Closing of Public Offering of 1st Series of the 14th Issue of Gaia Agro Securitizadora, published on June 18, 2015, RESA concluded the issue of CRAs for funding the amount of R$ 675 million maturing in June 2021, considering the full exercise of Greenshoe (20%), pursuant to Article 14, paragraph 2 of CVM Instruction 400 and full exercise of Hot Issue (15%), in accordance with Article 24 of CVM Instruction No. 400. The financial settlement occurred on June 16, 2015.

* * *

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